UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.                )
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Edwards Lifesciences Corporation

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Edwards Lifesciences Corporation

2025 Notice of Annual Meeting and Proxy Statement

Edwards

Edwards Lifesciences Corporation One Edwards Way Irvine, California 92614 Phone: 949.250.2500 www.edwards.com
Joint Message from Our Independent Chair and Chief Executive Officer

March 26, 2025

Dear Fellow Stockholders:

On behalf of the Edwards Board of Directors, it is our pleasure to invite you to attend our 2025 Annual Meeting of Stockholders.

We had a strong 2024 as we took strategic steps to advance Edwards' leadership in structural heart innovation. This past year was marked by significant milestones within our three product groups: Transcatheter Aortic Valve Replacement (TAVR), Transcatheter Mitral and Tricuspid Therapies (TMTT) and Surgical Structural Heart. TAVR growth was reinforced by our leading SAPIEN technology and the EARLY TAVR data. TMTT's contribution was accelerated by PASCAL and EVOQUE, and our Surgical business continued its long-term performance. Also, in 2024, we sold our Critical Care product group, allowing us to sharpen our strategic focus, invest in our business and return capital to stockholders through share repurchases. We completed acquisitions in therapeutic areas that reflect our commitment to advancing patient care.

As we have sharpened our commitment on structural heart, we have ensured that our Board possesses the knowledge, experience and expertise necessary to enable our patient-focused innovation strategy and promote long-term stockholder value creation. In 2024, we welcomed Leslie Davis, President and CEO of the University of Pittsburgh Medical Center, who brings extensive healthcare experience, and David Feinberg, Chairman of Oracle Health, Inc., who has a strong background in health system and health information technology services management.

Leslie and David each bring three decades of leadership experience in relevant industries, complementing our existing directors’ backgrounds. Our Board’s ongoing refreshment ensures that we incorporate diverse perspectives while maintaining the institutional knowledge and expertise that has allowed Edwards to deliver exceptional results for nearly 25 years.

As we look ahead into 2025 and beyond, with the dedication of our almost 16,000 employees and their unwavering commitment to patients and sustainable long-term growth, we remain focused on delivering life-changing structural heart innovations for those who need it most. We will accomplish this through our TAVR, TMTT and Surgical businesses, as well as emerging opportunities with the expansion of our portfolio into new therapeutic areas: structural heart failure, aortic regurgitation, and the development of next-generation technologies such as SAPIEN M3.

On behalf of the Board, the executive team, and all of our employees, thank you for your continued support of Edwards and structural heart patients around the world.

Sincerely,

Nicholas J. Valeriani Chairman of the Board	Bernard J. Zovighian Chief Executive Officer

EDWARDS LIFESCIENCES CORPORATION
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location	Record Date
May 8, 2025	Virtual	March 11, 2025
10:00 a.m. PT
A live webcast of the Annual Meeting will be available at www.proxydocs.com/EW.
You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on the following page for additional information.

Matters to be voted on at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”)
1.    Election of nine director nominees named in the attached Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified
2.    Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement
3.    Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025
4.    Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the U.S. ESPP by 4,200,000 Shares
5.    Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the International ESPP by 1,460,000 Shares
6.    Other business as may properly come before the Annual Meeting, and any postponement or adjournment of the Annual Meeting
The Proxy Statement accompanying this notice describes each of the items of business in more detail.
Record Date: If you were a holder of record of the common stock of Edwards Lifesciences Corporation at the close of business on March 11, 2025, you are entitled to notice of, and to vote at, the Annual Meeting.
Your vote is very important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting, whether or not you expect to attend the Annual Meeting.

How to Vote Your Shares

By Internet Go to www.proxypush.com/EW and follow the instructions	By Telephone Call 1-866-892-1604 and follow the instructions

By Mail Complete, sign, date, and return your proxy card or voting instruction form in the envelope provided	In Person (Virtual) Attend our Annual Meeting, which will be conducted virtually, via live webcast, and vote online; see “Virtual Annual Meeting” for more information
By Order of the Board of Directors,

Linda J. Park
Senior Vice President, Associate General Counsel,
Corporate Secretary and Corporate Impact Lead
March 26, 2025

Important notice regarding the availability of proxy materials for our
2025 Annual Meeting of Stockholders to be held on May 8, 2025
Our Proxy Statement and 2024 Annual Report are available at www.proxydocs.com/EW.
Edwards Lifesciences Corporation  ◾   One Edwards Way, Irvine, CA 92614  ◾   www.edwards.com

VIRTUAL ANNUAL MEETING

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as attending an in-person meeting. We believe that the changed format will also enhance stockholder access and encourage participation and communication with our Board of Directors and management while also increasing efficiencies in our process. A replay and a transcript of the entire Annual Meeting will be made available at http://ir.edwards.com.

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING
•Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 11, 2025, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

•In order to attend the Annual Meeting, you must register in advance of the meeting at www.proxydocs.com/EW. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

•As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to enter your uniquely assigned control number at www.proxydocs.com/EW as part of the registration process.

•If you were a stockholder as of the close of business on March 11, 2025, the record date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log onto the online virtual annual meeting platform.

•On the day of the Annual Meeting, Thursday, May 8, 2025, stockholders may begin to log onto the virtual-only Annual Meeting beginning at 9:50 a.m. local (Pacific) time, and the Annual Meeting will begin promptly at 10:00 a.m. local (Pacific) time. Please allow ample time for online login.

•We will have technicians ready to assist you with any technical difficulties you may have while accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instruction email.

QUESTIONS AT THE VIRTUAL ANNUAL MEETING
•Stockholders of record and beneficial owners as of the close of business on March 11, 2025, the record date, will have the ability to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

•We will respond to as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and addressed on our website following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this Proxy Statement to be covered by the safe harbor provisions of such Acts. Statements other than statements of historical or current fact in this Proxy Statement or referred to or incorporated by reference into this Proxy Statement are “forward-looking statements” for purposes of these safe harbor provisions. These statements can sometimes be identified by the use of the forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” or other forms of these words, or similar words or expressions or the negatives thereof. Statements regarding past performance, efforts or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results; these statements can be identified by the use of words such as “preliminary,” “initial,” "potential," "possible," “diligence,” “industry-leading,” “compliant,” “indications,” “early feedback” or other forms of these words or similar words or expressions or the negatives thereof. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained in this Proxy Statement. These risks and uncertainties include, but are not limited to, our ability to realize the anticipated benefits of the sale of our Critical Care product group; our ability to develop new products and avoid manufacturing and quality issues; risks or challenges related to integrating acquired businesses; clinical trial or commercial results or new product approvals and therapy adoption; the impact of domestic and global conditions; dependence on physicians, research institutions and hospital systems; competition in the markets in which we operate; our reliance on vendors, suppliers, and other third parties; damage, failure or interruption of our information technology systems; the impact of public health crises; consolidation in the healthcare industry; our ability to protect our intellectual property; our compliance with applicable regulations; our exposure to product liability claims; use of our products in unapproved circumstances; changes to reimbursement for our products; the impact of currency exchange rates; unanticipated actions by the United States Food and Drug Administration and other regulatory agencies; changes to tax laws; unexpected impacts or expenses of litigation or internal or government investigations and other risks detailed in Edwards’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our subsequent reports filed with the United States Securities and Exchange Commission, to which your attention is directed. These forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement, except as required by law. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections, except as required by law.

Edwards, Edwards Lifesciences, the stylized E logo, CLASP, CLASP II, EARLY TAVR, Edwards SAPIEN, Edwards SAPIEN 3, Edwards SAPIEN 3 Ultra, Endotronix, EVOQUE, PASCAL, PROGRESS, RESILIA, SAPIEN, SAPIEN 3, SAPIEN 3 Ultra, TRISCEND, and TRISCEND II are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

Website References

You may also access additional information about Edwards at https://ir.edwards.com/. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

WHO WE ARE

Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most.
OUR CREDO

At Edwards Lifesciences, we are dedicated to providing innovative solutions for people fighting cardiovascular disease.

Through our actions, we will become trusted partners with customers, colleagues, and patients — creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees, and shareholders.

We will celebrate our successes, thrive on discovery, and continually expand our boundaries. We will act boldly, decisively, and with determination on behalf of people fighting cardiovascular disease.
PROXY SUMMARY
This summary contains highlights about Edwards Lifesciences Corporation and its upcoming 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement prior to voting.
2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location	Record Date

May 8, 2025	Virtual	March 11, 2025

10:00 a.m. PT
A live webcast of the Annual Meeting will be available at www.proxydocs.com/EW.

You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” for additional information.
If you were a holder of record of the common stock of Edwards at the close of business on March 11, 2025, you are entitled to notice of, and to vote at, the Annual Meeting.
STOCKHOLDER VOTING MATTERS
The stockholders will be asked to vote on the following matters at the 2025 Annual Meeting:

Board’s Voting Recommendation
Proposal 1:	Election of Directors	✓ FOR each nominee
Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation	✓ FOR
Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	✓ FOR
Proposal 4:
Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the U.S. ESPP by 4,200,000 Shares
✓ FOR
Proposal 5:
Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the International ESPP by 1,460,000 Shares
✓ FOR

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement i

BOARD OF DIRECTOR NOMINEES

Our Board of Directors (our “Board”) has selected the following nine persons as its nominees for election for a one-year term to our Board at the Annual Meeting. The following chart provides key information on each of our director nominees as of the date of this Proxy Statement. Except for David T. Feinberg, MD, who was appointed to the Board on July 10, 2024, each director nominee was elected as a director at our annual meeting of stockholders held on May 7, 2024, to hold office until the Annual Meeting.

				Committee Memberships

Name	Age	Director Since	Independent	Audit Committee*	Compensation and Governance Committee	Other Public Company Boards
Leslie C. Davis CEO and President, University of Pittsburgh Medical Center ("UPMC")	66	2024	Yes		¢	0
David T. Feinberg, MD Chairman, Oracle Health, Inc. ("Oracle Health")	63	2024	Yes	¢		1
Kieran T. Gallahue Former Chairman and CEO, CareFusion Corporation	61	2015	Yes	¢		1
Leslie S. Heisz Former Managing Director, Lazard Frères & Co	64	2016	Yes	C		2
Paul A. LaViolette CEO, Pulse Biosciences, Inc., Managing Partner and COO, SV Health Investors LLC	67	2020	Yes		C	1
Steven R. Loranger Former Chairman, President and CEO ITT Corporation	73	2016	Yes		¢	0
Ramona Sequeira President of the U.S. Business Unit and Global Portfolio Commercialization, Takeda Pharmaceuticals Company	59	2020	Yes	¢		0
Nicholas J. Valeriani Former CEO, Gary and Mary West Health Institute Former EVP, Johnson & Johnson	68	2014	Yes		¢	0
Bernard J. Zovighian Chief Executive Officer, Edwards Lifesciences Corporation	57	2023	No			0
*    Each member of our Audit Committee is an audit committee financial expert
C    Chairperson
■    Member

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement ii

DIRECTOR DEMOGRAPHICS

Our Board strives to maintain an independent, balanced and diverse group of directors. Our director nominees are:

DIRECTOR SKILLS AND QUALIFICATIONS

Our Company is overseen by directors with a unique range of qualifications and skills that we believe collectively possess the expertise to effectively oversee management, address our evolving needs and represent the best interests of Edwards' stockholders. For more information on each individual director's qualifications, skills, and experience, please see the directors' biographies in the "Proposal 1 - Election of Directors" section of this Proxy Statement.

Range of Qualifications and Skills Represented by Our Directors
Medical Technology Industry Experience	International Executive Experience	Corporate Governance

Regulatory and Compliance	Executive Leadership	Operations Management

Innovation and Technology	Risk Management	Risk Oversight

Finance and Financial Industry	Human Capital Management and Resources	Financial Reporting
IT/Digital; Data Privacy and Cybersecurity	Corporate Strategy and Development	Corporate Impact and Corporate Responsibility

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement iii

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to sound corporate governance practices and hold ourselves accountable to our stockholders. Our corporate governance practices are summarized below.

☑ WHAT WE DO
✓	Independent Board, all but our Chief Executive Officer ("CEO")
✓	Special stockholders’ meetings can be called by stockholders owning at least 15% of our outstanding shares, which is a lower threshold than the threshold adopted by the majority of S&P 500 companies
✓
Proxy access right to permit a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least 3 years, to nominate up to the greater of 2 directors or 20% of our Board for inclusion in our annual meeting proxy statement

✓	All directors are elected annually for one-year terms
✓	Ongoing Board refreshment and director education program aligned with corporate strategy
✓	Majority vote standard in uncontested elections, with director resignation policy
✓	Commitment to broad Board capabilities and experience
✓	Executive session of independent directors held at each regularly scheduled Board and committee meeting
✓	Retirement age policy for directors to facilitate periodic board refreshment
✓	Annual Board and committee self-evaluations and peer reviews
✓
Stock ownership guidelines for nonemployee directors, who are expected to own Edwards stock equal to $550,000 and hold 50% of net shares received upon vesting or exercise of equity awards until Board service ends

✓	Senior management succession planning regularly considered at scheduled Board meetings
✓	Proactive stockholder outreach and engagement
✓	Robust code of ethics in our Global Business Practice Standards
✓	Active Board oversight of enterprise risks and risk management
✓	Robust corporate impact* disclosure
✓	Clawback policy for incentive-based compensation
 * Our sustainability program was rebranded as our "corporate impact" program in 2023. For information on our corporate impact program, please see the "Corporate Impact" section in this Proxy Statement.

☒ WHAT WE DON’T DO
✗	No pledging or hedging of Edwards’ securities by members of our Board, Section 16 officers, and members of our executive leadership team
✗	No stockholder rights plan (“poison pill”)
✗	No supermajority voting provisions in our organizational documents

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement iv

ACTIVE STOCKHOLDER ENGAGEMENT PROGRAM

Edwards’ Board and management are committed to engaging with our stockholders and incorporating feedback from their decision-making processes. We believe building positive relationships with our stockholders is critical to our long-term success. Throughout the year, our CEO, CFO, and Senior Vice President of Investor Relations meet by phone and in-person with current and prospective stockholders to discuss Edwards’ strategy, business, and financial results. Our CFO, Corporate Secretary, Senior Vice President of Investor Relations and, at times, the Chair of our Compensation and Governance Committee, engage stockholders to solicit their views and feedback on issues that matter most to our stockholders, including, among other things, corporate governance, compensation, corporate impact, human capital management, succession planning, and other related matters. Stockholder feedback is shared with our Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and our Board, and provides additional transparency to our stockholders. Since our 2024 annual meeting of stockholders ("2024 Annual Meeting"), we contacted our top stockholders representing approximately 53% of our outstanding shares and engaged with stockholders representing approximately 34% of our outstanding shares. We value our relationships with our stockholders and believe that we strengthen our ability to lead our Company by constructively discussing our business and strategy.
Stockholder Outreach since 2024 Annual Meeting
Over time, we have amended our Charter and Bylaws to adopt various stockholder rights or taken other actions to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback
Right to Call Special Meetings
• Amended our Bylaws to permit stockholders to call a special meeting

• In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then-outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% with 3-year ownership and holding period duration thresholds
Lead Independent Director Responsibilities
• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director, which was held by an independent director up through the 2024 Annual Meeting when an independent director was appointed to serve as Chairman of the Board

Disclosure of EEO-1 Data	• Commenced disclosing our EEO-1 data and relevant infographics on our website
Declassified Board	• Amended our Charter to eliminate the classified board
No Supermajority Voting	• Amended our Charter to eliminate supermajority voting
Poison Pill	• Did not renew poison pill when it expired in March 2010
Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

CORPORATE IMPACT

At Edwards, our commitment to society and our stakeholders is demonstrated by our dedication to providing innovative solutions for patients with structural heart disease including those with unmet needs. Our purpose is expressed in the words of our Credo: “Through our actions, we will become trusted partners with customers, colleagues and patients—creating a community unified in its mission to improve the quality of life around the world. We believe our results will benefit customers, patients, employees, shareholders and society.” The Compensation and Governance Committee of our Board (the “Compensation and Governance Committee”) maintains formal oversight responsibilities for our Corporate Impact program, with regular discussions at meetings of the full Board. More details on our Corporate Impact program, approach, and performance can be found in our Corporate Impact Report posted on our website at www.edwards.com/impact-report.

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement v

EXECUTIVE COMPENSATION
Pay-for-Performance Philosophy.  Our Compensation and Governance Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied to the successful implementation of our long-term corporate strategy. Successfully managing our business in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our mission and deliver on our commitments. Our executive compensation program is described more fully in the "Compensation Discussion and Analysis" section of this Proxy Statement.

EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN
Financial Drivers	Create Meaningful Value by Transforming Patient Care			Market Drivers
ê		ê		ê
Revenue	Focus	Innovation	Leadership	Share Price
	Singular focus on the large unmet needs of structural heart and critically ill patients	Pioneer breakthrough technologies with compelling evidence	Lead groundbreaking standards of care through trusted relationships	Total Stockholder Return (Relative to a subset of the S&P Healthcare Equipment Select Industry Index)
Earnings Per Share

Cash Flow
Our Corporate Strategy is translated into Strategic Imperatives

Financial Results	2024 Key Operating Drivers ("KODs") measure execution against the following Strategic Imperatives		Performance Objectives	Equity Vehicles
•Evaluated relative to target goals	•Drive global access and adoption of Structural Heart Therapies
•Results weighted	•Lead the global expansion and drive Transcatheter Aortic Valve Replacement (“TAVR”) as the standard of care for Aortic Valve Failure		Assessed against individual objectives focused on financial measures and operational goals within a named executive officer's area of responsibility	•Stock Options
•Restricted Stock Units ("RSUs")
50% Revenue Growth
30% EPS	•Transform and lead the treatment of mitral and tricuspid valve disease			•Performance-Based RSUs ("PBRSUs")
20% Free Cash Flow
•Strengthen and expand global leadership in surgical heart valves and critical care

•Prioritize investments that fortify culture, strengthen leadership, and accelerate innovation

Annual Cash Incentive Compensation			Long-Term Equity Compensation
Determined by multiplying financial measure achievement by KOD achievement by achievement of individual Performance Objectives			50% Options
25% RSUs
25% PBRSUs

2024 Financial and Operating Performance. We were pleased with our strong 2024 financial performance with sales of $5.4 billion, up 9% year-over-year on an underlying basis. We invested more than $1 billion in research and development, achieved key milestones including the introduction of new structural heart technologies, and completed strategic acquisitions that will further augment our structural heart portfolio. We exited 2024 in a strong position with three important growth drivers: transcatheter aortic valve replacement (“TAVR"), Mitral and Tricuspid, and emerging opportunities of Structural Heart Failure and Aortic Regurgitation. We believe our foundation, fortified by our patient-focused culture, is more solid than ever and the strategic decisions we made in 2024 position us well for 2025 and beyond.

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement vi

Our highlights since January 1, 2024 include:
•    we received United States Food and Drug Administration ("FDA") approval and launched the EVOQUE tricuspid valve replacement system for the treatment of tricuspid regurgitation in the United States;
•we launched the Edwards SAPIEN 3 Ultra RESILIA valve in Europe;
•we announced results from the EARLY TAVR trial, the first randomized, controlled trial designed to study the best strategy for treating asymptomatic severe aortic stenosis ("AS") patients and demonstrate the benefits of early intervention with TAVR;
•we announced results from the TRISCEND II trial, a randomized pivotal trial designed to study the groundbreaking EVOQUE system which demonstrated superiority compared to medical therapy alone for the one-year primary endpoint;
•we completed enrollment in the CLASP II TR trial for the PASCAL tricuspid implant;
•we completed enrollment in PROGRESS, a pivotal trial studying the treatment of moderate AS patients;
•we sold our Critical Care product group to Becton, Dickinson and Company in an all-cash transaction for $4.2 billion. The sale will enable us to pursue expanded opportunities for TAVR, TMTT, and Surgical patients, as well as new investments in interventional heart failure technologies;
•we completed the acquisition of Endotronix, a leader in heart failure management solutions;
•we completed the acquisition of Innovalve Bio Medical Ltd., an early-stage transcatheter mitral valve replacement company; and
•we completed the acquisition of JC Medical, an early-stage company developing a TAVR technology for patients with aortic regurgitation.
Stock Performance.  As a general indicator of our pay-for-performance culture, our Compensation and Governance Committee considers how Edwards’ cumulative total return to stockholders (“TSR”) compares to both the S&P 500 Index and the S&P Healthcare Equipment Select Industry Index (the “SPSIHE”). The table below illustrates our 5-year cumulative TSR on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

300
200
100
0
12/19
12/20
12/21
12/22
12/23
12/24
Edwards Lifesciences
S&P 500
S&P 500 Health Care Equipment

*$100 invested at market close on December 31, 2019, in stock or index, including reinvestment of dividends. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement vii

2024 Annual Incentive Plan Outcomes and Long-Term Incentives.  The three measures used to evaluate financial achievement under our annual cash incentive plan were revenue growth, earnings per share ("EPS") and free cash flow, all computed on a non-GAAP basis. Our financial performance resulted in financial achievement at 80% of target under the cash incentive plan. In addition, our overall achievement of KODs for 2024 was 124%. Accordingly, our cash incentive plan for corporate employees funded at 99% of target. Final incentive amounts for the Named Executive Officers (“NEOs”) for 2024 also took into account each employee’s individual performance. The PBRSUs that vested in 2024 were based on Edwards’ TSR compared to that of companies in a subset of the S&P Health Care Equipment Select Industry Index (the “SPSIHE Subset”) as discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement. These PBRSUs were paid out in May 2024 at 117.11% of target, reflecting the relative performance of our stock over the three-year performance period.

Compensation Program Highlights.  Our Compensation and Governance Committee believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align executives with stockholder interests.

☑ WHAT WE DO
✓
Pay-for-Performance. Approximately 92% of the target total direct compensation of our CEO, and an average of 82% of the target total direct compensation of our other NEOs, was performance-based in 2024.

✓
Linkage Between Performance Measures and Strategic Imperatives. Performance measures for incentive compensation are linked to our Strategic Imperatives through achievement of KODs and are designed to create long-term stockholder value and hold executives accountable for both individual and Edwards’ performance.

✓	Performance-Based Equity. Our stock options and PBRSUs make up 75% of our long-term equity compensation. Our PBRSUs vest based on our relative TSR over a three-year period.
✓	Minimum Three-Year Vesting. Equity compensation is structured to vest over a minimum period of three years, subject to limited exceptions.
✓
Robust Executive Stock Ownership Guidelines with Holding Period Requirements. Executives are required to hold Edwards’ stock with a value not less than six-times salary for our CEO and three-times salary for each other NEO. Fifty percent of net shares received as equity compensation must be retained until the guideline has been met.

✓	Modest Perquisites. We provide modest perquisites and have a business rationale for the perquisites that we do provide.
✓
“Double Trigger” in the Event of a Change in Control. Severance benefits are paid and our equity compensation accelerates in connection with a change in control only upon a “double trigger” (meaning that in order for the benefits to be triggered, in addition to the occurrence of a change in control, the executive’s employment must be terminated or, in the case of equity acceleration, the awards terminated in connection with the transaction).

✓
Use of Tally Sheets. Our Compensation and Governance Committee annually reviews summaries of prior and potential future compensation levels (referred to as “tally sheets”) when making compensation decisions.

✓	Clawback Policy. We maintain a recoupment policy for incentive-based compensation.
✓	Independent Compensation Consultant. Our Compensation and Governance Committee engages a compensation consulting firm that provides us with no other services.

☒ WHAT WE DON’T DO
✗	No excise tax gross-ups for executive officers.
✗	No repricing or buyout of underwater stock options.
✗	No pledging or hedging of Edwards’ securities by members of our Board, Section 16 officers, and members of our executive leadership team.

We ALIGN executive compensation with the interests of our stockholders.	We DESIGN executive compensation programs to avoid excessive risk and foster long-term value creation.	We ADHERE to strong executive compensation and corporate governance practices.

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EDWARDS LIFESCIENCES CORPORATION

________________________________
PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
GENERAL MEETING AND VOTING INFORMATION
Our Board is soliciting your proxy for use at the Annual Meeting to be held at 10:00 a.m. PT, on Thursday, May 8, 2025, which will be conducted virtually, via live webcast.
Unless the context otherwise requires, references in this Proxy Statement to “Edwards,” “the Company,” “we,” “our,” “us,” and similar terms refer to Edwards Lifesciences Corporation, a Delaware corporation.
Important Notice Regarding the Availability of Proxy Materials
We are pleased to take advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including our 2024 Annual Report and this Proxy Statement (together, the “Proxy Materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials over the Internet and how to vote by proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2024 Annual Report are available at https://ir.edwards.com/financials/annual-reports-proxies/default.aspx.
The Notice and the Proxy Materials are first being made available to stockholders on or about March 26, 2025.
Voting Matters and the Recommendations of our Board
The following items of business are scheduled to be voted on at the Annual Meeting:

Board’s Voting Recommendation
Proposal 1.	Election of Directors	✓ FOR each nominee
Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	✓ FOR
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	✓ FOR
Proposal 4.
Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the U.S. ESPP by 4,200,000 Shares
✓ FOR
Proposal 5.
Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the International ESPP by 1,460,000 Shares
✓ FOR
Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Pursuant to our Bylaws, the chair of the Annual Meeting will determine whether any business proposed to be brought before the Annual Meeting has been properly presented. If the chair determines that the business was not properly brought before the Annual Meeting, the chair will declare at the Annual Meeting that such business was not properly brought and such business will not be transacted.
Record Date
Stockholders of record as of close of business on March 11, 2025 are entitled to attend and vote at the Annual Meeting.

Who Can Vote
You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the close of business on the record date, March 11, 2025. At the close of business on that date, 585,755,473 shares of our common

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stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.
How to Vote
You may hold Edwards’ shares in multiple accounts and therefore receive more than one set of the Proxy Materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the Proxy Materials.
Shares Held of Record.  If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)
You may also vote virtually while attending the meeting through www.proxydocs.com/EW. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting in advance of the meeting and provide the control number located on your Notice or proxy card. See “Virtual Annual Meeting” above following the Notice of 2025 Annual Meeting of Stockholders for further information.

Shares Held in Street Name.  If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote virtually during the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee, and you must register in advance of the meeting at www.proxydocs.com/EW.
Shares Held in Our Retirement Plans.  If you participate in the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan or the Edwards Lifesciences Technology SARL Retirement Savings Plan, you will receive a request for voting instructions with respect to the shares allocated to your plan account. You are entitled to direct the plan trustee how to vote your plan shares. If the plan trustee does not receive voting instructions for shares in your plan account, the shares attributable to your account will be voted in the same proportion as the allocated shares for which voting instructions have been received.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.
Deadline to Vote
If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. ET on May 7, 2025 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received by 11:59 p.m. ET on May 7, 2025.
If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares. If you hold shares in one of our retirement plans, please follow the instructions provided by the plan trustees. Please note that, to allow intermediaries time to collect and submit vote results, the deadline to vote shares held in street name or in our retirement plans is typically a few days earlier than the deadline for stockholders of record.
Appointment of Proxies
Our Board has appointed Bernard J. Zovighian and Nicholas J. Valeriani to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy, but do not indicate how you want your shares to be voted on one or more items, your shares will be voted on such items in accordance with the recommendations of our Board, as set forth above under “Voting Matters and the Recommendations of our Board.” With respect to any other matter properly presented at the Annual Meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.
Revocation of Your Proxy
If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions) or by entering a new vote by telephone or the Internet in the manner described above under “How to Vote,” or

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by attending the Annual Meeting and voting during the Annual Meeting virtually. Attendance at the Annual Meeting will not revoke an earlier submitted proxy unless you so specifically request. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by participating in the Annual Meeting virtually.
Any change to your proxy or voting instructions must be submitted by the deadlines set forth above in "Deadline to Vote."
Broker Voting
Certain brokers holding shares of record for their customers are entitled to vote on certain routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm (Proposal 3), without instructions from their customers. However, these brokers are generally not entitled to vote on non-routine matters, including the election of directors, matters relating to equity compensation plans or executive compensation, and certain corporate governance proposals, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of PwC (Proposal 3). If you do not submit voting instructions and your broker votes your shares on Proposal 3 in its discretion, your shares will constitute “broker non-votes” on each of the other proposals.
 Quorum
The presence at the Annual Meeting, in person (virtually) or by proxy, of holders of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Shares represented at the Annual Meeting are counted toward a quorum even if the holder of such shares abstains from voting. Shares held through brokers are not counted toward a quorum unless the broker has authority to vote, and votes such shares, upon at least one matter at the Annual Meeting.
Vote Required on Proposals
The following summary describes the vote required to approve each of the proposals at the Annual Meeting:

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes

Proposal 1.	Election of Directors	• Majority of votes cast	• Abstentions and broker non-votes will not be counted as votes cast
Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against" • Broker non-votes will not be counted as shares entitled to vote on the proposal
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against" • Broker non-votes will not be counted as shares entitled to vote on the proposal

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Proposal 4.
Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the U.S. ESPP by 4,200,000 Shares
	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against" • Broker non-votes will not be counted as shares entitled to vote on the proposal
Proposal 5.
Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the International ESPP by 1,460,000 Shares
	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal

Proxy Solicitation Costs
Your proxy for the Annual Meeting is being solicited on behalf of our Board, and our Company will bear the cost of solicitation. At our expense, we will also request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons. In addition, we have retained Georgeson LLC (“Georgeson”) to assist with the distribution and solicitation of proxies for a fee of $20,500, plus expenses for these services. We also agreed to indemnify Georgeson against liabilities and expenses arising in connection with the proxy solicitation unless caused by Georgeson’s gross negligence or intentional misconduct. Georgeson and our officers, directors and regular employees may also solicit proxies by telephone, facsimile, e-mail and personal solicitation. We will not pay additional compensation to our officers, directors and regular employees for these activities.

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BOARD OF DIRECTORS MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
General.  Our Board has nominated the nine individuals below for election to our Board at the Annual Meeting, to serve a one-year term until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.

The Board appreciates the importance of having engaged and independent directors and seeks to maintain a Board with relevant complementary backgrounds and experiences aligned with our patient-focused innovation strategy. In this pursuit, the Board has developed a thoughtful process that allows the Board to evaluate its leadership structure and membership, and believes that its leadership structure and membership serve the best interests of the Company and its stockholders. This process includes regular discussions regarding Board members at Board meetings, the establishment of relevant Board criteria and qualifications for director nominees, our rigorous Board evaluation process, and the application of our Board retirement policy. Each of the elements of this process is described in more detail below. Each of the director nominees has consented to serve as a director, if elected. However, if any nominee becomes unable or unwilling for good cause to serve before the election, the proxy holders may vote the shares represented by proxy for any substitute nominee designated by our current Board to fill the vacancy. No arrangement or understanding exists between any nominee and any other person pursuant to which any nominee was or is to be selected as a director or nominee, and none of our directors has any family relationship with any other director or with any of our executive officers. More information regarding our Board, the committees of our Board, director independence, and related matters follows this Proposal 1.

Identification and Evaluation of Director Candidates. Our Compensation and Governance Committee maintains formal criteria for selecting director nominees who will best serve the interests of our Company and our stockholders. These criteria are described in more detail below under “Board Criteria and Qualifications Policy.” In addition to these requirements, our Compensation and Governance Committee also evaluates whether the candidate’s skills and experience are complementary to the existing Board members’ skills and experience, recognizing that our Board’s skills evolve in order to align with our Company’s strategy as well as emerging risks and opportunities. Some or all of the members of our Compensation and Governance Committee interview candidates that meet the criteria, and our Compensation and Governance Committee selects nominees that it believes best suit the needs of our Company and our Board. As a result of our Board’s thoughtful and deliberate process of refreshment, ten new directors have been added to our Board since 2014, including one new director in 2023 and two new directors in 2024. This process has involved the participation of all directors, taking advantage of their broad range of expertise and experience as part of the decision-making process.

Our Compensation and Governance Committee will consider qualified candidates for director nominees suggested by our Company’s stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Corporate Secretary of our Company at One Edwards Way, Irvine, California 92614. Submissions should include the information about the director candidate and the stockholder making the submission that would otherwise be required by Article I, Section 2(f) of our Bylaws if the stockholder was nominating the individual for election to our Board. Submissions received that include such information, and provided that the recommended candidate meets the criteria described below, are forwarded to our Compensation and Governance Committee for further review and consideration. Our Compensation and Governance Committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on our Board. Stockholders suggesting director candidates for consideration by our Board in connection with the next annual meeting of stockholders should provide their submission no earlier than January 8, 2026, and no later than February 7, 2026. Our Compensation and Governance Committee does not intend to evaluate candidates proposed by stockholders any differently from other candidates.

Board Refreshment Considerations and Leadership Structure. In connection with the 2024 Annual Meeting, Mike Mussallem, our long-time CEO and Chairman, and Martha Marsh, our Lead Independent Director, retired from the Board. In conjunction with Mr. Mussallem’s retirement, and as a result of our Board's rigorous and long-standing practice of considering Board succession planning matters at each regularly scheduled in-person Board meeting, which enables the Board to plan appropriately, Mr. Valeriani was nominated and appointed by the Board as the Chairman of the Board last year, effective at the 2024 Annual Meeting upon election by our stockholders. Mr. Valeriani is an independent director and has deep knowledge of our industry and the specific challenges and opportunities facing our Company. This, together

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with his ability to work well with other Board members and management and his professionalism, seasoned leadership and integrity, our Board, after almost one year under Mr. Valeriani's leadership, continues to believe he is uniquely positioned to lead our Board. As an independent chair, Mr. Valeriani has, among others, the following duties and responsibilities:

•presides at meetings of the Board (including executive sessions) and stockholders;
•has the authority to call meetings of the Board and of independent directors;
•serves as the liaison between the CEO and independent directors;
•establishes the agenda for each Board meeting and collaborates on the agenda for each Committee meeting; and

•is available, upon request, for direct consultation and communication with major stockholders.

Our CEO is Mr. Zovighian, who was appointed to his executive role in May 2023 and serves as an executive director on the Board. The Board believes that the Company is best served by Mr. Zovighian's focus on managing the Company, while utilizing Mr. Valeriani's experience to lead our Board. The Board believes that, at this time, separating the role of Chairman and CEO serves the best interests of our Company.

The Compensation and Governance Committee, with engaged involvement from the entire Board, maintains a robust board refreshment process and evaluates the Board's leadership structure in accordance with Edwards’ developing needs and circumstances. As part of the refreshment process, the Compensation and Governance Committee considers director candidates who are recommended by its members, other Board members, management, shareholders, and those identified by third-party search firms. These third-party search firms identify and evaluate potential candidates to be considered by the Board. After being recommended by a third party search firm and based on our formal criteria, the Compensation and Governance Committee recommended and the Board appointed David T. Feinberg, MD to the Board in July 2024, and the Board is pleased to nominate Dr. Feinberg for re-election at our 2025 Annual Meeting. Dr. Feinberg brings almost three decades of experience in health system and health information technology services management. He served as Vice President of Google Health and was also the President and CEO at Geisinger Health and UCLA Health. Dr. Feinberg has already contributed invaluable healthcare, operations, health technology and innovation experience that has complemented the skills and experience of existing Board members.
Board Criteria and Qualifications Policy.  Our Board, led by our Compensation and Governance Committee, is responsible for identifying, assessing and, ultimately, recommending to the stockholders individuals qualified to serve as directors of our Company. We believe that diverse backgrounds and experience strengthen Board performance and promote long-term stockholder value creation. Pursuant to membership criteria specified in our Compensation and Governance Committee charter, we seek a Board with a mix of backgrounds among its members as determined by the Board in its business judgment, which may include diversity of experience, training and skills or other factors as our Board determines appropriate.
Our Compensation and Governance Committee considers diverse candidates consistent with the written membership criteria and our Company’s non-discrimination policies. In evaluating potential candidates, our Compensation and Governance Committee also considers personal characteristics, such as:
•    intelligence, honesty, perceptiveness, good judgment, maturity, and responsibility;
•    high ethics and standards, integrity, and fairness;
•    a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business or governmental or educational organization; and
•    ability to form independent opinions and the willingness to state them in a constructive manner.

Of significant importance, our Compensation and Governance Committee and our Board seek individuals who are compatible and able to work well with other directors and executives and who are able and willing to spend the time required to function effectively as a director. The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and potential nominees by our Compensation and Governance Committee and our Board, with a discussion of Board succession planning held at regularly scheduled meetings of our Board and certain specially called meetings. These discussions have included reviews of current director skills in the context of the collective mix of skills of our other directors and the evolving needs of the Company, and consideration of each director’s retirement horizon, as well as our Board’s self-evaluation and peer evaluation processes, as described below under “Board Evaluations.” Based upon these activities and its review of the current composition of our Board, our Compensation and

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Governance Committee and our Board believe that the nominating criteria have been satisfied and its director nominees represent diverse backgrounds and experience that are aligned with our Company’s strategy, including financial, industrial, entrepreneurial and international experience. After thorough consideration of all relevant factors, our Board is committed to selecting and nominating the most qualified individuals who will serve the best interests of the Company and its stockholders.
Our director nominees are:

The table below highlights the diverse range of qualifications and skills of the director nominees collectively that, among other factors, led the Board to recommend these nominees for election to the Board. For more information on each individual director's qualifications, skills, and experience, please see the directors' biographies in the "Board of Director Nominees" section of this Proxy Statement.

Range of Qualifications and Skills Represented by Our Directors
Medical Technology Industry Experience	International Executive Experience	Corporate Governance
Regulatory and Compliance	Executive Leadership	Operations Management
Innovation and Technology	Risk Management	Risk Oversight
Finance and Financial Industry	Human Capital Management and Resources	Financial Reporting
IT/ Digital; Data Privacy and Cybersecurity	Corporate Strategy and Development	Corporate Impact and Corporate Responsibility

Board Evaluations.  Our Board carefully considers the balance and breadth of skills, experience, and expertise of its members as part of its robust director evaluation and Board refreshment process. Even though our Compensation and Governance Committee makes recommendations to our Board regarding candidates for election as directors of our Company, all members of our Board are very engaged in the process of, and discussions regarding, refreshment.

Our Board conducts an annual Board and Committee self-evaluation every July or August, soliciting each director’s views on, among other things, Board and Committee performance and effectiveness, size, composition, agenda, processes and schedule. In addition, our directors conduct annual peer evaluations focusing on each individual director’s personal interactions and skills. This is a robust process that culminates in one-on-one meetings during which peer feedback is provided to each director by the General Counsel. Our Board views the self- and peer-evaluation processes as an integral part of its commitment to cultivating excellence and best practices in its performance.

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Time Commitments.  Further, a Board member must inform the Chairman of our Board before accepting a position on another public company’s board of directors. In addition to confirming there are no conflicts of interest with the internal legal and compliance functions, the Chairman discusses with the other members of our Board whether there would be any reason for the Board member not to accept the position. Our Board considers, among other things, the engagement of such Board member on our Board and the Board member's other time commitments and reviews the aforementioned Board evaluations and peer reviews. In light of how critical a Board member’s focused engagement and time commitment is to the director’s ability to contribute and add value to our Company’s business and strategy, this process is intentionally comprehensive and rigorous.
Board Retirement Policy.  As set forth in our Corporate Governance Guidelines, our Board has adopted a retirement policy that no director shall stand for election to our Board after reaching the age of 75, except in special circumstances specifically approved by our Board.

Our Board strives to maintain a highly independent, balanced, and diverse group of directors that collectively possesses the expertise to provide proper oversight.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTOR NOMINEES
Our Board has nominated the following nine individuals for election to our Board at the 2025 Annual Meeting.

Bernard J. Zovighian CEO, Edwards Lifesciences Corporation Age: 57 Director Since: 2023	Edwards Board Role: Director

Select Professional Experience and Highlights:
• Edwards Lifesciences Corporation, since 2015
– Chief Executive Officer, since 2023
– President, from January 2023 to May 2023
– Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies (TMTT), from 2018 to 2023
– Vice President then Corporate Vice President, Surgical Structural Heart, from 2015 to 2018
• Johnson & Johnson, a global healthcare products company
– Held a variety of roles with increasing levels of responsibility for nearly 20 years, including worldwide President of one of the company's divisions

Select Skills and Qualifications:
With a career spanning three decades in medical technology, Mr. Zovighian has led global businesses across two world-class companies during which time he lived and led teams in several countries. Mr. Zovighian blends a global mindset and a team-based approach to leadership with strengths in strategy development, innovation and adoption of disruptive technologies that elevate the standard of care, and establishment of trusted partnerships.

Mr. Zovighian joined Edwards Lifesciences in January 2015 as vice president and general manager of the Surgical Structural Heart business, and he later served as corporate vice president of the surgical business from 2016 until he became corporate vice president responsible for the company’s Transcatheter Mitral and Tricuspid Therapies (TMTT) business in January 2018. Mr. Zovighian established a global organization focused on developing a portfolio of therapies designed to change the standard of care for mitral and tricuspid patients. Prior to joining Edwards, Mr. Zovighian held roles with increasing levels of responsibility at Johnson & Johnson for nearly 20 years, including worldwide president of one of the company’s divisions. Mr. Zovighian serves as an advisory board member for the Leonard D. Schaeffer Center for Health Policy & Economics at the University of Southern California.

Nicholas J. Valeriani Former CEO, Gary and Mary West Health Institute Former EVP, Johnson & Johnson Age: 68 Director Since: 2014	Edwards Board Role: • Chairman of the Board • Compensation and Governance Committee Member

Other Public Company Directorships Previously Held:
• Surgalign Holdings, Inc. (formerly known as RTI Surgical Holdings, Inc.)
– Chair of the Compensation Committee, from 2019 to 2023 and Member, from 2016 to 2023
– Member of the Nominating and Governance Committee, from 2019 to 2023
– Member of the Sciences and Technology Committee, from 2016 to 2020
• Sorrento Tech, Inc. (formerly Roka Bioscience, Inc.), from 2015 to 2018

Select Professional Experience and Highlights:
• Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs
– Chief Executive Officer, from 2012 until his retirement in 2015
– Member of the Boards of the Gary and Mary West Health Institute and the Gary and Mary West Health Policy Center, since 2012
• Johnson & Johnson, a global healthcare products company
– Company Group Chairman, Ortho Clinical Diagnostics, from 2009 to 2012
– Member of the Executive Committee
– Vice President, Office of Strategy and Growth, from 2007 to 2009
– Served 34 years in key positions, including Worldwide Chairman, Medical Devices and Diagnostics, and Corporate Vice President, Human Resources

• Member of the Board of AgNovos Healthcare, LLC, since 2016
• Member of the Board of SPR Therapeutics, Inc., since 2018
• Served on the Boards of the Robert Wood Johnson University Hospital, from 2008 to 2016, and the Center for Medical Interoperability, from 2013 to 2015

Select Skills and Qualifications:
With 40 years of medical technology industry experience in a large and complex global company and experience directing corporate strategy, Mr. Valeriani provides critical perspectives to our Board’s oversight of the development of our patient-focused innovation strategy and assessment of future business investments and opportunities. His deep operational experience provides invaluable insights to our Board. In addition, through his professional career as well as his service on other public company boards, Mr. Valeriani has extensive experience in human capital resources at a global company which enables him to contribute valuable perspectives and provide strong leadership and direction as the Chairman of the Board.

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Leslie C. Davis CEO and President, UPMC Age: 66 Director Since: 2024	Edwards Board Role: Compensation and Governance Committee Member

Select Professional Experience and Highlights:
• UPMC, a healthcare provider and insurer
– President and Chief Executive Officer, since 2021
– Executive Vice President, Health Services Division, from 2018 to 2021
– Senior Vice President and Chief Operating Officer of Health Services Division, from 2014 to 2018
•UPMC Magee-Womens Hospital
– President, from 2004 to 2018
• Thomas Jefferson University Hospital, a U.S. hospital
– Vice President of clinical affiliations, ambulatory programs and hospital operations
• Mount Sinai Medical Center, a U.S. hospital
– Various senior administrative positions

Select Skills and Qualifications:
Ms. Davis has more than 30 years of experience in health care, with a particular emphasis on operations and developing businesses and services. Her strong experience as a chief executive officer and leading operations at large health services organizations adds a critical perspective and provides unique insights during our strategic Board discussions, especially as we navigate an evolving and complex healthcare environment for healthcare practitioners and patients alike. Ms. Davis understands the pressure points of health systems and contributes practical knowledge to enhance our Board’s ability to proactively prepare for, and respond to, health industry challenges and opportunities.

David T. Feinberg, MD Chairman, Oracle Health Age: 63 Director Since: 2024	Edwards Board Roles: Audit Committee Member

Other Current Public Company Directorships:
• Humana Inc.
– Director and Chair of Clinic Quality Committee, since 2022
– Member of the Nominating, Governance, and Sustainability Committee, since 2022

Other Public Company Directorships Previously Held:
• Douglas Emmett, Inc., from 2011 to 2015 and 2016 to 2024
• OSI Systems, from 2010 to 2016

Select Professional Experience and Highlights:
• Oracle Health (formerly Cerner Corporation), a supplier of health information technology solutions, services, devices, and hardware
– Chairman, since 2022
– President and Chief Executive Officer, from 2021 to 2022
• Google, a global internet services and products company
– Vice President of Google Health, from 2019 to 2021
• Geisinger Health Systems, a regional healthcare provider
– President and Chief Executive Officer, from 2015 to 2019
• University of California Los Angeles ("UCLA") Health, a healthcare organization
– President and Chief Executive Officer, from 2011 to 2019
– Served for more than 20 years in a number of leadership roles including, Associate Vice Chancellor of UCLA Health Sciences, Vice Chancellor and CEO for the UCLA Hospital System, and CEO of UCLA’s Ronald Reagan Medical Center
• Nashville Health Care Council, a healthcare industry association
– Chairman, since 2024

Select Skills and Qualifications:
Dr. Feinberg brings almost three decades of experience in health system and health information technology services management, including more than 20 years on the faculty of UCLA. Dr. Feinberg's patient-centric mindset, operating experience and expertise in guiding systems transformations offers a unique perspective in the Company's execution of its patient-focused innovation strategy. In addition, Dr. Feinberg’s extensive experience leading healthcare organizations, both public and private, with a focus on leveraging technology and digital innovation to enhance clinical care, brings invaluable insights to our Board.

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Kieran T. Gallahue Former Chairman and CEO, CareFusion Corporation Age: 61 Director Since: 2015	Edwards Board Role: Audit Committee Member

Other Current Public Company Directorships:
• Envista Holdings Corporation, since 2019
– Chair of the Nominating and Governance Committee, since 2019

Other Public Company Directorships Previously Held:
• Arena Pharmaceuticals, Inc., from 2018 to 2022
– Member of the Audit Committee, from 2018 to 2022
• Intersect ENT, Inc., from 2015 to 2022
– Chairman of the Board, from 2020 to 2022
– Member of the Audit Committee, from 2015 to 2022
• CareFusion Corporation, from 2011 to 2015
• Volcano Corporation, from 2007 to 2015
• ResMed Inc., from 2008 to 2011

Select Professional Experience and Highlights:
• CareFusion Corporation, a global medical technology company (acquired by Becton, Dickinson and Company in March 2015)
– Chairman and Chief Executive Officer, from 2011 until his retirement in 2015
• ResMed Inc., a medical technology company focused on the treatment of sleep-related breathing disorders
– Chief Executive Officer, from 2008 to 2011
– President, from 2004 to 2011
– President and Chief Operating Officer, Americas, from 2003 to 2004

• Nanogen Inc., a provider of molecular diagnostic tests
– Various positions, including President and Chief Financial Officer, from 1998 to 2002
• Prior to 1998, various marketing, sales, and financial positions within Instrumentation Laboratory, a developer of laboratory hemostasis and critical care diagnostic testing solutions, the Procter & Gamble Company, a consumer goods manufacturer, and General Electric Company, a global infrastructure and technology conglomerate
• Served on the Board and Executive Committee, and as Chairman of the International Committee and Treasurer of Advanced Medical Technology Association (AdvaMed), an American medical device trade association

Select Skills and Qualifications:
Mr. Gallahue provides valuable insights and direction to our Board gained through extensive executive management experience at medical technology companies. His leadership roles on other public company boards and committees and prior experience as a public company chief financial officer also enable him to contribute informed financial and accounting perspectives to our Board and Audit Committee. Throughout his career, Mr. Gallahue has gained expertise and experience in areas that we believe are important to the success of our Company as we execute on our patient-focused innovation strategy, including experience in the medical technology industry, as a senior executive managing global operations, risk management and oversight, marketing and corporate strategy.

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Leslie S. Heisz Former Managing Director, Lazard Frères & Co LLC Age: 64 Director Since: 2016	Edwards Board Role: Chair of the Audit Committee

Other Current Public Company Directorships:
• Member of the boards of the mutual funds and electronically traded funds advised by The Capital Group Companies, Inc., since 2019
– Audit Committee Chair of the ETF Fund board, since 2021
• Ingram Micro Holding Corporation, since 2024
– Member of the Audit Committee, since 2024
– Member of the Compensation Committee, since 2024

Other Public Company Directorships Previously Held:
• Public Storage Inc., Independent Trustee, from 2017 to 2024
– Member of the Audit Committee, from 2017 to 2020
– Member of the Nominating, Governance and Sustainability Committee, from 2017 to 2024
– Member of the Long-Term Planning Committee, from 2020 to 2021
• Ingram Micro Holding Corporation, from 2007 to 2016
• Towers Watson & Co., from 2012 to 2016
• HCC Insurance Holdings, Inc., from 2010 to 2014

Select Professional Experience and Highlights:
• Member of the Board of Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc., since 2015
– Member of the Audit and Compliance Committee, since 2015
– Member of the Finance Committee, since 2018
– Member of the Governance and Community Health Committees, from 2015 to 2017

• Lazard Frères & Co. LLC, a financial advisory and asset management firm, from 2003 to 2010
– Senior Advisor and Managing Director
• Dresdner Kleinwort Wasserstein Securities Limited (and its predecessor Wasserstein Perella & Co.), the investment banking arm of Dresdner Bank AG, Mergers & Acquisitions and Corporate Finance, from 1995 to 2002
– Director and Managing Director
• Salomon Brothers Inc., an investment banking firm, from 1987 to 1995
– Associate and Vice President, Corporate Finance
• PricewaterhouseCoopers LLP, a registered public accounting firm, from 1982 to 1986
– Staff Consultant and Senior Consultant
• National Association of Corporate Directors’ Directorship 100 Award

Select Skills and Qualifications:
Ms. Heisz’s career in the banking industry, in-depth knowledge of capital markets, and previous public company board and audit committee experience enhances our Board’s ability to effectively oversee financial reporting, enterprise and operational risk management, as well as corporate finance, tax, treasury, and governance matters. Serving as a director for global companies and having led a global team, Ms. Heisz also brings with her international experience as well as experience in areas including finance and the financial industry, mergers and acquisitions, and regulatory and compliance. Ms. Heisz’s many years of experience as a senior executive and board member has demonstrated invaluable contributions as not only a member of the Board but also in her leadership as Chair of the Audit Committee.

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Paul A. LaViolette CEO, Pulse Biosciences, Inc., Managing Partner and Chief Operating Officer, SV Health Investors, LLC Age: 67 Director since: 2020	Edwards Board Role: Chair of the Compensation and Governance Committee

Other Current Public Company Directorships:
• Pulse Biosciences, Inc., since 2024
– Co-Chairman of the Board

Other Public Company Directorships Previously Held:
• Misonix, Inc., from 2019 to 2021
• Asensus Surgical, Inc. (formerly known as TransEnterix, Inc.), from 2014 to 2021
• Thoratec Laboratories Corporation, from 2009 to 2015

Select Professional Experience and Highlights:
• Pulse Biosciences, Inc., a bioelectric medicine company, Chief Executive Officer, since 2025
• SV Health Investors, LLC, a specialist healthcare fund management company, since 2009
– Managing Partner and Chief Operating Officer, since 2014
• Advanced Medical Technology Association (AdvaMed), an American medical device trade association, from 1998 to 2008
• Boston Scientific Corporation, a medical device manufacturer, from 1994 to 2008
– Various executive positions, including serving as Chief Operating Officer, from 2004 to 2008
• C.R. Bard, Inc., a developer, manufacturer, and marketer of medical technologies, from 1984 to 1993
– Various marketing and general management positions

• Kendall, Inc., a medical device manufacturer, from 1980 to 1984
– Various marketing positions
• Medical Device Manufacturers Association, a national trade association providing educational and advisory assistance to medical technology companies
– Chairman of the Board, from 2016 to 2019
• Innovation Advisory Board for the Mass General Brigham Health System
– Chairman of the Board, since 2015

Select Skills and Qualifications:
As a result of his over 40 years in the medical technology industry, Mr. LaViolette brings extensive global executive experience. His many years of working with large, global organizations and start-ups, which he continues to do today, provides him with a unique perspective on strategy and innovation as well as corporate development. Mr. LaViolette also has experience in many other areas, including operations management, human capital resources, marketing and communications, corporate strategy and corporate governance. In addition, Mr. LaViolette’s service on other boards, including numerous chairmanships, has enabled him to be a valuable contributor, offering astute insight in the strategic discussions at our Board and Compensation and Governance Committee meetings.

Steven R. Loranger Former Chairman, President and CEO, ITT Corporation Age: 73 Director Since: 2016	Edwards Board Role: Compensation and Governance Committee Member

Other Public Company Directorships Previously Held:
• Xylem Inc., since 2011
 – Member of the Leadership Development and Compensation Committee, from 2018 to 2024
 – Chair of the Finance and Technology Committee, from 2017 to 2024
 – Member of the Audit Committee, from 2011 to 2018
 – Member of the Nominating and Governance Committee, from 2011 to 2017, Chair from 2023 to 2024
• FedEx Corporation, from 2006 to 2014
• ITT Exelis, Inc., from 2011 to 2013

Select Professional Experience and Highlights:
• Xylem Inc., a global water technology provider
– Interim Chief Executive Officer and President, from 2013 until his retirement in 2014
• ITT Corporation, a worldwide manufacturing company
– Chairman, President and Chief Executive Officer, from 2004 to 2011

• Textron Inc., a producer of aircraft, defense and industrial products
– Executive Vice President and Chief Operating Officer, from 2002 to 2004
• Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., a diversified technology and manufacturing company
– Various executive positions, including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses, from 1981 to 2002

Select Skills and Qualifications:
Mr. Loranger is a seasoned executive with global manufacturing and operational experience in highly regulated, high-tech industries. His decades of experience leading large, global innovation-focused corporations with intensive data privacy components is particularly valuable to our Board. Through his many years of experience as an international executive and as a member of other public company boards, Mr. Loranger also brings expertise and experience in many other critical areas for our Company, including operations management, financial reporting, finance and the financial industry, innovations and technology and corporate strategy. His expertise in risk management and oversight as well as cybersecurity and information technology has allowed for engaged contributions to the Board and the Compensation and Governance Committee.

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Ramona Sequeira President, Global Portfolio Division, Takeda Pharmaceuticals Company Limited Age: 59 Director Since: 2020	Edwards Board Role: Audit Committee Member

Select Professional Experience and Highlights:
• Takeda Pharmaceutical Company Limited ("Takeda"), a biopharmaceutical company, since 2015
 – President, Global Portfolio Division, since 2022
 – Chair of the Commercialization and Launch Committee, since 2020
 – President of the U.S. Business Unit and Global Portfolio Commercialization, since 2020
– President, from 2015 to 2020
– Member of Business Review Committee and Co-Chair of Pipeline Review Committee, since 2015
• Pharmaceutical Research and Manufacturers of America, a trade group, from 2015 to 2023
– Chair of the Board, from 2021 to 2023, and member, from 2015 to 2023
– Vice Chair, from 2021 to 2022
– Treasurer, from 2019 to 2021
• Eli Lilly & Company ("Eli Lilly"), a publicly-held company
– Vice President – Lilly USA, from 2013 to 2015
– General Manager, UK/Northern Europe, from 2010 to 2012
– Vice President, Sales – Lilly Canada, from 2005 to 2009
– Associate Director, Neuroscience Marketing, from 2003 to 2005

• Member of the Board of Trustees for Harvey Mudd College, from 2020 to 2023

Select Skills and Qualifications:
Ms. Sequeira has over 25 years of experience in the pharmaceutical industry through her work with Takeda and, prior to that, with Eli Lilly. She currently leads Takeda’s Global Portfolio Division, and, in this role, she oversees roughly 11,000 employees across Takeda's global Vaccines business including manufacturing, research and development and commercial; the Global Commercial and Medical organizations, and all of Takeda's markets across Europe and Canada, Growth and Emerging Markets, and China. Her experience in leadership roles in multiple markets, across cultures and within different healthcare systems where she has successfully launched products, transformed businesses, and delivered sustainable growth is particularly valuable for our global business. In addition, throughout her career, she has developed experience in other areas, including finance and mergers and acquisitions, innovation and technology, risk management and oversight, artificial intelligence and data, corporate responsibility, sustainability and human capital resources, all of which allow her to provide valuable contributions to our Board and the Audit Committee. Ms. Sequeira’s industry experience with pharmaceutical innovation and patient access provides important expertise to our Board as Edwards executes on its patient-focused innovation strategy.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES
Our Company and our Board take seriously our commitment to sound corporate governance. We believe our regular review of our corporate governance practices in the context of current issues and trends, as well as our discussions with our stockholders and advisors, and the resulting practice enhancements help us to compete more effectively, sustain our successes and build long-term value for our stockholders.

Active Stockholder Engagement Program. Our Board and management are committed to engaging with our stockholders and incorporating feedback into their decision-making processes. We believe building positive relationships with our stockholders is critical to our long-term success. Throughout the year, our CEO, CFO, and Senior Vice President of Investor Relations meet by phone and in-person with current and prospective stockholders to discuss Edwards’ strategy, business, and financial results. Our CFO, Corporate Secretary, Senior Vice President of Investor Relations and, at times, the Chair of our Compensation and Governance Committee, engage stockholders to solicit their views and feedback on issues that matter most to our stockholders, including, among other things, corporate governance, compensation, corporate impact, human capital management, succession planning, and other related matters. Stockholder feedback is shared with our Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and our Board, and provides additional transparency to our stockholders. Since our 2024 Annual Meeting, we contacted our top stockholders representing approximately 53% of our outstanding shares and engaged with stockholders representing approximately 34% of our outstanding shares. We value our relationship with our stockholders and believe that we strengthen our ability to lead our Company by constructively discussing our business and strategy.
Stockholder Outreach since 2024 Annual Meeting
Over time, we have amended our Charter and Bylaws to adopt various stockholder rights or taken other actions to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback
Right to Call Special Meetings
• Amended our Bylaws to permit stockholders to call a special meeting

• In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then-outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% with 3-year ownership and holding period duration thresholds
Lead Independent Director Responsibilities
• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director, which was held by an independent director up through the 2024 Annual Meeting, when an independent director was appointed to serve as Chairman of the Board

Disclosure of EEO-1 Data	• Commenced disclosing our EEO-1 data and relevant infographics on our website
Declassified Board	• Amended our Charter to eliminate the classified board
No Supermajority Voting	• Amended our Charter to eliminate supermajority voting
Poison Pill	• Did not renew poison pill when it expired in March 2010
Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

Director Independence.    Under the corporate governance rules of the New York Stock Exchange (“NYSE”), a majority of the members of our Board must satisfy the NYSE criteria for independence. No director qualifies as independent unless our Board affirmatively determines that the director has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company). After reviewing the information supplied in the director questionnaires that are provided on an annual basis, our Board has determined that each of Ms. Davis, Dr. Feinberg, Mr. Gallahue, Ms. Heisz, Mr. LaViolette, Mr. Loranger, Ms. Sequeira and Mr. Valeriani is independent under the NYSE rules. Mr. Zovighian is not independent as a result of his employment as the CEO of our Company. Prior to their retirement from our Board, our Board had determined that Martha H. Marsh was independent under the NYSE rules and that Michael A. Mussallem was not independent due to his prior employment by Edwards.

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In assessing the directors’ independence, our Board took into account certain relationships involving Ms. Davis, Dr. Feinberg, Ms. Heisz, and Mr. LaViolette, as described below, and concluded that none of such relationships impaired the independence of the respective director:
•With respect to Ms. Davis, our Board considered Ms. Davis’ position as Chief Executive Officer of UPMC, an entity with which our Company does business in the ordinary course, which comprised less than 0.5% of each of UPMC’s and Edwards’ revenues for 2024.
•With respect to Dr. Feinberg and Ms. Heisz, our Board considered their positions only as a member of the board of Oracle Health and Kaiser, respectively, and the nature and volume of certain ordinary course business between Edwards and each of such entities.
•With respect to Mr. LaViolette, our Board considered his position as the chairman of the board of Corvia Medical (an entity in which our Company currently has an investment), and his less than 1% interest in Corvia Medical. Our Board also considered that at the time of Edwards’ acquisition of Endotronix, a medical device company, in July 2024, Mr. LaViolette was chairman of the board, managing partner and chief operating officer of SV Health Investors, LLC, which had a less than 10% investment interest in Endotronix, and that Mr. LaViolette had recused himself from the Board’s discussion and vote on the acquisition.

Further, to ensure independent oversight of our Board, our Corporate Governance Guidelines provide that a substantial majority of our Board and all members of our Audit Committee and Compensation and Governance Committee will be independent under the applicable rules of the NYSE. All members of our Board, other than our CEO, are independent. In order to assure that the independent directors are not inappropriately influenced by management, the independent directors meet in executive sessions, without management, in conjunction with each regularly scheduled meeting of our Board and each committee, and otherwise as deemed necessary by our independent directors. These executive sessions allow independent directors to speak candidly on any matter of interest, without our CEO or other members of management present and are presided over by our independent Chairman of the Board or our independent Chairs of our committees.
Corporate Governance Guidelines.  Our Board has adopted a set of Corporate Governance Guidelines to assist our Board and its committees in performing their duties and serving the best interests of our Company and its stockholders. The Corporate Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of our Board, director access to management and independent advisors, director compensation, director orientation and continuing education, risk oversight, succession planning, recoupment of incentive-based compensation and the annual evaluations of our Board. Our Corporate Governance Guidelines are available on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.”
Board Leadership Structure.  Our Board appreciates the importance of having active, engaged and independent members. The independent directors evaluate our Board’s overall leadership structure at least on an annual basis to ensure that the approach provides independent oversight of our Company and serves the best interests of our Company and our stockholders. In addition, our Compensation and Governance Committee annually reviews and evaluates our Board’s committee membership and is responsible for recommending changes to our Board in the number, authority, and duties of our committees as well as any recommended changes in the leadership and membership of our committees. Our Compensation and Governance Committee considers input from the full Board in making its recommendations.

Our Board evaluates its leadership structure in accordance with our Company’s developing needs and circumstances, including Board dynamics, management structure and current Company business and financial performance considerations. Our Board believes that flexibility to choose separated or combined CEO and Chairman roles based on these needs and circumstances is a critical decision that must be made by our Board, which is best positioned to make such a decision; the Board can thoughtfully consider all of the relevant facts and circumstances, informed by its regular discussions on succession as well as its knowledge of our Company and the skills, experience and relationships among directors. As discussed above under “Board Refreshment Considerations and Leadership Structure,” our Board has determined we will continue to maintain separate Chairman of the Board and CEO roles at this time.
Risk Oversight.  Effective risk oversight is a priority for our Board. Our Board's risk oversight role includes understanding the critical risks in the business, including the severity and immediacy of such risks, allocating the responsibilities for risk oversight among the full Board and its committees, evaluating our Company’s risk management processes and facilitating open communication between management and our directors.

Risk Management Process. While our Board oversees risk management, our Company’s management is charged with managing risk and bringing to our Board’s attention emerging risks as well as discussing the status of the long-term risks facing our Company and the processes in place to address such risks. Our strategic planning processes are designed to facilitate the identification and management of such risks and ensure regular communication with our Board and its committees. Our Board, in its full composition and working through its committees, proactively participates in the

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oversight of management’s actions. At each regularly scheduled Board meeting, and at least once per quarter, our Company’s management provides the full Board with an analysis and assessment of the key risks facing our Company. The Chairman of the Board and the Chairs of our two committees review and approve the agendas for, and information provided in, such meetings, and call for additional meetings or executive sessions of our Board or its committees to discuss risk-related topics as they may, individually or collectively, determine necessary or appropriate. Our Board also regularly engages with outside advisors and experts as it deems appropriate from time to time to evaluate and anticipate current key risk areas and to consider strategies to respond. These advisors and experts provide valuable information, including clinicians’ perspectives, best practices, landscape overview, industry trends and peer data in areas such as the global regulatory environment, governance, compensation, global operations and corporate impact, to facilitate our Board’s fulsome review and discussion of these risk areas with the management team, which then informs our action and strategy.

Additionally, our Audit Committee, the Chief Financial Officer, the General Counsel, and the Chief Compliance Officer meet at least annually, and more often as needed, to review various potential risks to our Company, including those related to financial reporting, product development, continuity of operations, regulatory compliance, succession planning, physical facilities and other topics. Our Chief Compliance Officer reports directly to our Audit Committee and supports the Company and the Executive Leadership Team in the management of compliance of risks through implementation and oversight of a comprehensive global program designed to promote adherence to laws and regulations, including but not limited to those covering anti-corruption, healthcare fraud and abuse, public procurement and antitrust. Further, the Senior Vice President of Enterprise Risk Management also reviews and discusses with the full Board potential risks related to our strategic plan in connection with an annual strategic review of our Company.

Management assesses and prioritizes risks over a seven-year time horizon using quantitative and qualitative inputs on multiple key dimensions of enterprise risk, including, among other things, (i) patient safety, (ii) business and financial metrics, (iii) operational risks (e.g., disruptive events), (iv) reputation and brand, (v) legal and regulatory, and (vi) talent and employee well-being. We consider the immediacy and severity of enterprise risks as part of our assessment process. Through our business continuity program, we have also implemented standardized plans across our global manufacturing sites, and we routinely run exercises to test readiness.

Committee Risk Oversight. Our Board committees each play a significant role in carrying out our Board’s risk oversight function. Our Audit Committee oversees risks related to our Company’s financial statements and the financial reporting process, including our internal control over financial reporting, disclosure controls and procedures and accounting matters. In its oversight of our controls and procedures, our Audit Committee may receive reports or recommendations for the improvement of such controls and procedures from our Senior Vice President of Global Internal Audit, other members of management or our Company’s independent auditor to help mitigate risk. Our Audit Committee may engage such other advisors as it deems appropriate to assess our Company’s management of risk. It also regularly reviews our enterprise-wide risks and related management processes, focusing on manufacturing processes and supplier quality, product development processes and systems, continuity of our operations and regulatory compliance. In addition, our Audit Committee regularly reviews reports from our Corporate Vice President and General Counsel on certain legal risks, and also reviews treasury risks (insurance, credit, debt, currency risk and hedging programs) and risks related to other management functions. Senior leaders of our Company present at least twice a year, and sometimes more frequently as applicable, on information technology infrastructure and cybersecurity and information security risks. Our Audit Committee further regularly reviews the corporate compliance program to assess its effectiveness at identifying and managing compliance risks, including but not limited to mechanisms and channels for compliance concerns to be reported. It periodically receives reports on, and discusses, the risk management and escalation process, and reviews significant risks and exposures identified by management, the internal auditors, or the independent public accountants, including the steps management has taken to monitor and control such risks and exposures.
Our Compensation and Governance Committee considers risks related to succession planning, human capital management, including the attraction and retention of talent, and risks relating to the design of compensation programs and arrangements. As part of its normal review of these risks, our Compensation and Governance Committee considers our Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on our Company. Our Compensation and Governance Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. Our Compensation and Governance Committee has determined that the implementation and structure of our compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on our Company. Our Compensation and Governance Committee further determined that our Company’s compensation programs and practices appropriately encourage employees to maintain a strong balance sheet, improve operating performance and create value for stockholders, without encouraging unreasonable or unrestricted risks. In making these determinations, our Compensation and Governance Committee considered the views of our Company’s compensation staff, legal counsel and internal audit team, as well as its Compensation Consultant (as defined below). In addition, our Compensation and Governance Committee oversees

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risks associated with our Company’s political activities and expenditures, as well as risks related to corporate impact principles, programs and practices, including environmental and social affairs. Moreover, our Compensation and Governance Committee also performs oversight activities in connection with corporate governance, such as engaging with stockholders on corporate governance and other matters relating to meetings of the Company’s stockholders, reviewing any Company responses to stockholder proposals, making a recommendation to the full Board to include the Compensation Discussion and Analysis section in our annual proxy statement, overseeing the stock ownership guidelines, and overseeing the administration of our Policy for Recovery of Erroneously Awarded Compensation.

Each committee reports regularly to the full Board on its activities. Our Board believes its choice of leadership structure as described under “Board Leadership Structure” above, facilitates effective risk oversight by our Board by ensuring independent director review by our independent Chairman of the Board, and working through our independent Board committees, of key risk areas and management’s risk management actions and priorities.
Meetings of our Board.    During the year ended December 31, 2024, our Board held eleven meetings. Each director attended at least 90% of the total of all meetings of our Board and any applicable committee held during the period of his or her tenure in 2024.
Our Company encourages, but does not require, our directors to attend our annual meetings of stockholders. All of our then-current directors attended our 2024 Annual Meeting.

Board Composition.    The current Board size is fixed at nine directors. Our Board regularly assesses its composition, including in connection with our Board evaluation process, as further described above in “Proposal 1 - Election of Directors—Board Evaluations.” The ages of our director nominees range from 57 to 73, with an average age of approximately 64. We believe in a balanced approach to director tenure that allows our Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. For our nominees, lengths of service on our Board range from 0 to 10 years, with an average tenure of 5 years. In addition, 33.3% of our nominees are female, and 11.1% of our nominees are ethnically or racially diverse. None of the nominees currently serve on the boards of directors of more than two other public companies.
Committees of our Board.  To facilitate independent director review, to make the most effective use of the directors’ time and capabilities, and to contribute to robust discussions at meetings, our Board has determined that its oversight role is best supported by an Audit Committee and a Compensation and Governance Committee. Each of our committees is tasked with overseeing multiple governance and risk areas as set forth more fully below. Our Board believes that there are meaningful synergies between compensation and governance topics that outweigh the benefit of separating these two functions into separate committees. In addition, there is value generated in conducting compensation and governance meetings efficiently by one committee. Our Board reviews this structure regularly and is permitted to establish other committees from time to time as it deems appropriate.
Audit Committee

Audit Committee Members
Leslie S. Heisz, Chair
Kieran T. Gallahue
David T. Feinberg, MD
Ramona Sequeira

Key Highlights.
•    Our Board has determined that each member of our Audit Committee is “independent,” “financially literate,” and an “audit committee financial expert” under applicable rules of the NYSE and the SEC.
•    Our Audit Committee held ten meetings in 2024.
Purpose.    Our Audit Committee assists our Board in fulfilling its oversight responsibilities relating to, among other things:
•    the integrity of our Company’s financial statements;
•    compliance with legal and regulatory requirements;
•    monitoring the independent registered public accounting firm’s qualifications, performance and independence;
•    the performance of our Company’s internal audit function;

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•    our Company’s investment and hedging activities; and
•    enterprise-wide risks and management practices related to those risks, including, but not limited to, manufacturing processes and supplier quality, product development processes and systems, continuity of our operations, treasury, legal and compliance, information technology infrastructure and cybersecurity and information security risks.

Our Company has a full-time internal audit function that reports to our Audit Committee and our CFO and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of our Company’s system of internal controls. Our Company also has a Chief Compliance Officer who manages our Company’s ethics and compliance programs and reports directly to our Audit Committee.

Our Audit Committee appoints, retains, terminates, determines compensation for and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and reviews the effectiveness of our Company’s accounting and internal control functions. Our Audit Committee also assists our Board in establishing and monitoring ethics and compliance with the Global Business Practice Standards of our Company. Our Company’s Global Business Practice Standards are posted on our website at www.edwards.com under “About Us—Corporate Compliance.” Our Audit Committee also reviews, with management and the independent registered public accounting firm, our Company’s policies and procedures with respect to risk assessment and risk management and reviews and approves or ratifies any related person transactions, as described under “Other Information—Related Persons Transactions” below.

The full responsibilities of our Audit Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.”
Compensation and Governance Committee

Compensation and Governance Committee Members
Paul A. LaViolette, Chair
Leslie C. Davis
Steven R. Loranger
Nicholas J. Valeriani
Key Highlights.
•    Our Board has determined that each member of our Compensation and Governance Committee is “independent” under the rules of the NYSE and a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
•    Our Compensation and Governance Committee held six meetings in 2024.
Purpose.    Our Compensation and Governance Committee’s responsibilities include, among other things:
•    determining the compensation of executive officers and recommending to our Board the compensation of directors who are not employed by us or any of our subsidiaries (“non-employee directors”);
•    overseeing management of succession planning, human capital management, attraction and retention of talent, and risks related to the design of executive compensation programs and arrangements;
•    developing and recommending to our Board corporate governance guidelines for our Company;
•    identifying, evaluating and recommending individuals qualified to be directors to the Board;
•    overseeing the evaluation of our Board and management;
•    overseeing our Company’s principles, programs and practices on corporate impact topics, including environmental and social affairs; and
•    overseeing our Company’s program for engaging with stockholders on corporate governance and other matters relating to meetings of our Company’s stockholders, reviewing and overseeing any Company responses to stockholder proposals, making a recommendation to the full Board to include the Compensation Discussion and Analysis section in our annual proxy statement, overseeing the stock ownership guidelines, and overseeing the administration of our Policy for Recovery of Erroneously Awarded Compensation.

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In making its decisions regarding compensation of our NEOs (other than our CEO), our Compensation and Governance Committee considers recommendations provided by our CEO and Corporate Vice President of Human Resources, as further described under “Compensation Discussion and Analysis—Compensation Process” below. Our Compensation and Governance Committee has also delegated to (i) our CEO the authority to grant stock options or other equity awards to eligible employees who are not executive officers, and (ii) the Administrative and Investment Committee the administrative and fiduciary functions related to our Company’s employee benefit plans, including the review of funding and investment of plan funds, and the authority to approve amendments to the plans, appoint trustees and enter into trust agreements.
In 2024, our Compensation and Governance Committee retained the services of Semler Brossy Consulting Group as its independent compensation consultant (the “Compensation Consultant”). See “Compensation Discussion and Analysis—Independent Compensation Consultant” for additional information regarding our Compensation and Governance Committee’s engagement of its Compensation Consultant.
Our Compensation and Governance Committee also advises our Board on committee structure and membership and corporate governance matters. It evaluates the governance environment, receives feedback from management interactions with stockholders, and reviews and recommends to our Board corporate governance enhancements that are in the best interest of our Company and our stockholders.
Our Compensation and Governance Committee also oversees the Company's political activities, including the periodic review of its policy on political expenditures and its payments to trade associations and other tax-exempt organizations that may be used for political purposes, and receives reports regarding compliance with the policy. In addition, our Compensation and Governance Committee reviews and oversees the Company's policies and disclosures regarding corporate impact topics, including environmental and social affairs. Reports concerning political activities and corporate impact efforts and metrics are presented periodically to our Compensation and Governance Committee.
The full responsibilities of our Compensation and Governance Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.”

Succession Planning.  Our Board, with input from our Compensation and Governance Committee, is actively engaged and involved in talent management to identify and cultivate our future leaders. At regularly scheduled Board meetings, directors discuss our Company’s leadership and talent development. Our directors also have an opportunity to meet with Company leaders, including executive officers, business group leaders and functional leaders through regular reports to our Board from senior management, technology showcases and other gatherings with management. In addition, Board members have freedom of access to all employees, and regularly make site visits to meet local management.

We maintain a robust mid-year and annual performance review process for our employees, as well as many programs focused on leadership development and growth that are designed to cultivate leadership principles in our future leaders. Management develops leadership at lower levels of the organization by identifying both high potentials and key talent and exposing them to the skills and capabilities that will allow these individuals to become future leaders. For example, this process was followed when the Board appointed Mr. Zovighian, an internal candidate, as our Chief Executive Officer.

Insider Trading Policy and Procedures We have adopted an insider trading policy governing, among other things, purchases, sales, and other dispositions involving our securities by all of our directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the NYSE listing standards. Our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Because our insider trading policies and procedures are designed specifically to address transactions in Edwards’ securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern the Company's repurchase of Edwards’ securities.
Communications with our Board of Directors.  Stockholders and other interested parties who desire to contact any member of our Board, including the non-management members of our Board as a group, may write to any member or members of our Board at: Board of Directors, c/o Corporate Secretary, Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Communications will be received by the Corporate Secretary of our Company and, after initial review and determination of the nature and relevance of such communications, will be distributed to the appropriate members of our Board depending on the facts and circumstances described in the communication.

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CORPORATE IMPACT
At Edwards, our commitment to society and our stakeholders is demonstrated by our dedication to providing innovative solutions for patients with structural heart disease including those with unmet needs. Our purpose is expressed in the words of our Credo: “Through our actions, we will become trusted partners with customers, colleagues and patients —creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees, shareholders,” The Compensation and Governance Committee of our Board maintains formal oversight responsibilities for our Corporate Impact program, with regular discussions at meetings of the full Board. More details on our Corporate Impact program, approach, and performance can be found in our Corporate Impact Report posted on our website at www.edwards.com/impact-report.

Board Oversight Over Corporate Impact
Our Board oversees our Company’s Corporate Impact program.
Board of Directors
Oversees Edwards' strategy and its impacts on patients, practitioners and healthcare systems and the related impacts to environmental, social, and governance practices, and receives annual reports from management.
CEO	Compensation and Governance Committee	Audit Committee
Measured against performance management objectives for improving our Corporate Impact metrics and disclosure	Oversees Edwards' Corporate Impact principles, programs, and practices, and periodically reviews reports on our progress
Oversees financial reporting and statements, including disclosures related to environmental, social, and governance matters in Edwards' SEC filings, legal and regulatory requirements and audit functions

Executive Leadership Team
Provides oversight for Corporate Impact and the Corporate Impact Reporting Team. Responsible for corporate impact metrics and initiatives throughout the company. Reports on progress, alongside our Corporate Impact Leader, to our Board and its committees

SVP, Associate General Counsel and Corporate Secretary and Corporate Impact Lead
Supports the development and implementation of a cohesive strategy for reporting in our Corporate Impact Report, including the determination and prioritization of disclosure requirements and streamlining and integrating with our other public disclosures. Provides updates and information to stakeholders on topics related to Corporate Impact, leads the Corporate Impact Council, and reports on relevant Corporate Impact-related updates to the executive leadership team and to the Board on a regular basis

Corporate Impact Council
Led by the Senior Vice President, Associate General Counsel, Corporate Secretary and Corporate Impact Lead, comprised of a cross-functional group of senior leaders designated by the executive leadership team, to support the Corporate Impact Reporting function. Members of the Corporate Impact Council are invited by the executive leadership team and are comprised of senior leaders across multiple functions within Edwards

Edwards’ Corporate Impact Report discusses our progress and commitment to addressing the global needs of our stakeholders, including good corporate governance and the well-being and health of the environment, our employees, and the communities in which we live and work. Our team continues to consider our impacts on the world around us and assesses and reports progress on our business goals annually. By taking a long-term view and approach to our strategy and by maintaining our focus on the impact we have on key stakeholders, we are creating a sustainable company that will grow and thrive even in the face of unpredictable challenges. By building trusted partnerships, advancing our technologies and acting with purpose, we aim to impact even more patients around the world. More details on our approach and performance can be found in our Corporate Impact Report posted on our website at www.edwards.com/impact-report.

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DIRECTOR COMPENSATION
Director Compensation Table – 2024
The following table presents the 2024 compensation paid or awarded to each individual who served as a nonemployee director at any time during 2024. The compensation paid to Mr. Zovighian is presented in the “Executive Compensation” disclosures below. Mr. Zovighian does not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Ms. Davis (3)	$ 85,000	$ 259,950	—	$ 344,950
Dr. Feinberg (4)	75,000	216,444		291,444
Mr. Gallahue	90,005	259,950	—	349,955
Ms. Heisz	115,000	259,950	—	374,950
Mr. LaViolette	108,000 (7)	259,950	—	367,950
Mr. Loranger	90,005	259,950	—	349,955
Ms. Sequeira	90,000	259,950	—	349,950
Mr. Valeriani	86,500 (7)	409,964	—	496,464
Ms. Marsh (5)	3,000 (7)	—	—	3,000
Mr. Mussallem	80,000 (6)	—	—	80,000
(1)    Consists of annual retainer fees and meeting fees for service as a director and a member of Board committees. Please see the section “Retainers and Fees” below. Director fees that would have been paid in cash, but, at the election of the director, converted to restricted stock or option awards are included in this “Fees Earned or Paid in Cash” column.
(2)    Amounts disclosed in these columns reflect the aggregate grant-date fair value of the restricted stock award or option award, as applicable, granted to our nonemployee directors during 2024 (excluding restricted stock and option awards granted in lieu of cash and as to which the corresponding retainer fees have been included in the “Fees Earned or Paid in Cash” column), as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of restricted stock awards and option awards contained in Note 16 of the “Notes to Consolidated Financial Statements” in the 2024 Annual Report.
     Please see the information under “Nonemployee Directors Stock Incentive Program” and “Outstanding Nonemployee Director Equity Awards” below for the grant-date fair value of each restricted stock and option award granted to our nonemployee directors in 2024 as well as the restricted stock and option awards held by each nonemployee director at the end of 2024.
(3)    Ms. Davis joined the Board on May 7, 2024.
(4)    Dr. Feinberg joined the Board on July 10, 2024 and thus received both a pro-rated cash retainer and annual equity award.
(5)    Ms. Marsh retired from the board on May 7, 2024 in accordance with the Company's director retirement policy included in our Corporate Governance Guidelines.
(6)    Mr. Mussallem retired from the board on May 7, 2024. Mr. Mussallem did not receive additional compensation for his service as a director during 2024, but received $80,000 in fees for consulting services after he retired as director and until December 31, 2024.
(7) Each of Mr. Valeriani, Mr. LaViolette, and Ms. Marsh received additional meeting fees (included in this column in the table) for service on the Compensation and Governance Committee during 2024.

Retainers and Fees.    Nonemployee directors received the following retainers and fees in 2024

Nonemployee Director Retainers and Fees
Annual Retainers
Nonemployee Director	$85,000
Non-Executive Independent Chairman	$150,000 (1)
Audit Committee Chair	$25,000
Audit Committee Member	$5,000
Additional Meeting Fees if meetings exceed the following:	$1,500 (2)
– 10 meetings for the Board
– 10 meetings for the Audit Committee
– 7 meetings for the Compensation and Governance Committee
Compensation and Governance Committee Chair	$20,000
(1)    Granted in the form of RSUs as described below in addition to annual equity award
(2)    Per meeting in excess of the applicable number of meetings stated

A director may elect to receive stock options or restricted shares in lieu of the annual cash retainers as described in “Deferral Election Program” below. Meeting fees, however, cannot be deferred. Retainers are paid in advance. Directors beginning service during the year receive a prorated amount of the retainer.

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Nonemployee Directors Stock Incentive Program.   In order to align the nonemployee directors’ interests more closely with the interests of our stockholders, we maintain our Nonemployee Directors Stock Incentive Program (the “2020 Nonemployee Directors Stock Incentive Program”), pursuant to which each nonemployee director receives an annual grant of options for up to 120,000 shares of our common stock, or Restricted Stock Units (“RSU”) for up to 48,000 shares of our common stock, or a combination of options and RSUs with a grant-date value established by our Compensation and Governance Committee or our Board. The Board may grant additional awards under the 2020 Nonemployee Directors Stock Incentive Program, such as the additional Non-Executive Chair grant referenced below.

The annual equity award for nonemployee directors is typically granted on the day after our annual meeting. Our Board has discretion to determine whether an award will be granted to a director who joins our Board mid-year and to determine the terms and conditions of any such award. Our Compensation and Governance Committee recommends to our Board for its approval the actual amount and type of award for each year.

For 2024, our Board approved a grant for each nonemployee director in office following our 2024 Annual Meeting of RSUs having a grant date value of $260,000, rounded down to the nearest whole share. Each nonemployee director in office following our 2024 Annual Meeting therefore received 3,055 RSUs on May 8, 2024 with a grant fair value of $259,950. The Board determined to make an additional grant of RSUs, having a grant date value of $150,000 rounded down to the nearest whole share to Mr. Valeriani on May 8, 2024 for his service as the non-executive Chair of the Board. Mr Valeriani's additional award was for 1,763 RSUs with a grant fair value of $150,014. On July 10, 2024, Dr. Feinberg received an annual equity award of 2,308 RSUs with a grant date fair value of $216,444. The value of Dr. Feinberg’s award was pro-rated to reflect that he was appointed to the Board after the 2024 Annual Meeting. Each grant date fair value referenced in this paragraph was determined as noted in footnote 2 to the Director Compensation Table above.
Each nonemployee director's RSU award vests 100% upon the earlier of the one-year anniversary of the grant date or the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change of control of Edwards. Once the RSUs vest, the shares must be held subject to the requirements described in “Directors’ Stock Ownership Guidelines and Holding Requirement” below.
Deferral Election Program.    In lieu of all or part of a nonemployee director’s annual cash retainer, the director may elect to receive either stock options or restricted stock awards under the 2020 Nonemployee Directors Stock Incentive Program. If a director makes a timely election to receive stock options, such options are granted on the date the cash retainer would otherwise have been paid, and the number of shares subject to the option is equal to four times the number of shares that could have been purchased on the grant date with the amount of the director’s cash retainer that was foregone to receive the award. The options are exercisable and vested in full on the grant date, and the exercise price per share is the fair market value of the common stock on the grant date. If a director makes a timely election to receive a restricted share award, the shares are granted on the date the cash retainer would otherwise have been paid, and the number of shares granted is equal to the portion of the cash retainer to be paid in the form of restricted shares divided by the fair market value per share of the common stock on the grant date. The restrictions on the restricted shares lapse upon the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.

On May 8, 2024, Messrs. Gallahue and Loranger received a grant of 999 restricted shares in lieu of their annual cash retainer (the grant date fair value of each such award was $85,005, determined as noted in footnote 2 to the Director Compensation Table above).

Directors’ Stock Ownership Guidelines and Holding Requirement.    Under our stock ownership guidelines, each nonemployee director is expected to own shares of our common stock with a value of at least $550,000. This amount equals more than six times the base annual cash retainer for each nonemployee director. Shares that count toward meeting the guideline include common stock owned outright, restricted stock, and RSUs. Once the stock ownership guideline of $550,000 is met, each nonemployee director is required to hold 50% of the net remaining shares of the common stock, whether owned outright and/or acquired in connection with the vesting of restricted stock and/or restricted stock units, after satisfaction of applicable taxes (and in the case of stock options granted prior to July 2021, after satisfaction of applicable taxes and payment of the exercise price) until the director’s Board service ends. The holding requirement does not apply to equity awards directors elect to receive in lieu of their cash retainers.
Expense Reimbursement Policy.    Directors are reimbursed for travel expenses related to their attendance at Board and committee meetings as well as for the costs of attending director continuing education programs. Our Board may change compensation and reimbursement arrangements for nonemployee directors from time to time.

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Outstanding Nonemployee Director Equity Awards
The following table sets forth, as of December 31, 2024, the stock options and unvested stock awards (RSUs and restricted shares) held by each nonemployee director who served on our Board in 2024.

		Option Awards			Stock Awards
Name	Grant Date	Exercise Price ($)	Unvested Option Awards (#)	Option Awards Vested and Outstanding (#)	Stock Awards Not Vested (#)
Ms. Davis	05/08/2024	—	—	—	3,055(1)
Total			—	—	3,055
Dr. Feinberg	07/10/2024	—	—	—	2,308(1)
Total			—	—	2,308
Mr. Gallahue	05/08/2024	—	—	—	3,055(1)
	05/08/2024	—	—	—	999(2)
Total			—	—	4,054
Ms. Heisz	05/18/2018	45.3167	—	5,739	—
	05/08/2020	72.6133	—	3,099	—
	05/04/2022	108.6500	—	2,209	—
	05/12/2023	89.1800	—	1,795	—
	05/08/2024	—	—	—	3,055(1)
Total			—	12,842	3,055
Mr. LaViolette	05/08/2024	—	—	—	3,055(1)
Total			—	—	3,055
Mr. Loranger	05/18/2018	45.3167	—	5,739	—
	05/08/2020	72.6133	—	4,134	—
	05/05/2021	91.7700	—	3,270	—
	05/08/2024	—	—		3,055(1)
	05/08/2024	—	—	—	999(2)
Total			—	13,143	4,054
Ms. Sequeira	05/08/2024	—	—	—	3,055(1)
Total			—	—	3,055
Mr. Valeriani	05/08/2024	—	—	—	4,818(1)
Total			—	—	4,818
Mr. Mussallem	05/12/2023	89.1800	—	3,589
Total			—	3,589	—

(1)    Annual awards vest on the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.
(2)    Annual retainer fees deferred into restricted shares under the Deferral Election Program vest on the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding beneficial ownership of our Company’s common stock by each stockholder known by our Company to own beneficially more than 5% of the Company’s common stock as of March 4, 2025, except to the extent indicated otherwise in the footnotes.

Principal Stockholder Name and Address	Total Shares Beneficially Owned	Percentage of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	69,131,602	11.72%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	52,171,889	9%
Wellington Management Group LLP(3) 280 Congress Street Boston, MA 02210	31,532,725	5.23%
(1)    Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group on its own behalf, on January 30, 2025. The Schedule 13G/A indicates The Vanguard Group had shared voting power for 724,951 shares, sole dispositive power for 66,453,101 shares and shared dispositive power for 2,678,501 shares.
(2)    Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on January 25, 2024. The Schedule 13G/A indicates BlackRock, Inc. had sole voting power for 46,950,021 shares and sole dispositive power for 52,171,889 shares.
(3)    Based solely on information contained in the Schedule 13G filed with the SEC by Wellington Management Group LLP on its own behalf and on behalf of Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (collectively, “Wellington”), on November 8, 2024. The Schedule 13G indicates Wellington had shared voting power for 29,122,381 shares and shared dispositive power for 31,532,725 shares.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth certain information regarding beneficial ownership of our Company’s common stock as of January 31, 2025, by (i) each of our NEOs (as named below); (ii) each of our current directors and director nominees; and (iii) all of our current directors and executive officers as a group. Percent of beneficial ownership is based upon 587,864,897 shares of our Company’s common stock outstanding as of January 31, 2025.
Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of January 31, 2025, pursuant to the exercise of stock options or the vesting of stock unit awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Named Executive Officers, Executive Officers and Directors	Outstanding Shares Beneficially Owned(1)	RSUs and Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Mr. Zovighian	17,952	200,150	218,102	*
Mr. Ullem	273,485	251,303	524,788	*
Mr. Bobo	206,297	246,435	452,732	*
Mr. Chopra	13,294	78,475	91,769	*
Mr. Wood	178,333	241,104	419,437	*
Mr. Lemercier	171,241	217,413	388,654	*
Ms. Szyman	31,910	208,990	240,900	*
Ms. Davis	—	—	—	*
Dr. Feinberg	—	—	—	*
Mr. Gallahue	70,920	—	70,920	*
Ms. Heisz	26,980	12,842	39,822	*
Mr. LaViolette	7,718	—	7,718	*
Mr. Loranger	71,318	13,143	84,461	*
Ms. Sequeira	11,021	—	11,021	*
Mr. Valeriani	68,914	—	68,914	*
All current directors and executive officers as a group (16 persons)	956,209	1,074,064	2,030,273	0.34%
*    Less than 1% of the issued and outstanding shares of Edwards' common stock.
(1)    Includes shares held by family trust, members of his/her household, in the 401(k) Plans, or jointly, as follows: Mr. Zovighian, 12,404; Mr. Ullem, 266,318; Mr. Bobo, 173,768; Mr. Wood,148; Mr. Lemercier, 45,000; Mr. Gallahue, 70,920; Mr. Loranger, 15,000; and Ms. Sequeira, 5,918.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE OFFICERS
Set forth below is the biographical information regarding our current executive officers, other than Mr. Zovighian, whose biographical information is set forth under “Proposal 1—Election of Directors—Board of Director Nominees” above. None of the executive officers has any family relationship with any other executive officer or any of our directors.

Donald E. Bobo, Jr., age 63. Mr. Bobo has been Corporate Vice President since 2007 and is currently responsible for Edwards’ corporate strategy and corporate development functions. In addition, Mr. Bobo has executive responsibility for the heart failure initiatives, as well as the U.S. healthcare solutions and commercial services team. Mr. Bobo has more than 35 years of experience in the medical technology and healthcare industry and has served in various operating roles at Edwards, including, most recently, the development of the Company’s Transcatheter Mitral and Tricuspid Therapies (TMTT) strategy, Vice President and General Manager of the Surgical Structural Heart business and global valve manufacturing operations. Prior to joining Edwards in 1995, Mr. Bobo held a variety of roles with increasing levels of responsibility with American Hospital Supply Corporation and Baxter Healthcare Corporation, including research and development, business development, operations and general management. Mr. Bobo serves as a member of the board of AdvMed, Inc. (Advanced Medical Technology Association) since May 2023. He has served on the board and executive committee of the California Life Sciences Association since 2015 and served as its chairman of the board from 2017 to 2018.

Annette M. Brüls, age 53. Ms. Brüls has been Corporate Vice President, EMEACLA (Europe, Middle East, Africa, Canada and Latin America) since August 2024. Prior to joining the company, Ms. Brüls was the Chief Executive Officer of Medela Inc., a breast pump and medical vacuum company. Previously, Ms. Brüls held several senior leadership positions at Medtronic plc ("Medtronic"), a medical technology services and solutions company, from 2007 to 2014, including President of the Diabetes Service and Solutions division, General Manager of the Diabetes Western Europe and Canada Division and Vice President of Marketing for cardiac rhythm disease management. From 2006 to 2007, she also served as Vice President of Marketing at Abbott Vascular for the EMEA region. Ms. Brüls has more than 25 years of experience leading diverse teams with a mission-driven approach, coupled with a passion for innovation and technology. Ms. Brüls has been named among the Top 50 Technology Chief Executive Officers (ranked ninth) by The Health Technology Report and Best Chief Executive Officer for 2020, 2021, and 2022 by Comparably. Since 2021, Ms. Brüls has served on the board of Coloplast A/S, where she is a member of the Compensation and Nominating Committee.

Daveen Chopra, age 46. Mr. Chopra has been Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies (TMTT) since January 2023. Mr. Chopra previously served as Corporate Vice President, Surgical Structural Heart, from May 2018 to January 2023. Mr. Chopra has broad experience in the medical technology industry, including global leadership in strategy, marketing, commercial operations, research and development, and program management. Prior to joining Edwards, Mr. Chopra held various roles with increasing levels of responsibility at Medtronic, a medical technology, services and solutions company, from 2005 to 2018, culminating in a global leadership role as Vice President and General Manager of Medtronic’s Aortic Franchise. Prior to Medtronic, Mr. Chopra served as an international strategy consultant at The Parthenon Group LLC supporting clients in various industries ranging from education to industrial manufacturing. Mr. Chopra currently serves on the board of the CEO Leadership Alliance of Orange County and previously served on the boards of Edwards Lifesciences Foundation and Octane OC.

Daniel J. Lippis, age 49. Mr. Lippis has been Corporate Vice President, JAPAC (Japan, Greater China and Asia Pacific) since January 2024. Mr. Lippis has more than 25 years of sales, marketing, business operations and general management experience in the pharmaceutical and medical technology industries. Mr. Lippis joined Edwards in 2010 where he led the marketing function for the Transcatheter Heart Valve business and subsequently oversaw the successful launches and therapeutic adoption of Transcatheter Aortic Valve Replacement (TAVR) and the SAPIEN valve platforms in the U.S. and globally. Most recently, Mr. Lippis served as Senior Vice President of Europe THV where he led sustained growth of TAVR technology in a mature market, developed a high-touch field organization and championed employee engagement efforts throughout the region. In 2022, his responsibilities were expanded to include business operations and regulatory affairs for EMEACLA (Europe, Middle East, Africa, Canada and Latin America). Before joining Edwards, Mr. Lippis held sales and marketing leadership positions of increasing responsibility at Johnson & Johnson, from 2003 to 2007, Biosense Webster Inc., from 2007 to 2010, and Cordis Corporation, from 2001 to 2003, based in the United States, Europe, and Asia Pacific.

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Wayne T. Markowitz, age 53. Mr. Markowitz joined Edwards as General Manager and Senior Vice President, Surgical Structural Heart, in August 2023. Mr. Markowitz has responsibilities for research and development, operations, marketing, commercial, clinical and regulatory initiatives. Mr. Markowitz has more than 20 years of experience in the medical technology industry, including leadership roles in the U.S., Europe and Japan. Prior to joining Edwards, he served as Worldwide Executive Vice President and Global Head of Endovascular Robotics at Siemens Healthineers AG, a medical technology company, from 2020 to 2023. Prior to that, Mr. Markowitz spent several years in general management and leadership roles at Johnson & Johnson, from 2014 to 2020, as well as functional leadership responsibilities at Boston Scientific Corporation for a decade. Mr. Markowitz’s experience spans therapeutic areas including cardiovascular, neurovascular, plastic surgery, sterilization and vision. In 2024, Mr. Markowitz joined the board of Octane OC and previously served on the board of Massachusetts Medical Device Industry Council.

Scott B. Ullem, age 58. Mr. Ullem has been Corporate Vice President, Chief Financial Officer since January 2014. In addition, Mr. Ullem has executive responsibility for the Company’s information technology, risk management, indirect sourcing, and corporate services teams. Prior to joining Edwards, he served as Chief Financial Officer of Bemis Company, Inc. ("Bemis"), a Fortune 500 publicly traded global supplier of packaging and pressure sensitive materials used in leading food, consumer, and healthcare products, from May 2010 to December 2013. Mr. Ullem also had leadership responsibility for one of Bemis’ three business segments as well as the company’s information technology function. Previously, Mr. Ullem was an investment banker, serving as Managing Director at Goldman Sachs and later as co-head of Diversified Industries at Bank of America Corporation. In those roles, Mr. Ullem advised public and private companies on mergers and acquisitions as well as debt and equity financings. Mr. Ullem currently serves on the board of directors of Illumina, Inc. and previously served on the board of Berry Global Group, Inc. He is also a Henry Crown Fellow at the Aspen Institute.

Larry L. Wood, age 59. Mr. Wood has been Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement (TAVR) and Surgical Structural Heart, since January 2023. Mr. Wood previously served as Corporate Vice President, TAVR, since 2007. Under his leadership, Edwards has experienced extraordinary growth in the global TAVR business. Prior to assuming his current role, he served as Vice President and General Manager, Percutaneous Valve Interventions, from 2004 to 2007. Mr. Wood has more than 35 years of experience in the medical technology industry at both Edwards and Baxter Healthcare Corporation in positions including manufacturing management, regulatory affairs and strategic and clinical marketing, primarily for the surgical heart valve therapy business. Mr. Wood is a frequently invited faculty member at key interventional cardiology and cardiothoracic surgery scientific congresses. He previously held key positions in manufacturing management, regulatory affairs, and strategic and clinical marketing, primarily in the Company’s leading surgical heart valve franchise. Mr. Wood currently serves on the board of Procept BioRobotics Corporation. Mr. Wood is also a passionate supporter of the United Way Orange County’s Destination Graduation Program, which encourages at-risk high school students to graduate and pursue higher education.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation programs.

Edwards’ 2024 NEOs are as follows:

NEO Names and Current Positions
Bernard J. Zovighian Director and Chief Executive Officer
Scott B. Ullem Corporate Vice President, Chief Financial Officer
Donald E. Bobo, Jr. Corporate Vice President, Strategy & Corporate Development
Daveen Chopra Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies
Larry L. Wood Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart
Jean-Luc Lemercier Former Corporate Vice President, EMEACLA (Europe, Middle East, Africa, Canada and Latin America)*
Catherine M. Szyman Former Corporate Vice President, Critical Care*
* Mr. Lemercier retired on September 30, 2024, and Ms. Szyman separated from employment with the company on September 2, 2024, in connection with the sale of our Critical Care product group.

Executive Summary
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most.
Pay-for-Performance Philosophy.  Our Compensation and Governance Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied to the successful implementation of our long-term corporate strategy.
We are driven by our culture that puts patients first and our long-term corporate strategy that creates value with therapies that transform care and focuses on large, under-treated diseases. Our annual plan is essential to executing our strategy and seeks to do the right thing for patients, identifying unmet clinical needs and developing breakthrough therapies, while maintaining trusted relationships with our stakeholders. As a direct result of our strategy, we have introduced therapies, such as transcatheter aortic valve replacement, transcatheter mitral and tricuspid therapies, novel resilient surgical heart valves and noninvasive advanced hemodynamic monitoring, and we have strengthened our leadership positions. Successfully managing our business in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.
Our executive compensation programs are designed to emphasize performance-based compensation, reward financial performance and the implementation of our corporate strategy and align the financial interests of our executives with those of our long-term stockholders.

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EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN
Financial Drivers	Create Meaningful Value by Transforming Patient Care			Market Drivers
ê		ê		ê
Revenue	Focus	Innovation	Leadership	Share Price
	Singular focus on the large unmet needs of structural heart and critically ill patients	Pioneer breakthrough technologies with compelling evidence	Lead groundbreaking standards of care through trusted relationships	Total Stockholder Return (Relative to a subset of the S&P Healthcare Equipment Select Industry Index)
Earnings Per Share

Cash Flow
Our Corporate Strategy is translated into Strategic Imperatives

Financial Results	2024 Key Operating Drivers ("KODs") measure execution against the following Strategic Imperatives		Performance Objectives	Equity Vehicles
•Evaluated relative to target goals	•Drive global access and adoption of Structural Heart Therapies
•Results weighted	•Lead the global expansion and drive Transcatheter Aortic Valve Replacement (“TAVR”) as the standard of care for Aortic Valve Failure		Assessed against individual objectives focused on financial measures and operational goals within a named executive officer's area of responsibility	•Stock Options
•Restricted Stock Units ("RSUs")
50% Revenue Growth
30% EPS	•Transform and lead the treatment of mitral and tricuspid valve disease			•Performance-Based RSUs ("PBRSUs")
20% Free Cash Flow
•Strengthen and expand global leadership in surgical heart valves and critical care

•Prioritize investments that fortify culture, strengthen leadership, and accelerate innovation

Annual Cash Incentive Compensation			Long-Term Equity Compensation
Determined by multiplying financial measure achievement by KOD achievement by achievement of individual Performance Objectives			50% Options
25% RSUs
25% PBRSUs

2024 Financial and Operating Performance. We were pleased with our strong 2024 financial performance with sales of $5.4 billion, up 9% year-over-year on an underlying basis. We invested more than $1 billion in research and development, achieved key milestones including the introduction of new structural heart technologies, and completed strategic acquisitions that will further augment our structural heart portfolio. We exited 2024 in a strong position with three important growth drivers: TAVR, Mitral and Tricuspid, and emerging opportunities of Structural Heart Failure and Aortic Regurgitation. We believe our foundation, fortified by our patient-focused culture, is more solid than ever and the strategic decisions we made in 2024 position us well for 2025 and beyond.

Our highlights since January 1, 2024 include:
•    we received United States Food and Drug Administration ("FDA") approval and launched the EVOQUE tricuspid valve replacement system for the treatment of tricuspid regurgitation in the United States;
•we launched the Edwards SAPIEN 3 Ultra RESILIA valve in Europe;
•we announced results from the EARLY TAVR trial, the first randomized, controlled trial designed to study the best strategy for treating asymptomatic severe aortic stenosis ("AS") patients and demonstrate the benefits of early intervention with TAVR;

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•we announced results from the TRISCEND II trial, a randomized pivotal trial designed to study the groundbreaking EVOQUE system which demonstrated superiority compared to medical therapy alone for the one-year primary endpoint;
•we completed enrollment in the CLASP II TR trial for the PASCAL tricuspid implant;
•we completed enrollment in PROGRESS, a pivotal trial studying the treatment of moderate AS patients;
•we sold our Critical Care product group to Becton, Dickinson and Company in an all-cash transaction for $4.2 billion. The sale will enable us to pursue expanded opportunities for TAVR, TMTT, and Surgical patients, as well as new investments in interventional heart failure technologies;
•we completed the acquisition of Endotronix, a leader in heart failure management solutions;
•we completed the acquisition of Innovalve Bio Medical Ltd., an early-stage transcatheter mitral valve replacement company; and
•we completed the acquisition of JC Medical, an early-stage company developing a TAVR technology for patients with aortic regurgitation.
Stock Performance.  As a general indicator of our pay-for-performance culture, our Compensation and Governance Committee considers how Edwards’ cumulative total return to stockholders (“TSR”) compares to both the S&P 500 Index and the S&P Healthcare Equipment Select Industry Index (the “SPSIHE”). The table below illustrates our 5-year cumulative TSR on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
*    $100 invested at market close on December 31, 2019, in stock or index, including reinvestment of dividends. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2024 Annual Incentive Plan.  In January 2024, our Board approved the 2024 Annual Incentive Plan that includes the following three elements:
•    corporate financial measurement (based on underlying revenue growth, adjusted earnings per share and adjusted free cash flow targets);
•    Key Operating Drivers (“KODs”) (quantifiable strategic milestones that include financial objectives and are tracked using a points system across our entire organization); and
•    individual performance.

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2024 Corporate Annual Incentive Plan Outcomes.  In January 2025, our Board of Directors approved the 2024 KOD achievement at 124% of target. Our financial performance resulted in financial achievement at 80% of target. Accordingly, our cash incentive plan for corporate employees funded at 99% of target. Final incentive amounts for our NEOs for 2024 also took into account each employee’s individual performance. See “Elements of Compensation—Annual Cash Incentive Plan” below for additional information regarding the annual cash incentive payment.

Determination as to 2021 PBRSU Awards (Performance Period Closed in 2024). In May 2021, our Compensation and Governance Committee granted awards of PBRSUs to certain of our executives. For these awards to vest, Edwards’ TSR for the three-year performance period ending April 30, 2024 had to be at or above -7.5% points from the median TSR of the other companies that were listed in the SPSIHE Subset on the grant date and were still publicly traded on April 30, 2024. Our Compensation and Governance Committee determined that as of April 30, 2024, our relative TSR was 1.71% points above the median and, in line with our pay for performance philosophy, 117.11% of the target award for each executive vested.

Consideration of Say-on-Pay Vote Results.  At our 2024 Annual Meeting, our stockholders cast an advisory vote on the compensation of our NEOs (a “say-on-pay” vote). Approximately 91% of the votes cast on this proposal voted in favor of our NEO compensation. We believe this vote reflects stockholders’ continued strong support of our compensation programs for our NEOs. Our Compensation and Governance Committee will continue to consider the results of say-on-pay votes along with the feedback received from stockholders received through the stockholder outreach program when making future compensation decisions for our NEOs.
Compensation Philosophy and Objectives for NEOs.  Our compensation programs are designed to attract, retain, motivate and engage executives with superior leadership and management capabilities to enhance stockholder value. Within this overall philosophy, our objectives are to:
•    offer programs that place a higher emphasis on performance-based compensation than fixed compensation;
•    align the financial interests of executives with those of our long-term stockholders; and
•    provide compensation that is competitive.

We strongly believe that a significant amount of compensation for our NEOs should be composed of short-term and long-term incentives, or at-risk pay, to focus the executives on near-term goals and strategic initiatives. The amount of such short-term and long-term incentive compensation is dependent on achievement of our annual goals, individual performance, and long-term increases in the value of our stock. In this Proxy Statement, “target total direct compensation” for each NEO consists of (i) base salary, (ii) Incentive Pay Objective (as defined under “Elements of Compensation—Annual Cash Incentive Plan” below), and (iii) long-term incentive awards (presented in the charts below using the values for the awards approved by the Compensation and Governance Committee). The Compensation and Governance Committee assesses the effectiveness of the compensation program and considers changes to the structure and elements of the compensation program after reviewing (1) the total compensation executive officers have been paid out historically under the compensation structure, and (2) reviewing prepared tally sheets which identify and quantify all components of executive pay to be paid out in future years. The review of historical, current and future executive compensation provides a holistic view of the program, and from these assessments, the Compensation and Governance Committee can best determine whether the program has paid for performance as it intended to do and is expected to pay for performance as it intends to do.

The charts below illustrate the percentage weighting of each compensation vehicle that comprise the 2024 target total direct compensation for Mr. Zovighian (our CEO at the end of the fiscal year) and the average for the other NEOs. For 2024, 92% of CEO target pay was at risk, with 80% delivered in long-term incentives. For our other NEOs, over 82% of target pay is at risk, and over 67% is in the form of long-term incentives. Stock options represent the largest portion of pay for our CEO and other NEOs. This heavy weighting on stock options is less common in the market and reflects our corporate strategy of creating long-term stockholder value and our pay philosophy of emphasizing performance-based pay.

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2024 CEO	2024 NEOs (other than CEO)
Target Total Direct Compensation Pay Mix	Average Target Total Direct Compensation Pay Mix

Compensation Process.  Our Compensation and Governance Committee is responsible for discussing, evaluating and approving the compensation of our CEO and our other NEOs, including the specific objectives and target performance levels to be included in our executive compensation plans. Our CEO and other members of the executive leadership team develop our Strategic Imperatives as well as the KODs that measure our achievement of these imperatives. Our Board reviews and approves the Strategic Imperatives and KODs at the start of every year. Our CEO provides input to our Compensation and Governance Committee after year-end regarding achievement of our Strategic Imperatives and KODs. In addition, our CEO and our Corporate Vice President of Human Resources provide recommendations to our Compensation and Governance Committee regarding compensation of our NEOs (other than our CEO). Our Compensation and Governance Committee then determines the compensation of our CEO and reviews and approves the compensation of our other NEOs.
Our CEO and our Corporate Vice President of Human Resources are invited to, and regularly attend, Compensation and Governance Committee meetings as non-voting guests. Our Compensation and Governance Committee regularly meets in executive session without participation by our CEO or other management representatives. In addition, our CEO and Corporate Vice President of Human Resources meet with our Compensation Consultant as well as the Chair of our Compensation and Governance Committee in preparation for Compensation and Governance Committee meetings, and the Compensation Consultant also regularly attends Compensation and Governance Committee meetings and participates in executive sessions with our Compensation and Governance Committee.
Independent Compensation Consultant.  Our Compensation Consultant, Semler Brossy Consulting Group, has been retained by and reports to our Compensation and Governance Committee and provides executive and director compensation consulting services to our Compensation and Governance Committee.
Semler Brossy’s responsibilities for 2024 generally included:
•    Annual and periodic reviews of executive total compensation relative to peers;
•    Annual and periodic reviews of director total compensation;
•    Annual and periodic reviews of our Company’s comparator group;
•    Report on proxy advisory firms around say-on-pay and other compensation matters;
•    Presentations on specialized topics, as requested or applicable;
•    Reports to our Compensation and Governance Committee on market trends and best practices in compensation; and
•    Attendance and participation in all Compensation and Governance Committee meetings and stockholder consultations, as requested.

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The Compensation Consultant does not provide any other services to our Board or our Company. Our Compensation and Governance Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and determined that the Compensation Consultant is independent, and free of conflicts of interest with us or any of our directors or executive officers.

Setting Compensation Levels and Use of Competitive Data.   In determining the appropriate positioning level of each NEO’s target total direct compensation and each component of compensation for an NEO, our Compensation and Governance Committee takes into account its assessment of our Company’s or business unit’s general performance, as applicable for each executive, and the executive’s years of service, experience, level of individual performance and potential to contribute to our future growth. Accordingly, an NEO’s actual compensation may be higher or lower than the median for the position based on our Compensation and Governance Committee’s assessment of these other factors. If our Compensation and Governance Committee determines that changes are appropriate, it has the flexibility to make adjustments for one or more executives.
Consistent with our philosophy of emphasizing pay for performance and as further described in the "Elements of Compensation—Annual Cash Incentive Plan" section below, annual cash incentive payments are designed to be above Incentive Pay Objectives when we exceed our goals and below the Incentive Pay Objectives when we do not achieve our goals. In the event threshold levels of performance are not attained, no annual incentive payment is generally awarded. For purposes of establishing the value of equity awards, stock options are valued as of the grant date using the Black-Scholes valuation model. RSUs and PBRSUs are valued at the fair market value of the underlying shares on the grant date.

Except as otherwise noted above or described below, our Compensation and Governance Committee’s executive compensation determinations are subjective and the result of our Compensation and Governance Committee’s business judgment, which is informed by the experiences of the members of our Compensation and Governance Committee as well as the input from the Compensation Consultant and peer group data provided by the Compensation Consultant.

In order to establish competitive compensation market data for our NEOs, the Compensation Consultant uses public proxy information from companies primarily in the medical technology industry. These peer companies are chosen based on our Compensation and Governance Committee’s assessment of their market capitalization, revenue, business focus, complexity, geographic location and the extent to which our Compensation and Governance Committee believes they compete with us for executive talent (the “Comparator Group”). The composition of the Comparator Group is reviewed annually to monitor the appropriateness of the profiles of the companies included so that the group continues to reflect our competitive market and provides statistical reliability.

The review of the Comparator Group for pay decisions in 2024 was conducted in July 2023. After evaluating a series of qualitative and quantitative factors among other publicly traded U.S. companies in our industry, including scale, talent, business, and operational characteristics and overlap among peers, our Compensation and Governance Committee selected the below companies as the Comparator Group for 2024, which stayed the same from 2023 with the exception of the removal of ABIOMED, Inc. due to its acquisition by Johnson & Johnson in December 2022.

Edwards’ 2024 Comparator Group
Abbott Laboratories	The Cooper Companies, Inc.	Medtronic plc
Agilent Technologies, Inc.	DexCom, Inc.	ResMed Inc.
Align Technology, Inc.	Hologic, Inc.	Stryker Corporation
Baxter International Inc.	IDEXX Laboratories, Inc.	Teleflex, Inc.
Becton, Dickinson and Company	Illumina, Inc.	Zimmer Biomet Holdings, Inc.
Boston Scientific Corporation	Intuitive Surgical, Inc.

As of May 15, 2023, Edwards ranked at the 64th percentile of this group when measured on the basis of 90-day average market capitalization. Compensation data are generally regressed for market capitalization to ensure that the data are not distorted by larger companies. Regression analysis is a commonly used technique to size-adjust data, which allows for more statistically valid comparisons. The key measure used in our regression model is market capitalization. Based on this measure, the regression formula correlates and adjusts the raw data for base salary, total cash compensation and target total direct compensation to predict those items based on the market capitalization for each of the Comparator Group companies.
Although data from the Comparator Group are the primary data input for compensation decisions for our NEOs, consideration is given to compensation data for companies in healthcare-related industries as reported in nationally recognized Radford Global Technology and Global Lifesciences Compensation Surveys. Our Compensation and Governance Committee considers both survey data that is healthcare-specific and also general industry data for

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companies within a similar size scope to Edwards. Our Compensation and Governance Committee believes it is appropriate to refer to these additional data because we compete with these types of companies for executive talent.
We do not target any specific percentile but instead consider the market data along with factors like the individual’s performance and context from the talent market more broadly to determine our target total direct compensation and the elements of compensation for our NEOs.

Elements of Compensation.  The compensation package for each NEO consists primarily of (i) base salary, (ii) an annual cash incentive payment based on attainment of pre-established financial measures, operating goals, and individual performance, and (iii) long-term stock-based incentive awards. Each of these three components of compensation is intended to promote one or more of our objectives of designing executive compensation that is performance-based, is competitive, and aligns the interests of the executives with our stockholders.

Element of Compensation	Why We Pay this Element	Compensation and Governance Committee’s Evaluation Criteria
Base Salary	• Fixed compensation component	• Competitive data, the executive’s responsibilities, years of service, prior experience and expertise, individual performance, future potential, and internal equity are considered
• Attract and retain executives

Annual Cash Incentive	• Variable compensation component
• Incentive plan funding is determined by multiplying the financial measurement achievement by the KOD achievement times the Individual Performance Objective Achievement. For more details, see "Annual Cash Incentive Plan" below

• Reward achievement
•Align compensation with corporate financial measures, operating and strategic goals, and individual objectives

• Pay-for-performance
•Up to a maximum of 200% of pre-established Incentive Pay Objective
Long-Term Incentive Awards
Stock Options	• Variable compensation component
• The size and composition of long-term incentive awards take into account competitive target total direct compensation pay positioning guidelines using market reference data from the Comparator Group, along with the individual executive’s level of responsibilities, ability to contribute to and influence our long-term results, and individual performance

• Attract and retain executives
•Align with stockholders' interests and value creation

• Require performance as value is only realizable if the share price increases
RSUs	• Variable compensation component
• Attract and retain executives
•Align with stockholders' interests and value creation

PBRSUs	• Variable compensation component
• Pay-for-performance
• Align with stockholders' interests
Benefits	• Attract and retain executives	• Executives are eligible to participate in benefit programs on same terms as those generally offered to other Company employees
• Align with stockholders' interests by encouraging our executives to remain focused on our business

Base Salary.    Our Compensation and Governance Committee generally reviews each NEO’s base salary in February and any approved changes are effective with the first pay period in April of each year. The base salary for our CEO is established in a similar manner and is described more fully under “Employment and Post-Termination Agreements” below. Mr. Zovighian’s annual base salary was increased to $1,150,000 in 2024 to move his base salary closer to the median for similar positions in the Comparator Group. The annual base salary levels for Messrs. Ullem, Bobo, Chopra, Wood and

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Lemercier were increased to $781,100, $736,751, $630,000, $780,000, and $774,192, respectively, in 2024 to help maintain market competitiveness and based on our Compensation and Governance Committee's assessment of the executive's roles and contributions and, to provide competitive compensation, the salaries paid by the Comparator Group companies to executives holding similar positions. The Compensation and Governance Committee did not adjust Ms. Szyman’s rate of base salary in 2024 because it had adjusted her base salary in December 2023 in connection with the anticipated divestiture of our Critical Care product group.

Annual Cash Incentive Plan.    All of our NEOs and many other management and non-management-level employees (approximately 18,818 employees) participated in the 2024 Edwards Incentive Plan (the “Incentive Plan”). Our Compensation and Governance Committee establishes for each NEO the amount of target annual cash incentive payment that may be earned for performance, referred to as the “Incentive Pay Objective.” Our Compensation and Governance Committee generally sets the Incentive Pay Objective at a level so that the total cash compensation (base salary plus incentive payment for expected performance) for our NEOs will be at approximately the median of executives at comparable positions in the Comparator Group. Our Compensation and Governance Committee then considers performance results to determine the actual cash incentive payments.

The actual Incentive Plan amount earned by each NEO is determined based on our financial performance, KOD achievement, and the executive's individual performance, as follows:

Financial Measurement Achievement

(based on underlying revenue growth, adjusted earnings per share, and adjusted free cash flow targets set at the beginning of the year)
The financial measurement multiplier
may not exceed 175%
X	KOD Achievement (based on strategic, corporate, and business unit objectives determined at the beginning of the year) The aggregate KOD multiplier may not exceed 150%	X	Individual Performance Objective Achievement (based on individual performance objectives determined at the beginning of the year)	=	Actual Incentive Plan amount earned (as a percentage of the NEO's Incentive Pay Objective)

The “Grants of Plan-Based Awards in Fiscal Year 2024” table below reports the Incentive Pay Objective (called the “Target” in the table) established for each NEO for 2024 as well as the maximum amount that could have been earned by each NEO under the Incentive Plan for 2024 had the maximum performance levels been attained (which for each NEO is 200% of the NEO’s Incentive Pay Objective). To help maintain market competitiveness and based on our Compensation and Governance Committee's assessment of the executive's roles, contributions, and to provide competitive compensation, each NEO's target Incentive Pay Objective (as a percentage of the NEO's annual base salary) for 2024 was reviewed and adjusted accordingly.

Annual Cash Incentive Plan Funding—KOD Components and Performance Measures

Our Compensation and Governance Committee, after consultation with management, sets annual incentive performance goals each year for achievement of financial measures and KODs. Financial measures are non-GAAP calculations generally on the same basis as contained in our financial guidance, subject to further adjustment to account for material developments during the year. In January 2024, our Compensation and Governance Committee selected revenue growth (50% weighting); earnings per share (30% weighting); and free cash flow (20% weighting) as the financial measures under the Incentive Plan for 2024 and initially established the minimum, target, and maximum financial measure performance levels set forth in the chart below. Our Compensation and Governance Committee chooses financial measures that are tied to our performance which is intended to motivate and reward executives for our Company’s annual performance. No funding is earned if actual performance associated with at least one of the financial goals does not exceed the pre-established minimum threshold. Achievement of the maximum level specified for each financial goal would result in a financial achievement multiplier of 175%.

Our Compensation and Governance Committee also established the Key Operating Drivers, or KODs, used under the Incentive Plan for 2024. The KODs are a rigorous set of milestones and metrics that are used throughout our Company to manage annual objectives at a more granular level. Annually, our Board approves our Company’s Strategic Imperatives from which our KODs are derived. The KODs contemplate near- and long-term objectives of our multi-year strategy, and the KODs are how we translate these strategic goals into specific tangible and quantifiable metrics to be achieved in any given year, holding all employees, including executives, accountable for our Company’s and their individual performance.

For 2024, there were five Strategic Imperatives approved by our Board of Directors from which the KODs were derived:

•Drive global access and adoption of Structural Heart Therapies
•Lead the global expansion and drive TAVR as the standard of care for Aortic Valve Failure

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•Transform and lead the treatment of mitral and tricuspid valve disease
•Strengthen and expand global presence in surgical heart valves and critical care
•Prioritize investments that fortify culture, strengthen leadership, and accelerate innovation

Underlying these Strategic Imperatives are approximately 95 specific KOD metrics and milestones relating to, among other things, research and development, commercial and financial milestones in each of the four business units, key initiatives to increase patient access to our therapies and specific milestones for global supply chain as it relates to launches of products, supply, capacity, quality, productivity, service and capabilities. We do not disclose our KODs in detail because we believe doing so would cause a meaningful competitive disadvantage. Approximately 27% of the KODs include a financial component. Performance within the expected range results in a multiplier of 100%. Performance below the range is considered sub-optimal and will result in a discount to the financial measure. Performance above the range is considered extraordinary and results in a multiplier above 100%. The aggregate KOD multiplier may not exceed 150%.

Incentive Plan funding is determined after results of achievement of the predetermined financial measures and KODs are known, and is calculated by multiplying the financial measure achievement by the KOD achievement.

Annual Cash Incentive Plan Funding—2024 Actual Incentive Plan Funding Results

The following table shows the target level for each financial goal under the 2024 Incentive Plan, the level of achievement required to reach the minimum and maximum achievement levels, and our actual 2024 performance against the goal. Interpolation is applied for results between the levels shown in the chart and no portion of the incentive corresponding to a particular goal will be earned if actual performance falls short of the minimum level for that goal.

2024 Company Financial Performance Measures*

	Percentage of Financial Measure Achievement
	Minimum (25%)	Target (100%)	Maximum (175%)	Actual (%)

Revenue Growth – 50% Weight	4%	11.5% to 12%	19%	8.9%
Earnings per Share ($) – 30% Weight	$2.55	$2.85 to $2.88	$3.18	$2.76
Free Cash Flow ($M) – 20% Weight	$880	$1,380	$1,880	$1,362

*     Revenue growth used in setting and determining compensation is not calculated in accordance with GAAP, as further described in Appendix A. Earnings per share used in setting and determining compensation is not calculated in accordance with GAAP and reflects adjustments for items such as intellectual property agreement and litigation expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, and any significant acquisitions or program discontinuations that occurred during the plan year. Free Cash Flow is also a non-GAAP financial measure that is defined as cash flows from operating activities less capital expenditures and, on a non-GAAP basis, adjusts for the same considerations as earnings per share.

Based on actual performance against the financial goals, our overall financial measure achievement multiplier for 2024 was 80%. The financial measure achievement is then multiplied by the KOD level of achievement. After evaluating actual achievement of approximately 90 different metrics and milestones underlying these KODs, our Board determined in its judgment that the overall KOD achievement multiplier for 2024 was 124%. Based on the formula above, combining financial performance of 80% with KOD performance of 124%, our Compensation and Governance Committee arrived at an actual calculated Incentive Plan funding of 99%.

Changes for 2025 Incentive Programs. To align our business, strategy and incentive programs, our Compensation and Governance Committee determined that free cash flow will be removed from the Annual Cash Incentive Program. For 2025 and going forward, we will be aligning the Annual Cash Incentive Program metrics with the core goals of delivering sustainable and profitable growth through increased weighting on Revenue Growth and EPS (60% and 40%, respectively).

Annual Cash Incentive Plan Funding—Individual Performance

Individual performance objectives for our CEO are approved by our Compensation and Governance Committee, and the individual performance objectives for our other NEOs are established collaboratively by our CEO and each such executive. Our Compensation and Governance Committee believes each executive has an appropriate number of meaningful individual performance objectives. The individual performance objectives are chosen to create goals, the

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attainment of which is designed to implement our strategic and operating plans, with a focus on the achievement of the financial measures and operational goals within each executive’s individual area of responsibility.

These objectives are considered in the aggregate to determine an overall performance assessment for each NEO for the purposes of determining compensation. Although some of the individual performance objectives are expressed in qualitative terms that require subjective evaluation, objectives also include several quantitative measures. However, the assessment of the overall performance for each NEO involves a subjective process. Our CEO reviews the performance of each NEO (other than our CEO) with our Compensation and Governance Committee and recommends a performance assessment for each executive. Our Compensation and Governance Committee assesses our CEO’s performance. Our Compensation and Governance Committee then exercises subjective judgment, reviewing the individual performance objectives, the overall performance of the individual executive against all of his or her individual objectives, taken together, and the executive’s performance relative to the environment and to other executives. There is no formal weighting of the individual performance objectives. Individual performance may impact an executive’s cash incentive payment, subject to an overall cap on incentive payments of 200% of the Incentive Pay Objective.

The individual performance objectives for our CEO and our other NEOs and the factors considered by our Compensation and Governance Committee for 2024 are described below.

NEO	2024 Performance Objectives and Factors Considered by our Compensation and Governance Committee
Mr. Zovighian
•Enhance and deploy strategy; drive our strategic imperatives through KOD achievement; achieve Company financial goals; increase shareholder value; attract, develop, and retain a diverse, talented team; promote a strong culture consistent with our Credo and Aspiration; and support proactive Board governance.

•Our Compensation and Governance Committee found that Mr. Zovighian achieved or exceeded most of his performance objectives in 2024. Our Company delivered on short-term goals and investments in our technology pipeline and infrastructure-related strategic initiatives intended to drive long-term growth and success. Mr. Zovighian executed on our patient-focused strategy and longer-term vision resulting in portfolio decisions to focus on structural heart innovation. Edwards completed the sale of its Critical Care business, increasing business focus and providing the Company with capital to execute on future strategy priorities. In addition, we delivered on corporate impact goals, including those related to engagement in our patient initiatives as well as our commitment to our employee engagement initiatives. Mr. Zovighian promoted a strong patient-focused culture with the Board as well as with our employees. While financial objectives were not fully met during 2024, Edwards’ actions during the year positioned the Company for strong future value creation.

Mr. Ullem
•Execute strategic plan and deliver Annual Operating Plan and Key Operating Drivers; Reinforce Edwards' valuation; Report timely and accurate financial information; Attract, develop and inspire talented employees; Provide leadership in corporate transactions that focus business priorities and position the Company for future success.

•Our Compensation and Governance Committee noted that Mr. Ullem demonstrated strong overall performance in the role of Chief Financial Officer. Specifically, he played pivotal roles in the sale of the Critical Care business and the acquisitions of several companies that complement Edwards’ overall patient offerings, advanced efforts to strengthen relationships with stockholders, led effective financial planning, and continued implementation of efficiency programs. While financial objectives were not fully met during 2024, Edwards’ actions during the year positioned the Company for strong future value creation.

Mr. Bobo
•Develop and implement Edwards’ corporate strategy, drive strategic imperatives through KOD achievement, establish and execute business development goals that advance our strategy and strengthen our portfolio; provide leadership to our Strategy, Corporate Development and U.S. Healthcare solution teams; advance our emerging heart failure strategy; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•The Compensation and Governance Committee recognized Mr. Bobo’s leadership in continually advancing and executing our innovation-driven strategy during 2024 including, strengthening our companies’ portfolio across the core businesses and, building a portfolio of options that advance our heart failure initiative, representing Edwards with key external partners and industry trade organizations. Mr. Bobo executed business transactions that both improved our focus and financial position while strengthening our pipelines, advancing key initiatives, complementing our internal R&D investments and added new growth initiative. He provided leadership for our new strategic initiatives including investment analysis, strategic fit analysis, and alliance management.

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Mr. Chopra
•Define and lead strategy execution for the Transcatheter Mitral and Tricuspid Therapies business. Develop therapy solutions and go-to-market approaches that fulfill the largely unmet patient needs and capitalize on the large growth opportunity; consistently deliver targeted sales growth and achieve financial and operational goals; attract, develop and retain a diverse and talented team; and promote a strong culture consistent with our Credo and Aspirations.

•Our Compensation and Governance Committee noted that Mr. Chopra was able to exceed targeted 2024 revenue goals, with nearly 80% growth. He has led successful clinical outcomes for key patient solutions and driving successful progress in commercial launches in the US and Europe. He is enhancing global expansion and reach of our technologies that can lead to improved patient outcomes.

Mr. Wood
•Develop, evolve and execute the strategy for the Transcatheter Aortic Valve Replacement business to lead therapy growth and fortify our leadership position; consistently deliver sales growth and achieve the financial goals for the Transcatheter Aortic Valve Replacement business; drive innovation and improve patient treatment through 2024 product development and indication expansion KODs; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations. Additionally, Wood has responsibility for our Surgical Structural Heart business and oversees the strategy and overall execution of their plans.

•Our Compensation and Governance Committee noted that under Mr. Wood’s leadership, our Company delivered solid 2024 revenue growth despite the challenging market environment, though results were somewhat below targeted levels. Edwards continued our strong patient focus with on-site case support globally and was present in the great majority of the cases. Mr. Wood and team drove continued adoption of the SAPIEN 3 Ultra RESILIA platform, with notable progress in Europe. Mr. Wood continued to advance clinical trials, with EARLY TAVR results presented at the October TCT conference. Mr. Wood led efforts that are expected to expand FDA labeled indication to include asymptomatic severe AS patients in 2025.

Mr. Lemercier
•Develop, evolve, and execute the strategy for the EMEA, Canada, and Latin America regions. Consistently deliver sales growth and achieve the financial goals for the regions; enhance patient and customer relationships; define location-specific strategies to improve commercial opportunities; attract, develop and retain talented employees; promote a culture of patient focus, innovation, operational excellence and quality compliance, support a successful transition to the new region leader.

•The Compensation and Governance Committee noted that Mr. Lemercier continued to deliver strong financial performance across his regions. He maintained strong commercial relationships and developed new opportunities, including active partnership with business units to improve positioning such as with adoption of the SAPIEN 3 Ultra RESILIA platform in Europe. Mr. Lemercier focused on region-specific talent development, strengthening our patient-focused culture and facilitated a seamless transition to Ms. Annette Brüls upon his retirement.

Ms. Szyman
•Develop, evolve, and execute the strategy for the Critical Care and Vascular businesses to strengthen the core and expand through Smart Recovery technologies; consistently deliver sales growth and achieve the financial goals for the Critical Care and Vascular businesses; drive innovation and 2024 product development KODs; support the execution of strategic alternatives for the Critical Care business; attract, develop and retain talented employees; and promote a culture of patient focus, innovation, operational excellence and quality compliance.

•The Compensation and Governance Committee noted that Ms. Szyman delivered impressive financial results while simultaneously facilitating the sale of the Critical Care business. Ms. Szyman was integral to driving the sale of the business and maintaining a high level of employee engagement throughout the transition process.

Annual Cash Incentive Plan Funding—Amounts Earned

Each NEO’s actual Incentive Plan amount earned for 2024 was determined by multiplying the NEO’s target Incentive Plan Objective by the financial achievement at 80% of target, the KOD achievement at 124% of target, and the individual performance percentage modifier for the executive (subject to the overall maximum Incentive Plan payment of 200% of the NEO’s Incentive Plan Objective).

Committee Review Process.  Our Compensation and Governance Committee generally meets each January and February to review and approve annual incentive payments for the prior year and to set incentive performance targets for the current year. In February 2025, our Compensation and Governance Committee determined incentive payments to the NEOs that ranged from 84% to 104% of the Incentive Pay Objectives for our NEOs. The payout for our CEO, CFO, and Corporate Vice President and Group President, TAVR and Surgical Structural Heart was 84% of target and the average payout for our NEOs other than our CEO was 96% of target which supports our Compensation and Governance

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Committee’s recognition of our Company’s long-term achievements in 2024 while also recognizing that financial outcomes did not fully meet our targeted objectives. The amount approved for each NEO for 2024 is reported in the accompanying “Summary Compensation Table.” The incentive payments were paid in March 2025.

Long-Term Incentive Awards.  The mix of long-term incentive awards granted to our NEOs in 2024 included stock options, PBRSUs and RSUs. Stock options represent the largest portion of our equity grant values as our Compensation and Governance Committee views them as most closely tied to our corporate strategy of creating long-term stockholder value. The Committee also views stock options as performance-based equity compensation because the value of our common stock must increase after the date of grant of the options in order for the options to have any value. Having a seven-year time horizon, stock options also promote the retention of our executives and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline. PBRSU awards vest based on achievement of relative TSR performance, which our Compensation and Governance Committee believes is a straightforward and objective metric for our stockholders to evaluate our performance against the performance of other companies and to align with stockholder interests. The RSU awards have value regardless of stock price performance, so they help promote the stability and retention of a strong executive team over the longer term (vesting schedules generally require continuous service over multiple years, as described below) while also being directly aligned with stockholder value outcomes.

The 2024 long-term incentive awards granted to each of our NEOs were weighted 50% stock options, 25% PBRSUs, and 25% time-based RSUs (except as noted below for Ms. Szyman). We believe rewarding a combination of absolute TSR (through stock options) and relative TSR (through PBRSUs), and providing stock-denominated time-based vesting RSUs, results in a balance between these incentives that appropriately aligns our executives’ pay with stockholder value while promoting the stability and retention of the executive team. Our Compensation and Governance Committee considers Comparator Group practices, the different risk and reward characteristics of these three types of awards, and our executive compensation philosophy when considering the weighting of the three types of awards to grant. Upon consideration of these factors, the Committee continues to believe that the Company’s equity approach of including a greater proportion of stock options and PBRSUs in the aggregate is most consistent with our performance-based pay philosophy that encourages long-term shareholder value creation. In consideration of the pending divestiture of the critical care product group, the Compensation and Governance Committee determined that Ms. Szyman's performance would be awarded only in RSUs in 2024.
Stock Options.  Stock options granted in 2024 to Messrs. Zovighian and Chopra have a seven-year term and vest annually over four years as they were not retirement-eligible at the time of grant. Stock options granted in 2024 to Messrs. Ullem, Bobo, Wood and Lemercier have a seven-year term and vest monthly over 36 months, consistent with the vesting standards established by our Company for its stock option grants to employees who are retirement-eligible which refers to those employees who are 55 years or older with 10 years of service. Stock options granted during 2024 have an exercise price equal to the closing price on the day of the regular Board meeting held on the next day following Compensation and Governance Committee approval as that was the effective date of grant for these options.

PBRSUs.  PBRSUs awarded in 2024 are based on relative TSR performance as measured for the three-year performance period beginning April 30, 2024 and ending April 30, 2027. The percentage of the target PBRSU awards that will vest at the end of the three-year performance period depends on the percentage by which our annualized TSR exceeds or falls short of the median annualized TSR (calculated assuming dividend reinvestment) of the SPSIHE Subset (as defined below). The chart below illustrates the maximum, target and threshold performance levels and the PBRSU payout at each level (with the payout level determined on a pro-rata basis for actual performance between the levels shows in the chart).

2024 PBRSU Performance Levels	Annualized TSR vs Median of SPSIHE Subset	Payout as a Percentage of Target Award
Maximum	+7.5% or more points from median	175%
Target	Median	100%
Threshold	-7.5% points from median	25%
No Payout	More than -7.5% points from median	0%
The maximum and threshold performance levels applicable to the awards were set at levels that our Compensation and Governance Committee believed were consistent with the historical 75th and 25th percentile levels, respectively, for the TSRs of the SPSIHE Subset. The “SPSIHE Subset” is a subset of 21 companies in the S&P Healthcare Equipment Select Industry Index that are also in the S&P 500 Index or S&P 400 Midcap Index. We believe this group is a strong comparator for performance purposes as it includes companies comparable in size to our Company with similar business models.

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RSUs.  RSUs awarded in 2024 to our NEOs vest 25% annually over four years on each anniversary of the award date, subject to continued employment of the award recipient through the applicable vesting date.
At our Compensation and Governance Committee meeting immediately preceding the stockholder meeting in May of each year, our Compensation and Governance Committee generally determines the size of the long-term incentive award for each NEO. In keeping with our commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives for 2024 comprised, on average, 72% of the value of our NEO’s target total direct compensation package.
For 2024, our CEO evaluated each NEO’s performance (other than his own), as discussed previously (see “Compensation Process” above), and made specific recommendations as to their equity award levels for our Compensation and Governance Committee’s consideration. Our Compensation and Governance Committee approved awards for our NEOs (other than our CEO), taking into account these recommendations and our Compensation and Governance Committee’s assessment of the factors noted above for each executive. Our Compensation and Governance Committee, with input from the full Board, evaluated our CEO’s performance using the same criteria as discussed above in “Compensation Process” to establish the appropriate award for our CEO. Equity awards are granted under the Company’s Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”), which has been previously approved by stockholders.
Value of Equity Awarded in 2024.  Stock options are valued as of the grant date using the Black-Scholes valuation model. The Black-Scholes valuation used by our Compensation and Governance Committee in granting the equity awards, is the same valuation used by our Company in measuring and recognizing compensation expense.  RSUs and PBRSUs are valued at the fair market value of the underlying shares on the grant date, with the value of PBRSUs based on the “target” level of performance. Under applicable accounting rules, however, the grant-date fair value of the PBRSUs awarded to our NEOs is calculated for purposes of our financial reporting using a Monte Carlo simulation pricing model. The PBRSUs are included as compensation for our NEOs in the “Summary Compensation Table” based on this valuation methodology. For information on the assumptions used in this fair value computation, refer to Note 16 of the “Notes to Consolidated Financial Statements” in our 2024 Annual Report. Our Compensation and Governance Committee does not apply the Monte Carlo simulation when it determines the number of PBRSUs to be awarded to an executive (instead basing the value of a PBRSU on the fair market value of the underlying “target” number of shares on the grant date) to simplify the award process and provide more consistent award sizing (based on the number of shares subject to the awards) from year to year.

The following chart shows the values of the PBRSU awards approved by our Compensation and Governance Committee in 2024 that were used to determine the number of shares subject to the awards (based on the $85.84 closing price per share of our common stock on May 7, 2024, the grant date for the PBRSUs, and calculated at the “target” level of performance and without taking the Monte Carlo simulation pricing model into account), as well as the accounting grant-date fair value of the PBRSUs we are required to use under applicable SEC rules to report in the “Summary Compensation Table” (calculated as noted in the footnotes to the “Summary Compensation Table,” and including the impact of the Monte Carlo simulation pricing model).

	2024 PBRSU Awards
Name	Value Based on Grant Date Fair Market Value	Value Required to be Included in Summary Compensation Table
Mr. Zovighian	$2,875,640	3,271,610
Mr. Ullem	950,678	1,081,585
Mr. Bobo	575,128	654,322
Mr. Chopra	600,880	683,620
Mr. Wood	748,954	852,084
Mr. Lemercier	611,610	695,828
Ms. Szyman	—	—

The equity awards granted to our NEOs in 2024, and the grant-date fair value of these awards, is set forth in the “Grants of Plan-Based Awards in Fiscal Year 2024” table below.

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Determination as to 2021 PBRSU Awards.  In May 2021, our Compensation and Governance Committee granted awards of PBRSUs to certain of our executives. For these awards to vest, Edwards’ TSR for the three-year performance period ending April 30, 2024 had to be at or above -7.5% points from the median TSR of the other companies that were listed in the SPSIHE Subset on the grant date and were still publicly traded on April 30, 2024. Edwards’ TSR for that performance period, and the TSR levels that would have resulted in payout at the threshold, target, and maximum levels, are as follows:

2021 PBRSU Performance Levels	Company’s TSR vs Median of SPSIHE Subset	TSR Over Three-Year Period	Payout as a Percentage of Target Award
Maximum	+7.5% points from Median	5.60%	175%
Target	Median	-1.90%	100%
Threshold	-7.5% points from Median	-9.40%	25%
Edwards	1.71% points above Median	-0.19%	117.11%
Our Compensation and Governance Committee determined that as of April 30, 2024 our relative TSR was at 1.71% points above the median and, accordingly, 117.11% of the target award for each executive vested. Amounts realized by our NEOs attributable to these awards can be found in the “Option Exercises and Stock Vested in Fiscal Year 2024” table below.

Stock Ownership Guidelines and Holding Requirement.    Under our guidelines, executives are expected to own shares of Edwards’ stock as follows:

CEO	Other NEOs

6 times base salary	3 times base salary

All of our NEOs satisfy the applicable guideline level of ownership or are in compliance with the holding requirements as of the date of the filing of this proxy statement.
Stock ownership guidelines were established to create additional owner commitment and to emphasize stockholder value creation. Expected ownership levels are adjusted as the executives’ annual base salaries change. Executives who have not met the guidelines must hold 50% of the net shares of our common stock acquired in connection with the exercise of stock options and the vesting of restricted stock, RSU awards, and PBRSU awards (after satisfaction of applicable taxes and, in the case of options, payment of the exercise price) until the guidelines are met. In the event an executive achieved the guideline but was unable to maintain the ownership level due to a decline in the price of our common stock, the 50% holding requirement is reinstated.
Prohibition on Pledging and Hedging.    Our Insider Trading Policy prohibits all members of our Board, all officers subject to Section 16 reporting, and all members of our executive leadership team from pledging or hedging our Company’s securities. Pledging includes holding our Company’s securities in a margin account or otherwise pledging our Company’s securities as collateral for a loan. Hedging includes entering into short sales, exchange-traded put and call options, sales against the box, swaps, forwards, futures, collars, exchange funds, or other derivative or financial instruments that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. To our knowledge, none of our NEOs have engaged in pledging or hedging with respect to our common stock.

Timing of Equity Awards.    Our practice is to grant annual equity awards at our Compensation and Governance Committee meeting in May of each year and awarded on the date of our Board meeting immediately following that Committee meeting. These meetings are scheduled years in advance and occur in connection with our annual meeting of stockholders. Thus, as in 2024, these equity award grants typically occur within four business days before we file a Current Report on Form 8-K with the SEC to report the results of voting at our annual meeting. Any other equity awards, such as grants to new hires, are generally granted on the date of the next regularly scheduled Board meeting after the new hire or other event to which the award relates. As the grant date for our annual equity awards is scheduled years in advance, our Compensation and Governance Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Benefits and Perquisites.    Our NEOs are eligible to participate in employee benefit programs generally offered to our employees employed in the same jurisdiction as our NEO, including for all NEOs employed in the United States, the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“401(k)”), which provides for a Company matching contribution. Our Company matches employee 401(k) contributions dollar for dollar up to the first 4% of a participant’s eligible cash compensation, and 50% of the next 2% of eligible cash compensation. In addition, we provide certain limited other perquisites to our NEOs described below that are not generally available to our employees.

Our Compensation and Governance Committee conducts an annual review of the competitiveness of our perquisite program, including its individual components and levels, against the perquisite programs of companies in the Comparator Group. As a result of these reviews, our Compensation and Governance Committee may make adjustments from time to time in the benefits and perquisites provided as it determines to be appropriate. We removed perquisite allowances from the perquisite program in 2022. We believe that providing the limited perquisites noted below either enhances the competitiveness of the executive’s compensation in a relatively inexpensive way or, as to certain perquisites provided to an executive employed outside of the United States, is commonplace for an executive employed in that particular geography. These perquisites are described below and reported in the “Summary Compensation Table.”

Allowances. In 2024 we paid Mr. Lemercier a car allowance of $21,359 and a housing allowance of $25,509. We believe these benefits are competitive for similar positions in the Swiss market.

Executive Physical Examination. In 2024, we paid up to $2,333 for each annual physical examination received by a NEO. This benefit encourages the proactive management of the executive’s health, helping best position the executive team to be able to address the ongoing and day-to-day issues we face.
Pension. Mr. Lemercier participates in our pension plan applicable to our salaried employees at our Nyon, Switzerland facility (see the section “Pension Benefits” below). Other than our 401(k) plan described above, we do not have any pension plans in which any of the other NEOs participate.
Deferred Compensation.  We have adopted a deferred compensation plan for our NEOs and certain other management employees to enable them to save for retirement by deferring their income and the associated tax to a future date or termination of employment. Under the Executive Deferred Compensation Plan (the “EDCP”), return on compensation deferred by participants is based on investment alternatives selected by the participant. We believe that the EDCP is comparable to similar plans offered by companies in the Comparator Group.
The amounts deferred and accrued under the EDCP for our NEOs are reported below in the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Plans” table.

Employment and Post-Termination Agreements.  We have entered into form employment agreements and change-in-control severance agreements with our CEO and our other NEOs. The form employment agreement is an at-will arrangement and does not provide for any benefits or payment in the event of an involuntary termination by us, for any cause or without cause. However, Mr. Zovighian and our other NEOs are entitled to severance benefits under their change-in-control severance agreements in the event their employment terminates in certain circumstances in connection with a change in control of Edwards. In addition, we entered into a spinoff change-in-control agreement with Ms. Szyman in connection with the divestiture of our Critical Care product group. This agreement and her employment agreement terminated on September 2, 2024 in connection with the closing of the divestiture with no severance benefits paid. The material terms of the severance arrangements are described in the “Potential Payments upon Termination or Change in Control” section below. In addition, Messrs. Zovighian, Ullem, Bobo, Chopra and Wood are eligible to participate in a general severance plan for eligible U.S. employees, in each case upon a qualifying termination of employment.

Tax Implications – Policy Regarding Section 162(m).    Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain awards granted by our Company before November 2, 2017 that were based upon attaining pre-established performance measures set by our Compensation and Governance Committee, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation our Compensation and Governance Committee intended to be deductible will in fact be deductible. Although the potential deductibility of compensation is one of the factors our Compensation and Governance Committee notes when designing our Company’s executive compensation program, our Compensation and Governance Committee has the flexibility to take any compensation-related actions it determines are in the best interests of our Company and our stockholders, including awarding compensation that will not be deductible for tax purposes.

Our Compensation and Governance Committee recognizes the importance of preserving our ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market. Our

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Compensation and Governance Committee will continue to design salary, annual incentive bonuses and long-term incentive compensation in a manner that our Compensation and Governance Committee believes prudent or necessary to hire and retain our NEOs, and may approve non-deductible compensation arrangements for our executive officers from time to time when it believes that these other considerations outweigh the benefit of the tax deductibility of the compensation.

COMPENSATION AND GOVERNANCE COMMITTEE REPORT
The Compensation and Governance Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on its review and discussions, the Compensation and Governance Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s 2024 Annual Report on Form 10-K.
The Compensation and Governance Committee:
Paul A. LaViolette (Chair)
Leslie C. Davis
Steven R. Loranger
Nicholas J. Valeriani
This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION
The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow.
Summary Compensation Table – Fiscal 2022-2024

The “Summary Compensation Table” quantifies the value of the different forms of compensation earned by or awarded to our NEOs for the years listed.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All Other Compensation $(5)	Total $
Mr. Zovighian	2024	1,133,846	—	6,147,250	5,748,762	1,451,588	98,028	$14,579,474
Chief Executive Officer and Director	2023	972,814	—	5,099,085	5,500,679	1,234,207	62,235	12,869,020
	2022	641,922	—	1,092,210	1,209,870	344,862	49,563	3,338,427
Mr. Ullem	2024	774,333	—	2,032,263	1,900,561	525,938	70,088	$5,303,183
Corporate Vice President, Chief Financial Officer	2023	743,421	—	2,290,904	2,308,575	546,003	60,250	5,949,153
	2022	704,816	—	1,314,025	1,457,589	319,643	65,326	3,861,399
Mr. Bobo	2024	737,054	4,000	1,229,450	1,149,042	$576,131	51,932	$3,747,609
Corporate Vice President, Strategy & Corporate Development	2023	721,939	—	1,453,964	1,566,163	504,060	45,673	4,291,799
	2022	692,745	4,000	992,873	1,101,414	351,624	47,243	3,189,899
Mr. Chopra	2024	627,346	—	1,284,500	1,198,733	$556,133	53,779	$3,720,491
Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies
Mr. Wood	2024	778,500	—	1,601,038	1,500,138	$656,370	72,615	$4,608,661
Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart	2023	763,227	—	2,010,988	1,898,467	662,625	59,727	5,395,034
	2022	695,336	2,000	1,165,265	1,293,106	337,238	65,876	3,558,821
Mr. Lemercier	2024	587,253	—	1,307,438	1,224,484	484,019	165,070	$3,768,264
Former Corporate Vice President, EMEACLA	2023	741,355	—	357,276	384,317	664,727	214,152	2,361,827
	2022	665,635	—	2,228,867	2,446,507	361,414	208,689	5,911,112
Ms. Szyman	2024	490,769	1,000	4,249,116	—	729,760	39,327	$5,509,972
Former Corporate Vice President, Critical Care	2023	672,728	1,000	1,479,357	1,596,052	552,420	38,474	4,340,031
(1)    The amounts shown for 2024 include amounts that were deferred into the EDCP as follows: Mr. Zovighian – $107,452; Mr. Ullem – $58,101; Mr. Bobo – $186,583; Mr. Chopra – $38,935; Mr. Wood – $65,373; Mr. Lemercier – $0 and Ms. Szyman – $430,125. The EDCP is more fully described in the section following the “Nonqualified Deferred Compensation Plans” table below. Mr. Lemercier’s salary is paid in Swiss Francs and reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.1337, 1.1154 and 1.0504 (each of which is our average monthly intercompany Swiss Franc to United States dollar exchange rate for the year), for years 2024, 2023 and 2022, respectively.
(2)    The amounts shown for Ms. Szyman and Messers Bobo and Wood include awards received through our Innovation Rewards Program which compensates active employee inventors for their patent contributions to our Company.

(3)    The amounts reported in these columns reflect the aggregate grant-date fair value of the stock awards and option awards during the applicable year. These values have been determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. PBRSUs have been valued for this purpose based on a Monte Carlo simulation pricing model. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 16 of the “Notes to Consolidated Financial Statements” in our 2024 Annual Report.

     Under the terms of our PBRSU awards at grant, between 0% and 175% of the target number of shares subject to the awards can vest based on performance and the other vesting conditions applicable to the awards. For the PBRSUs awarded to our NEOs in 2024, 2023 and 2022, the table below sets forth (i) the grant-date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, with these values determined based on a Monte Carlo simulation pricing model (included in the “Probable Outcome” column below), and (ii) the grant-date fair value of these awards assuming that the maximum level of performance was achieved.

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Name	Year	Probable Outcome of Performance Conditions Grant-Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant-Date Fair Value ($)
Mr. Zovighian	2024	3,271,610	5,725,318
	2023	3,099,315	5,423,801
	2022	652,600	1,142,050
Mr. Ullem	2024	1,081,585	1,892,773
	2023	1,301,933	2,278,382
	2022	784,375	1,372,656
Mr. Bobo	2024	654,322	1,145,064
	2023	883,553	1,546,217
	2022	592,988	1,037,728
Mr. Chopra	2024	683,620	1,196,335
Mr. Wood	2024	852,084	1,491,146
	2023	1,070,723	1,873,764
	2022	696,525	1,218,919
Mr. Lemercier	2024	695,828	1,217,698
	2023	217,448	380,533
	2022	1,337,137	2,339,989
Ms. Szyman	2024	—	—
	2023	900,068	1,575,118

(4)    Amounts shown in this column for 2024 were earned under the Incentive Plan based on achievement of performance criteria for 2024, as described in the “Compensation Discussion and Analysis” above.
(5)    The “All Other Compensation” column includes the following amounts paid to our NEOs for the year ended December 31, 2024. The amounts disclosed are the actual costs to us of providing these benefits.

Type of Compensation	Mr. Zovighian	Mr. Ullem	Mr. Bobo	Mr. Chopra	Mr. Wood	Mr. Lemercier	Ms. Szyman
401(k) Company Match	$17,250	$17,250	$17,250	$17,250	$17,250	$—	$17,250
EDCP Company Contribution	75,930	48,417	32,719	32,446	54,477	—	875
Company Contribution – Zurich vita Pension Plan (saving)	—	—	—	—	—	118,202	—
Company Car Payments	—	—	—	—	—	21,359	—
Officer Perquisites (Mobile Allowance, Gifts, Annual Physical Examination Expenses and Life Insurance Premiums)	4,848	4,421	1,963	4,083	888	0	21,202
Housing Allowance	—	—	—	—	—	25,509	—
Totals	98,028	70,088	51,932	53,779	72,615	165,070 *	39,327
* Converted from Swiss Francs to United States dollars, using an exchange ratio of 1.1337 (which is our average monthly intercompany Swiss Franc to United States dollar exchange rate for the year).

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Grants of Plan-Based Awards in Fiscal Year 2024

The following table provides certain summary information concerning each grant of an equity or incentive award made to NEOs in 2024 under a compensation plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock/ Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Closing Price on Grant Date ($)	Grant-Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date(1)	Approval Date	Thresh-old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maximum (#)
Mr. Zovighian	__	02/21/2024	—	1,725,000	3,450,000	—	—	—	—	—	—	—	—
	05/07/2024	05/07/2024	—	—	—	—	—	—	—	178,400 (5)	85.84	85.84	5,748,762
	05/07/2024	05/07/2024	—	—	—	—	—	—	33,500 (4)	—	—	—	2,875,640
	05/07/2024	05/07/2024	—	—	—	—	33,500	58,625	—	—	—	—	3,271,610

Mr. Ullem	__	02/21/2024	—	625,000	1,250,000	—	__	__	__	__	__	__	__
	05/07/2024	05/07/2024	—	—	—	—	__	__	__	65,500 (6)	85.84	85.84	1,900,561
	05/07/2024	05/07/2024	—	—	—	—	__	__	11,075 (4)	__	__	__	950,678
	05/07/2024	05/07/2024	—	—	—	—	11,075	19,381	__	__	__	__	1,081,585

Mr. Bobo	__	02/21/2024	—	565,000	1,130,000	—	—	—	—	—	—	—	—
	05/07/2024	05/07/2024	—	—	—	—	—	—	—	39,600 (6)	85.84	85.84	1,149,042
	05/07/2024	05/07/2024	—	—	—	—	—	—	6,700 (4)	—	—	—	575,128
	05/07/2024	05/07/2024	—	—	—	—	6,700	11,725	—	—	—	—	654,322

Mr. Chopra	__	02/21/2024	—	535,000	1,070,000	—	__	__	__	__	__	__	__
	05/07/2024	05/07/2024	—	—	—	—	__	__	__	37,200 (5)	85.84	85.84	1,198,733
	05/07/2024	05/07/2024	—	—	—	—	__	__	7,000 (4)	__	__	__	600,880
	05/07/2024	05/07/2024	—	—	—	—	7,000	12,250	__	__	__	__	683,620

Mr. Wood	__	02/21/2024	—	780,000	1,560,000	—	__	__	__	__	__	__	__
	05/07/2024	05/07/2024	—	—	—	—	—	—	—	51,700 (6)	85.84	85.84	1,500,138
	05/07/2024	05/07/2024	—	—	—	—	—	—	8,725 (4)	—	—	—	748,954
	05/07/2024	05/07/2024	—	—	—	—	8,725	15,268	—	—	—	—	852,084

Mr. Lemercier	__	02/21/2024	—	651,878	1,303,756	—	__	__	__	__	__	__	__
	05/07/2024	05/07/2024	—	—	—	—	__	__	__	42,200 (6)	85.84	85.84	1,224,484
	05/07/2024	05/07/2024	—	—	—	—	__	__	7,125 (4)	__	__	__	611,610
	05/07/2024	05/07/2024	—	—	—	—	7,125	12,468	__	__	__	__	695,828

Ms. Szyman	__	12/04/2023	—	725,000	1,450,000	—	__	__	__	__	__	__	__
	02/22/2024	02/21/2024	—	—	—	—	__	__	8,560 (4)	—	—	—	750,027
	05/07/2024	05/07/2024	—	—	—	—	__	__	32,025 (4)	—	—	—	2,749,026
	09/03/2024	08/30/2024	—	—	—	—	__	__	10,910 (4)	__	__	__	750,063
(1)    Our practice is to grant equity-based awards on the date of the Board meeting following our Compensation and Governance Committee’s approval of the grants.
(2)    These non-equity incentive awards are the 2024 awards under the Annual Cash Incentive Plan. See the discussion in “Elements of Compensation—Annual Cash Incentive Plan” section of this Proxy Statement for additional information. Mr. Lemercier retired in September 2024 and his target and maximum Annual Cash Incentive Plan amounts used in determining his actual payment were pro-rated (from the non-pro-rated amounts in the table above) for his total months of service during 2024. Amounts for Mr. Lemercier were converted from Swiss Francs to United States dollars using an exchange rate of 1.1337 (which is the average monthly intercompany Swiss Franc to United States dollar exchange rate for 2024).
(3)    These are PBRSUs granted under the Long-Term Stock Program. The material terms of the PBRSUs are described in the section “Equity Incentive Plan Awards—Performance-Based Restricted Stock Units” below.
(4)    These are RSUs granted under the Long-Term Stock Program. RSUs granted in 2024 become vested in four equal annual installments following the grant date, subject to the executive’s continued employment with our Company. The material terms of the RSUs are described in the section “Equity Incentive Plan Awards—Restricted Stock Units” below.
(5)    These are options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established by our Company for its stock option grants to executives who are not retirement-eligible, these options vest and become exercisable in four equal annual installments following the grant date. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement 46

(6)    These are options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established by our Company for its stock option grants to executives who are retirement-eligible, these options vest and become exercisable in 36 equal monthly installments following the grant date, subject to the executive’s continued employment with our Company. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.
(7)    The amounts reported in this column reflect the grant-date fair value of the stock award or option award determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements. For the assumptions and methodologies used to value the awards, see footnote 3 to the “Summary Compensation Table” above.

Non-Equity Incentive Plan Awards.    The material terms of the non-equity incentive plan awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the headings “Executive Summary—2024 Annual Incentive Plan” and “Elements of Compensation—Annual Cash Incentive Plan.”

Equity Incentive Plan Awards.    Each of the equity incentive awards reported in the table above was granted under, and is subject to, the terms of the Long-Term Stock Program. The following discussion of 2024 equity incentive plan awards applies to the 2024 awards granted to our NEOs.

Our Compensation and Governance Committee administers the Long-Term Stock Program and has authority to interpret the plan provisions and make all required determinations thereunder. Additional terms of the equity incentive awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “Elements of Compensation—Long-Term Incentive Awards” and in the footnotes accompanying the table above. The terms of the accelerated vesting provisions for equity incentive awards are described in this section and in the section titled “Potential Payments Upon a Termination or Change in Control.”
The table above reports awards of stock options granted to our NEOs in 2024. Each option represents a contractual right to receive one share of our common stock if the option becomes vested and is exercised, subject to payment of the exercise price of the option by the award holder. The material terms of our options are summarized below.

STOCK OPTIONS
Maximum Term (expiration date)	• Seven years from grant date
Exercise Price Per Share	• Fair market value of a share of common stock on the grant date
Vesting Schedule—Regular (Messrs. Zovighian and Chopra)	• 25% annually over four years following the grant date
Vesting Schedule—Retirement-Eligible (Messrs. Ullem, Bobo, Wood and Lemercier)	• Monthly over 36 months following the grant date
Effect of Change in Control
• No automatic acceleration upon a change in control of our Company

• Accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Non-Retirement-Eligible NEOs (Messrs. Zovighian and Chopra)
• Unvested options held by the NEO will immediately terminate and be forfeited

• Vested options held by the NEO will remain exercisable and will terminate on the earlier of 90 days from termination date or the normal expiration date

Effect of Termination of Employment of Retirement-Eligible NEOs (Messrs. Ullem, Bobo, Wood, and Lemercier)
• Unvested options held by the NEO will immediately terminate and be forfeited

• Vested options held by the NEO will remain exercisable and will terminate on the earlier of five years from termination date or the normal expiration date

Effect of Termination of Employment due to Death or Disability	• Unvested options held by the NEO will immediately vest
Dividend Rights	• No dividend rights

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The “Grant of Plan-Based Awards in Fiscal Year 2024” table above reports awards of RSUs granted to our NEOs in 2024. Each RSU represents a contractual right to receive one share of our common stock if the time-based vesting requirements applicable to the award are satisfied. The material terms of our RSUs are summarized below.

RESTRICTED STOCK UNITS
Vesting Schedule	• 25% of the total number of units subject to the award on the first, second, third and fourth anniversaries of the award date
Effect of Change in Control
• No automatic acceleration upon a change in control of our Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment for NEOs	• Unvested RSUs held by the NEO will immediately terminate and be forfeited
Effect of Termination of Employment due to Death or Disability	• Unvested RSUs held by the NEO will immediately vest
Dividend Rights
• Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement 48

The “Grant of Plan-Based Awards in Fiscal Year 2024” table above reports awards of PBRSUs granted to our NEOs in 2024. Each PBRSU represents a contractual right to receive one share of our common stock if the performance-based and time-based vesting requirements applicable to the award are satisfied. The material terms of our PBRSUs are summarized below.

PERFORMANCE-BASED RESTRICTED STOCK UNITS
Vesting Provisions
•0% to 175% of the target number of shares subject to the award will vest based on our Company's TSR measured over a 3-year performance period compared to comparator companies, generally subject to continued employment through the applicable vesting date

TSR Definition
•The average of the closing price of a share for each trading day during the one month ending on the first day of the performance period compared to the average of the closing price of a share for each trading day during the one month ending on the last day of the performance period

Effect of Change in Control
•No automatic acceleration upon a change in control of our Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement (with vesting at the “target” level if such a termination of employment occurs and the change in control occurred during the performance period), or (2) termination of the awards in connection with the change in control

Effect of Termination due to Death, Disability, Retirement
•Any unvested PBRSUs will remain eligible to vest at the end of the performance period based on actual attainment of the performance goals, and, for termination due to retirement, the NEO will receive a pro-rata portion of the shares subject to the award (after giving effect to the performance conditions) based on the NEO’s whole months of service during the performance period

Effect of any Other Termination of Employment	•Any unvested PBRSUs held by the NEO will terminate and be forfeited
Compensation and Governance Committee Determination, Vesting Date
•At the meeting of our Compensation and Governance Committee in May after the end of the performance period, our Compensation and Governance Committee will determine the exact number of shares issuable; payout will be interpolated on a linear basis between the points indicated in the table under “Performance Criteria” below

Dividend Rights
•Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

Performance Period	•Begins April 30 of the grant year and ends on April 30 in the third year following the grant year
Comparator Companies	•Companies that were listed in the SPSIHE Subset on the grant date that are still publicly traded companies on the last day of the performance period
Performance Criteria	Performance Levels	Company’s TSR vs Median of SPSIHE Subset	Payout as a Percentage of Target Award
	Maximum	+7.5% points from Median	175%
	Target	Median	100%
	Threshold	-7.5% points from Median	25%
	No Payout	More than -7.5% points from Median	0%

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Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by our NEOs as of December 31, 2024, including the vesting schedules for the portions of these awards that had not vested as of that date.

		Option Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mr. Zovighian	05/17/2018	14,925	—	45.2767	05/16/2025	—	—	—	—
	05/08/2019	50,700	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	46,200	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	28,050	9,350 (5)	93.3100	05/03/2028	—	—	—	—
	05/03/2022	16,850	16,850 (5)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	43,425	130,275 (5)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	—	178,400 (5)	85.8400	05/06/2031	—	—	—	—
	05/04/2021	—	—	—	—	1,069 (3)	79,138	—	—
	05/03/2022	—	—	—	—	2,075 (3)	153,612	—	—
	05/03/2022	—	—	—	—	—	—	5,200 (4)	384,956
	05/11/2023	—	—	—	—	16,894 (3)	1,250,663	—	—
	05/11/2023	—	—	—	—	—	—	28,150 (4)	2,083,945
	05/07/2024	—	—	—	—	33,500 (3)	2,480,005	—	—
	05/07/2024	—	—	—	—	—	—	33,500 (4)	2,480,005
Total		200,150	334,875			53,538	3,963,418	66,850	4,948,906

Mr. Ullem	05/17/2018	45,000	—	45.2767	05/16/2025	—	—	—	—
	05/08/2019	59,700	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	56,100	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	33,300	11,100 (5)	93.3100	05/03/2028	—	—	—	—
	05/03/2022	20,300	20,300 (5)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	18,225	54,675 (5)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	12,735	52,765 (2)	85.8400	05/06/2031
	05/04/2021	—	—	—	—	1,275 (3)	94,388	—	—
	05/03/2022	—	—	—	—	2,500 (3)	185,075	—	—
	05/03/2022	—	—	—	—	—	—	6,250 (4)	462,688
	02/16/2023	—	—	—	—	1,456 (3)	107,788	—	—
	05/11/2023	—	—	—	—	7,088 (3)	524,725	—	—
	05/11/2023	—	—	—	—	—	—	11,825 (4)	875,405
	05/07/2024	—	—	—	—	11,075 (3)	819,882	—	—
	05/07/2024	—	—	—	—	—	—	11,075 (4)	819,882
Total		245,360	138,840			23,394	1,731,858	29,150	2,157,975

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement 50

		Option Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Bobo	05/17/2018	30,500	—	45.2767	05/16/2025	—	—	—	—
	05/08/2019	56,700	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	48,900	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	39,200	—	93.3100	05/03/2028	—	—	—	—
	05/03/2022	29,190	4,710 (2)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	28,604	25,596 (2)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	7,699	31,901 (2)	85.8400	05/06/2031	—	—	—	—
	05/04/2021	—	—	—	—	1,000 (3)	74,030	—	—
	05/03/2022	—	—	—	—	1,888 (3)	139,769	—	—
	05/03/2022	—	—	—	—	—	—	4,725 (4)	349,792
	05/11/2023	—	—	—	—	4,819 (3)	356,751	—	—
	05/11/2023	—	—	—	—	—	—	8,025 (4)	594,091
	05/07/2024	—	—	—	—	6,700 (3)	496,001	—	—
	05/07/2024	—	—	—	—	—	—	6,700 (4)	496,001
Total		240,793	62,207			14,407	1,066,550	19,450	1,439,884

Mr. Chopra	05/07/2020	31,800	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	21,000	7,000 (5)	93.3100	05/03/2028	—	—	—	—
	05/03/2022	13,200	13,200 (5)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	12,475	37,425 (5)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	—	37,200 (5)	85.8400	05/06/2031	—	—	—	—
	05/04/2021	—	—	—	—	807 (3)	59,742	—	—
	05/03/2022	—	—	—	—	1,625 (3)	120,299	—	—
	05/03/2022	—	—	—	—	—	—	4,075 (4)	301,672
	05/11/2023	—	—	—	—	4,857 (3)	359,564	—	—
	05/11/2023	—	—	—	—	—	—	8,100 (4)	599,643
	05/07/2024	—	—	—	—	7,000 (3)	518,210	—	—
	05/07/2024	—	—	—	—	—	—	7,000 (4)	518,210
Total		78,475	94,825			14,289	1,057,815	19,175	1,419,525

Mr. Wood	05/08/2019	53,700	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	49,800	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	44,700	—	93.3100	05/03/2028	—	—	—	—
	05/03/2022	34,271	5,529 (2)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	34,674	31,026 (2)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	10,052	41,648 (2)	85.8400	05/06/2031
	05/04/2021	—	—	—	—	1,144 (3)	84,690	—	—
	05/03/2022	—	—	—	—	2,213 (3)	163,828	—	—
	05/03/2022	—	—	—	—	—	—	5,550 (4)	410,867
	02/16/2023	—	—	—	—	2,427 (3)	179,671	—	—
	05/11/2023	—	—	—	—	5,832 (3)	431,743	—	—
	05/11/2023	—	—	—	—	—	—	9,725 (4)	719,942
	05/07/2024	—	—	—	—	8,725 (3)	645,912	—	—
	05/07/2024	—	—	—	—	—	—	8,725 (4)	645,912
Total		227,197	78,203			20,341	1,505,844	24,000	1,776,720

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement 51

		Option Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Lemercier	05/17/2018	47,700	—	45.2767	05/16/2025	—	—	—	—
	05/08/2019	38,400	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	34,500	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	27,800	—	93.3100	05/03/2028	—	—	—	—
	05/03/2022	19,055	—	105.9300	05/02/2029	—	—	—	—
	07/07/2022	39,360	—	98.4300	07/06/2029	—	—	—	—
	05/11/2023	5,910	—	88.7800	05/10/2030	—	—	—	—
	05/07/2024	4,688	—	85.8400	05/06/2031	—	—	—	—
	05/03/2022	—	—	—	—	—	—	2,759 (4)	204,249
	07/07/2022	—	—	—	—	—	—	6,142 (4)	454,692
	05/11/2023	—	—	—	—	—	—	932 (4)	68,996
	05/07/2024	—	—	—	—	—	—	989 (4)	73,216
Total		217,413	—			—	—	10,822	801,153

Ms. Szyman	05/17/2018	60,000	—	45.2767	05/16/2025	—	—	—	—
	05/08/2019	49,200	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	43,800	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	25,950	8,650 (5)	93.3100	05/03/2028	—	—	—	—
	05/03/2022	15,300	15,300 (5)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	12,600	37,800 (5)	88.7800	05/10/2030	—	—	—	—
	05/04/2021	—	—	—	—	994 (3)	73,586	—	—
	05/03/2022	—	—	—	—	1,888 (3)	139,769	—	—
	05/03/2022	—	—	—	—	—	—	4,725 (4)	349,792
	07/07/2022	—	—	—	—	1,016 (3)	75,214	—	—
	05/11/2023	—	—	—	—	4,894 (3)	362,303	—	—
	05/11/2023	—	—	—	—	—	—	8,175 (4)	605,195
	02/22/2024	—	—	—	—	8,560 (3)	633,697	—	—
	05/07/2024	—	—	—	—	32,025 (3)	2,370,811	—
Total		206,850	61,750			49,377	3,655,379	12,900	954,987
(1)    The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $74.03, the closing price of our common stock on the last trading day of 2024.
(2)    Options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established for executives who are retirement eligible, these options vest and become exercisable in 36 equal monthly installments following the award date, subject to the executive’s continued employment.
(3)    RSUs under the Long-Term Stock Program become vested as to 25% of the total number of units subject to the award on each anniversary of the award date, subject to the executive’s continued employment.
(4)    Target number of PBRSUs under the Long-Term Stock Program. PBRSUs vest on the third anniversary of the award date subject to the executive’s continued employment. The number of shares issuable upon vesting of these PBRSUs will range from 0% to 175% of the target number of shares subject to the award and depend on satisfaction of applicable performance requirements over a three-year performance period. Mr. Lemercier's PBRSUs represent the pro-rated target that is eligible to vest according to the retirement eligibility rules under the Long-Term Stock Program.
(5)    Options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established for executives who are not retirement eligible, these options vest and become exercisable in four equal annual installments following the award date, subject to the executive’s continued employment.
Option Exercises and Stock Vested in Fiscal Year 2024
The following table sets forth for each of our NEOs the number of shares of our common stock acquired under the NEO’s RSU and PBRSU awards that vested during the year ended December 31, 2024, and the value realized on each exercise

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of stock options by the NEO during the year ended December 31, 2024. No stock appreciation rights have been granted to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($) (2)
Mr. Zovighian	—	—	15,278	1,310,326
Mr. Ullem	51,515	2,221,842	14,394	1,230,457
Mr. Bobo	88,000	3,641,205	10,626	907,853
Mr. Chopra	7,000	192,471	8,832	755,011
Mr. Wood	—	—	13,047	1,115,322
Mr. Lemercier	43,200	2,274,708	8,339	721,990
Ms. Szyman	47,000	2,313,604	21,983	1,712,855
(1)    The dollar amounts shown are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share sale price of our common stock on the date of exercise and the exercise price of the options.
(2)    The dollar amounts shown are determined by multiplying (i) the number of shares or units, as applicable, that vested, by (ii) the per-share closing market price of our common stock on the day prior to vesting.

Pension Benefits
Mr. Lemercier participated in our pension plan applicable to salaried employees at our Nyon, Switzerland facility (the “Nyon Pension Plan”). None of our other NEOs participates in any Company pension plan. The following table sets forth the actuarial present value of Mr. Lemercier’s accumulated benefit under the Nyon Pension Plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Zovighian	—	—	—	—
Mr. Ullem	—	—	—	—
Mr. Bobo	—	—	—	—
Mr. Chopra	—	—	—	—
Mr. Wood	—	—	—	—
Mr. Lemercier	Nyon Pension Plan	—	$15,177,404(2)	—
Ms. Szyman	—	—	—	—

(1)    See Note 15 of the “Notes to Consolidated Financial Statements” in our 2024 Annual Report for a discussion of the assumptions and methodologies used to determine the present value of accumulated benefits under the Nyon Pension Plan.
(2)    Reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.1801 as of Mr. Lemercier's September 30, 2024 retirement date.

The Nyon Pension Plan is a cash balance plan under which each participant has an account balance consisting of savings and interest credits earned each year. Interest credits are determined annually. Savings credits are equal to a percentage of “insured salary” based upon the age of the participant (ranging from 15% at age 18 to 28% at age 55 or older for managers opting for an additional optional contribution of 4%). Insured salary includes salary, temporary income and bonus reduced by social security offsets. The plan is funded by both employee and employer contributions, which are fully vested at all times.

Mr. Lemercier made a regular employee contribution of approximately $109,523 in 2024. Normal retirement age is 65. At normal retirement, a participant may choose to receive the accumulated account balance as either a lump sum or in the form of a pension annuity.

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Nonqualified Deferred Compensation Plans
The following table sets forth information relating to our nonqualified deferred compensation plan (“EDCP”) for 2024 for our NEOs.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Mr. Zovighian	107,452	75,930	270,819	—	2,716,871
Mr. Ullem	58,101	48,417	70,255	—	700,494
Mr. Bobo	186,583	32,719	2,419,566	(356,401)	12,864,879
Mr. Chopra	38,935	32,446	88,169	—	667,413
Mr. Wood	65,373	54,477	217,667	—	2,179,877
Ms. Szyman	430,125	875	271,713	—	7,691,652
(1)    Executive contributions for 2024 are included in the “Salary” column of the “Summary Compensation Table” above.
(2)    Company contributions for 2024 are included in the “All Other Compensation” column of the “Summary Compensation Table” above.
(3)    “Earnings” is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid.
(4)    The vested balance at the end of 2024 reflects the following aggregate amounts that were previously reported as compensation in the appropriate columns of the “Summary Compensation Table” for years through and including 2024 to the extent the executive was an NEO for the applicable year: $1,769,808 for Mr. Zovighian, $523,721 for Mr. Ullem, $10,462,148 for Mr. Bobo, $414,862 for Mr. Chopra, $1,842,360 for Mr. Wood and $6,472,635 for Ms. Szyman. The aggregate balance also includes deferrals from the 2023 Non-Equity Incentive payout into the EDCP as follows: Mr. Zovighian deferred $493,683, Mr. Bobo deferred $126,015, Mr. Chopra deferred $93,000, and Ms. Szyman deferred $516,304.

The EDCP provides our NEOs and certain other employees with the opportunity to defer specified percentages (up to 25%) of their cash compensation and receive matching employer contributions that could not be deferred or contributed to the 401(k) because of the limitations under such plan imposed by the Internal Revenue Code (the “Code”). The EDCP also permits the participants to defer up to 100% of their annual cash incentive bonus and an additional 55% of their base pay, but we do not match the employee contribution above 25%. Participants may elect deferred amounts to be paid either in the form of a lump sum or in up to 15 annual installments upon either separation from service, a specified date, or death. Deferrals are credited with gains or losses based on the performance of one or more investment alternatives selected by the participant from among investment funds chosen by our Compensation and Governance Committee or its delegate. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the EDCP, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of our Company with respect to their account balances.
Potential Payments Upon Termination or Change in Control

Included below is a summary of the material terms and conditions of the plans and agreements we maintain that provide for certain payments and benefits in connection with a termination of our NEOs' employment, other than benefits that are part of employee benefit plans that apply on the same terms to all salaried employees. Also described below are the terms of the Long-Term Stock Program with respect to outstanding equity awards that may apply in the event of a change in control of our Company.
Change-in-Control Severance Agreements.    We have entered into change-in-control severance agreements with each of our NEOs (including Mr. Zovighian) and certain other executives. The change-in-control severance agreements are subject to automatic one-year extensions each year unless we provide notice that the agreement will not be extended. Under the terms of the change-in-control severance agreement, each executive is entitled to receive certain severance payments if, at any time during the period commencing six months prior to and ending on the date that is 24 months following a change in control, the executive incurs a “qualifying termination” of employment. For these purposes, a “qualifying termination” means (i) the executive is involuntarily terminated by us without cause or (ii) the executive voluntarily terminates employment for good reason.
For purposes of the change-in-control severance agreements, “cause” generally includes (1) certain willful and deliberate material breaches by the executive of the executive’s duties and responsibilities that are not timely remedied; (2) the executive engaging in conduct that is willfully, demonstrably and materially injurious to our Company that is not timely remedied; or (3) the executive being convicted of, or pleading guilty or nolo contendere to, a felony that adversely affects the reputation of the executive or our Company.
The definition of “good reason” generally includes (1) a material change of the executive’s responsibilities or status or the assignment of the executive to duties materially inconsistent with such responsibilities or status; (2) a relocation in excess of 50 miles of the executive’s principal job location; (3) a reduction of the executive’s base salary, incentive plans or

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benefits; (4) our failure to require any successor company to assume the obligations under the agreement; or (5) a material breach by our Company of the material terms of the agreement.

In the event of a qualifying termination, the executive would be entitled under the change-in-control severance agreement to receive a lump sum payment equal to the sum of (1) two times the executive's annual base salary as of the time of termination (or during the 12 months preceding the change in control, if higher); (2) two times the executive's Incentive Pay Objective for the year of termination (or the dollar amount of the actual bonus paid in the preceding year, if higher); (3) a pro-rated bonus for the year of termination; (4) accelerated vesting of the executive’s then-outstanding and unvested long-term incentive awards; and (5) continued participation in our medical and dental plans for three years following termination of employment. In addition, the executive would be entitled to reasonable outplacement services. If any such payments or benefits would constitute a parachute payment under Section 280G of the Code, then such payments and benefits would either (i) be reduced to the extent necessary so that none of the payments would constitute a parachute payment, or (ii) paid to the executive in full, whichever yields the greatest after-tax benefit after taking into account any excise taxes imposed under Section 4999 of the Code. The change-in-control severance agreements do not provide for tax gross-up payments. Receipt of these severance benefits is conditioned upon the executive executing and not revoking a general release of any claims in favor of our Company.

The change-in-control severance agreements provide that, in the event the executive is entitled to benefits under our Severance Pay Plan (the “Severance Plan”), which is described below, and the executive also has a qualifying termination under the change-in-control severance agreement, the executive will be entitled to the benefits under the change-in-control severance agreement only, and installment payments under the Severance Plan will immediately terminate without offset or reduction for any benefits already received under the Severance Plan.

In connection with the divestiture of our Critical Care product group, we had entered into a spin-off change in control agreement with Ms. Szyman. Under the terms of that agreement, Ms. Szyman would have been entitled to receive certain severance benefits in the event that her employment was terminated in a "qualifying termination" (which included termination without “cause” or by Ms. Szyman for “good reason” as those terms were defined in the agreement) during the 12 month period following the completion of a spinoff or a sale of the Critical Care product group, subject to Ms. Szyman executing and not revoking a release of claims. This agreement and her employment agreement terminated on September 2, 2024 in connection with the closing of the divestiture with no severance benefits paid.

Mr. Lemercier's employment agreement and change-in-control severance agreement terminated on September 30, 2024, upon his retirement from the Company, and he was not entitled to severance benefits in connection with his retirement.

Severance Pay Plan.    We maintain the Severance Plan, under which our NEOs and certain other U.S. employees are eligible to receive severance benefits in connection with a termination of the individual’s employment due to elimination of his or her position or a reduction in the size of our workforce. If an NEO becomes entitled to benefits under the Severance Plan, the NEO’s benefits will consist of cash severance equal to one and one-half times the executive’s “monthly compensation” (as defined in the Severance Plan), plus 4% of the executive’s monthly compensation multiplied by the number of whole months of service completed as of the date of termination. In no event will this cash severance exceed two times the executive’s annual compensation received in the preceding 12 months. Receipt of these severance benefits is conditioned upon the executive executing and not revoking a general release of any claims in favor of our Company. See “Change-in-Control Severance Agreements” section above for a description of the treatment of Severance Plan benefits if an NEO is also entitled to severance benefits under the change-in-control severance agreement.
Acceleration of Equity Awards.    None of our outstanding unvested equity awards will vest automatically upon a change in control (i.e., we have no “single trigger” vesting arrangements). Pursuant to the terms of the Long-Term Stock Program, all unvested equity awards held by our NEOs will vest in full if there is both a change in control and a specified termination of employment (a “double-trigger”), or if the awards are terminated in the change-in-control transaction.

Estimated Payments.    The following tables set forth the estimated payments and benefits that would have been payable to our NEOs under the terms of their agreements as described above had their employment been terminated on December 31, 2024 under the termination circumstances indicated below (other than as to Mr. Lemercier, as he retired from the Company during 2024 and was not entitled to severance in connection with his retirement, and Ms. Szyman, as she separated from employment with the Company during 2024 was part of the divestiture of our Critical Care group and was not entitled to severance in connection with her separation). Unless otherwise noted, all cash payments would be made in a lump sum and would be paid by us or our successor. The amounts set forth in these tables represent estimates and are subject to substantial variation based on the timing of the applicable triggering event. We caution the reader to consider these limitations in reviewing the following tables.

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For purposes of estimating the amount of payments and benefits payable as a result of a termination of the executive’s employment following a change in control, we have made the following assumptions where applicable:
•    the change in control occurred on December 31, 2024;
•    the NEOs were terminated on the date of the change in control;
•    the stock price was $74.03 per share, which was the closing price of our common stock on December 31, 2024, the last trading day in fiscal year 2024; and
•    the NEOs received continued participation in our medical and dental plans for three years following termination of employment.
We have also assumed that outstanding and unvested stock options, RSUs and PBRSUs held by the executive accelerated and became vested (to the extent required in the circumstances) on the applicable event. If the awards were accelerated in connection with a change in control pursuant to which the awards were to be terminated, the value of the acceleration would be the same as the applicable value indicated below for “Qualifying Termination in Connection with a Change in Control” assuming that the change in control occurred on December 31, 2024. In these circumstances, there would be no additional value for the accelerated vesting of the awards in connection with a termination of employment if the awards had previously accelerated because of the change in control.

Executive Benefits and Payments upon Termination: Qualifying Termination in
Connection with a Change in Control(1)

	Mr. Zovighian	Mr. Ullem	Mr. Bobo	Mr. Chopra	Mr. Wood
Salary Severance	$ 2,300,000	$ 1,562,200	$ 1,473,502	$ 1,260,000	$ 1,560,000
Bonus Severance	3,450,000	1,250,000	1,130,000	1,070,000	1,560,000
Pro Rata Bonus – 2024	1,720,287	623,292	563,456	533,538	777,869
Stock Option Acceleration	-	-	-	-	-
Restricted Stock Unit Acceleration	3,963,381	1,731,802	1,066,495	1,057,704	1,505,678
Performance-Based Stock Unit Acceleration	4,948,906	2,157,975	1,439,884	1,419,525	1,776,721
Medical and Dental Coverage Continuation (2)	64,268	145,333	46,221	145,333	37,490
Outplacement	50,000	50,000	50,000	50,000	50,000
Total	$16,496,842	$7,520,602	$5,769,558	$5,536,100	$7,267,758

(1)    Represents benefits that would be provided pursuant to the terms of our NEO’s change-in-control severance agreement. Under the change-in-control severance agreements, payments and benefits that would be subject to excise taxes imposed on the executive under Section 4999 of the Code may be reduced as described above. The value of each executive’s severance benefits presented on the table assumes that no such reduction in benefits would be required.
(2) The Medical Coverage Continuation amount includes medical, dental, vision and Employee Assistance Program (and other welfare benefit plans coverage based upon country of employment) for 36 months following the date of termination.
Executive Benefits and Payments upon Involuntary Termination:
Not in Connection with a Change in Control

	Mr. Zovighian	Mr. Ullem	Mr. Bobo	Mr. Chopra	Mr. Wood
Cash Severance	$599,917	$438,718	$951,637	$244,650	$1,327,300

CEO Pay Ratio
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2024 was $14,579,474, and the median of the total 2024 compensation of all of our employees (excluding our CEO) was $74,125. We estimate the ratio of our CEO’s total compensation for 2024 to the median of the total 2024 compensation of all of our employees (excluding our CEO) to be 197 to 1.

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In light of significant changes to the number of total employees due to the divestiture of the Critical Care product group, the Company recalculated the median employee for purposes of this disclosure. The median employee’s total annual compensation for 2024 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts for the median employee and for Mr. Zovighian included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance
The following table sets forth additional compensation regarding the relationship between our CEO’s and our other NEOs' compensation and our financial performance for the years shown in the table (in this discussion, our NEOs other than our CEO are referred to as our “Non-CEO NEOs”). For 2023, Messrs. Mussallem and Zovighian were both included as CEOs since they each served as CEO for a portion of the year. The calculations and analysis below do not necessarily reflect our Company’s approach to aligning compensation with performance. For information concerning the Company’s compensation philosophy and how our Company’s executive compensation program is designed to align compensation with performance, refer to the Compensation Discussion Analysis section of this Proxy Statement.

							Value of Initial Fixed $100 Investment Based On4:
Year[1]	Summary Compensation Table Total for First CEO[2]	Compensation Actually Paid to First CEO[3]	Summary Compensation Table Total for Second CEO[2]	Compensation Actually Paid to Second CEO[3]	Average Summary Compensation Table Total for Non-CEO NEOs[2]	Average Compensation Actually Paid to Non-CEO NEOs[3]	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (millions)[5]	Underlying Revenue Growth[6]
2024	—	—	$14,579,474	$9,204,581	$4,443,030	$2,869,571	$95.00	$138.00	$1,400.9	8.9%
2023	$1,805,737	$(4,142,021)	12,869,020	10,952,012	4,994,004	4,280,300	98.00	124.00	1,402.4	12.1%
2022	13,992,145	(10,537,711)	—	—	4,167,440	(2,605,075)	95.94	113.92	1,521.9	7.7%
2021	13,613,305	31,516,279	—	—	3,501,702	8,147,117	166.60	140.40	1,503.1	17.8%
2020	10,050,933	15,035,705	—	—	3,403,465	4,444,991	117.32	117.63	823.4	0.6%
(1)    NEOs included in the above compensation columns reflect the following:

Year	First CEO	Second CEO	Non-CEO NEOs
2024		Bernard Zovighian	Scott Ullem, Donald Bobo Jr, Daveen Chopra, Larry Wood, Jean-Luc Lemercier, Catherine Szyman
2023	Michael Mussallem	Bernard Zovighian	Scott Ullem, Donald Bobo Jr, Catherine Szyman, Larry Wood
2022	Michael Mussallem		Scott Ullem, Jean-Luc Lemercier, Larry Wood, Bernard Zovighian
2021	Michael Mussallem		Scott Ullem, Donald Bobo Jr, Jean-Luc Lemercier, Larry Wood
2020	Michael Mussallem		Scott Ullem, Donald Bobo Jr, Jean-Luc Lemercier, Larry Wood
(2)    See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for our CEO for each year covered in the table. The average compensation for the Non-CEO NEOs for 2024 was calculated from the Summary Compensation Table above. The average compensation for the Non-CEO NEOs for each of 2023, 2022, 2021, and 2020 was calculated from the Summary Compensation Table as disclosed in our Proxy Statement filed with the Securities and Exchange Commission in 2024, 2023, 2022 or 2021, respectively.
(3)    Fair value or change in fair value, as applicable, of equity awards in the "Compensation Actually Paid" columns was determined by reference to (1) for RSU awards (excluding Total Shareholder Return “TSR” awards and other performance-based awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting date price, (2) for TSR-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and (3) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the seven year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs (including, for purposes of this table, former named executive officers who are included in the Non-CEO NEO group for the applicable year) means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable year and adjusted for the following with respect to each NEO:

•Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year,
•Less the NEO’s aggregate change in the actuarial present value of the accumulated benefit under pension plans included in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table for the applicable year,
•Plus the pension service cost for the NEO for the applicable year,
•Plus the year-end value of Edwards option and stock awards granted in the covered year which were outstanding and unvested at the end of the covered year,
•Plus/(less) the change in value as of the end of the covered year as compared to the value at the end of the prior year for Edwards option and stock awards which were granted in prior years and were outstanding and unvested at the end of the covered year,
•Plus the vesting date value of Edwards option and stock awards which were granted and vested during the same covered year,
•Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior year for Edwards option and stock awards which were granted in prior years and vested in the covered year,
•Less, as to any Edwards option and stock awards which were granted in prior years and were forfeited during the covered year, the value of such awards as of the end of the prior year,
•Plus the dollar value of any dividends or other earnings paid during the covered year on outstanding and unvested Edwards option and stock awards (no dividends were paid on unvested awards during the applicable years; the crediting of dividend equivalents on stock awards is taken into account in determining the applicable vesting or year-end date of the award),
•Plus, as to an Edwards option or stock award that was materially modified during the covered year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the Edwards option or stock awards held by the NEOs were materially modified during the years covered by the table).

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more

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information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10 K each year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.

The table above reflects the CAP (determined as noted above) for each of our first and second CEO and, for our Non-CEO NEOs, the average of the CAPs determined for the Non-CEO NEOs for each of the years shown in the table.

Compensation Actually Paid to the first CEO, Mr. Mussallem, reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2024	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$—	$1,805,737	$13,992,145	$13,613,305	$10,050,933
Less, value of Stock Awards reported in SCT	—	(399,972)	(11,769,153)	(10,731,293)	(7,964,289)
Less, change in Pension Value reported in SCT	—	—	—	—	—
Plus, Annual Service Cost (Pension)	—	—	—	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	—	341,981	5,096,973	16,872,757	9,943,132
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	—	(289,812)	(4,858,706)	1,252,507	(671,244)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	826,186	1,466,945	931,746
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	—	1,123,259	(13,825,155)	9,042,058	2,745,426
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	(6,723,214)	—	—	—
Total Adjustments	$—	$(5,947,758)	$(24,529,856)	$17,902,974	$4,984,772
Actual Compensation Paid for Fiscal Year	$—	$(4,142,021)	$(10,537,711)	$31,516,279	$15,035,705
Compensation Actually Paid to the second CEO, Mr. Zovighian, reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2024	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$14,579,474	$12,869,020	$—	$—	$—
Less, value of Stock Awards reported in SCT	(11,896,012)	(10,599,764)	—	—	—
Less, change in Pension Value reported in SCT	—	—	—	—	—
Plus, Annual Service Cost (Pension)	—	—	—	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	9,550,540	8,321,622	—	—	—
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(3,519,304)	(105,244)	—	—	—
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	489,883	466,378	—	—	—
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—	—	—	—
Total Adjustments	$(5,374,893)	$(1,917,008)	$—	$—	$—
Actual Compensation Paid for Fiscal Year	$9,204,581	$10,952,012	$—	$—	$—
The average Compensation Actually Paid to the non-CEO NEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table for the applicable year:

	2024	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$4,443,030	$4,994,004	$4,167,440	$3,501,702	$3,403,465
Less, value of Stock Awards reported in SCT	(3,112,794)	(3,651,118)	(3,051,860)	(2,065,155)	(1,879,854)
Less, change in Pension Value reported in SCT		—	—	(108,381)	(481,327)
Plus, Annual Service Cost (Pension)	37,027	—	73,920	284,557	211,352
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	1,946,080	2,489,707	1,186,590	3,325,850	2,502,007
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(750,381)	(158,145)	(1,392,945)	97,694	(302,943)
Plus, FMV of Awards Granted this Year and that Vested this Year	260,363	137,411	370,095	195,064	91,597
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	275,003	468,441	(3,958,314)	2,915,787	900,694
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	(228,757)	—	—	—	—
Total Adjustments	$(1,573,459)	$(713,704)	$(6,772,514)	$4,645,415	$1,041,526
Actual Compensation Paid for Fiscal Year	$2,869,571	$4,280,300	$(2,605,075)	$8,147,117	$4,444,991
(4)    Edwards Total Shareholder Return represents cumulative total shareholder return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2019 through the end of the applicable year, and is calculated assuming the reinvestment of dividends. Peer Group Total Shareholder Return represents cumulative total shareholder return on a fixed investment of $100 in the S&P Health Care Equipment Index for the period beginning on the last trading day of 2019 through the end of the applicable year and is calculated assuming the reinvestment of dividends.

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The following chart illustrates the CAP for our first and second CEOs and the average CAP for our Non-CEO NEOs for each of the last five years against our Company’s total shareholder return and the total shareholder return for the S&P 500 Health Care Equipment Index (each calculated as described above) over that period of time.

(5)    This column shows our net income for each year covered by the table. For purposes of the table above and the chart below, our net income for a particular year is as reported in the Annual Report on Form 10-K that we filed with the SEC in the immediately following year (i.e., our net income for 2024 is as reported in our Annual Report on Form 10-K filed with the SEC in 2025). Accordingly, our net income for these purposes for each of 2020, 2021, 2022 and 2023 includes the results of our Critical Care product group and a non-core product group which in 2024 met the conditions for discontinued operations presentation (the “discontinued product groups”). Our net income for 2024 is presented on a continuing operations basis and excludes the discontinued product groups. The following chart illustrates the CAP for our first and second CEOs and the average CAP for our Non-CEO NEOs for each of the last five years against our net income for each of those years. While no portion of NEO compensation is directly dependent upon our net income, SEC rules require that net income be presented as a performance measure in this table.

(6)    This column shows our underlying revenue growth for each year covered by the table, with revenue growth measured by our revenues for the year in question over our revenues for the preceding year. For purposes of the table above and the chart below, and except as noted in the next sentence, our revenues for a particular year are based on our revenues as reported in our Annual Report on Form 10-K filed with the SEC in the immediately following year (i.e., our 2023 revenue growth is based on our revenues for 2023 over our revenues for 2022, with our revenues for each of 2023 and 2022 as reported in our Annual Reports on Form 10-K filed with the SEC in 2024 and 2023, respectively). Accordingly, our underlying revenue growth for 2020, 2021, 2022, and 2023 included the results of the discontinued product groups, while our underlying revenue growth for 2024 was calculated on a continuing operations basis (using our revenues for 2024 over our revenues for 2023, with our revenues for each of 2024 and 2023 as presented on a continuing operations basis and reported in our Annual Report on Form 10-K filed with the SEC in 2025) and excluded the results of the discontinued product groups. We consider underlying revenue growth to be a key metric in our executive compensation program as underlying revenue growth is used in determining payouts under our Annual Incentive Plan. See the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the use of this performance measure in our executive compensation program. The following chart illustrates the CAP for our first and second CEOs and the average CAP for our Non-CEO NEOs for each of the last five years against our underlying revenue growth for each of those years.

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Following is an unranked list of the financial performance measures we consider most important in linking the compensation actually paid to our NEOs for 2024 with our performance.
•Relative TSR (used in our PBRSUs)
•Underlying Revenue Growth (used in our Incentive Plan)
•Adjusted Earnings Per Share (used in our Incentive Plan)
•Adjusted Free Cash Flow (used in our Incentive Plan)
•KOD Measurement

See the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the use of these performance measures in our executive compensation program.

In addition to the financial performance measures listed above, we view our stock price, upon which the value of all of our equity awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management with the interests of our stockholders.

Grant of Certain Equity Awards in 2024 Close in Time to the Release of Material Nonpublic Information

As reported in the Compensation Discussion and Analysis section of this Proxy Statement, the grant date of our 2024 annual equity awards (May 7, 2024) was scheduled years in advance but occurred within four business days before we filed a Current Report on Form 8-K with the SEC to report the results of voting at our 2024 Annual Meeting. In accordance with the requirements of the SEC, the following table discloses additional information with respect to the stock options that we awarded our NEOs on May 7, 2024.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)	Grant Date Fair Value of the Award ($)(1)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information(2)

Mr. Zovighian	05/07/2024	178,400	85.84	5,748,762	1.84%
Mr. Ullem	05/07/2024	65,500	85.84	1,900,561	1.84%
Mr. Bobo	05/07/2024	39,600	85.84	1,149,042	1.84%
Mr. Chopra	05/07/2024	37,200	85.84	1,198,733	1.84%
Mr. Wood	05/07/2024	51,700	85.84	1,500,138	1.84%
Mr. Lemercier	05/07/2024	42,200	85.84	1,224,484	1.84%
Ms. Szyman	-	-	-	-	-
(1)    The amount reported in this column reflects the grant-date fair value of the option award as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the award, please see the discussion of option awards contained in Note 16 of the “Notes to Consolidated Financial Statements” in our 2024 Annual Report.
(2)    Represents the percentage change in the closing price of our common stock between the trading day ending immediately prior to the disclosure of material nonpublic information (a closing price of $85.84 on May 7, 2024) and the trading day beginning immediately following the disclosure of material nonpublic information (a closing price of $87.42 on May 9, 2024). While we generally do not consider the results of voting at our annual meeting as constituting material nonpublic information, we have treated our Current Report on Form 8-K filed with the SEC to report the results of voting at our 2024 Annual Meeting as including material nonpublic information for purposes of this table.

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COMPENSATION MATTERS
PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote, on an advisory, non-binding basis on the executive compensation of our NEOs as disclosed in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the “Compensation Discussion and Analysis”).
Our executive compensation programs are designed to attract and retain our executives, while aligning their compensation with stockholder interests and value. High-caliber talent is critical to our success and we strive to provide compensation that is competitive. Our strong pay-for-performance culture is reflected below:
•    A significant portion of executive compensation is performance-based;
•    Our performance goals consist of a mix of Company-wide financial, operating, and strategic measures as well as personal objectives designed to further our Company’s annual and long-term business performance; and
•    We strive to align the interests of our executives with the interests of our stockholders, with a significant portion of executive compensation being in the form of equity awards with a value dependent upon our stock price.
We urge stockholders to read the “Compensation Discussion and Analysis” section, which describes our executive compensation policies and procedures in more detail. Our Compensation and Governance Committee and our Board believe that our executive compensation program is effective and contributes to our Company’s long-term performance.
In the advisory vote at our 2024 Annual Meeting, approximately 91% of the votes cast by our stockholders supported our executive compensation program. And even though we have regularly received strong support for our executive pay practices, our Compensation and Governance Committee continues to conduct periodic reviews of our executive compensation and benefits programs and makes changes as appropriate to reflect our compensation philosophy and objectives, and to take into account stockholder feedback.

We have a strong pay-for-performance culture. Over the past five years, on average, 91% of our CEO’s target total direct compensation was performance-based, and 78% was tied to the performance of Edwards’ stock. These five-year averages are calculated based on Mr. Mussallem’s target total direct compensation for 2020-2022 and Mr. Zovighian’s target total direct compensation for 2023, following Mr. Mussallem's retirement, and for 2024.
We are asking our stockholders to indicate their support for our NEO compensation programs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included in the Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on our Company, our Compensation and Governance Committee or our Board, and it will not be construed as overriding a decision by our Company, our Compensation and Governance Committee or our Board, or creating or implying any additional fiduciary duty. However, our Board and our Compensation and Governance Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding executive compensation. Our current policy is to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting. It is expected that the next such vote will occur at the 2026 Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our five equity compensation plans, which include the Long-Term Stock Program, the Nonemployee Directors Program, the 2020 Nonemployee Directors Stock Incentive Program, the 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) and the 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”), the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2024. These plans have each been previously approved by our stockholders. Proposals to amend and restate the U.S. ESPP and the International ESPP are submitted for stockholder approval as Proposals 4 and 5, respectively, to this Proxy Statement.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(#) (2)

Equity Compensation Plans Approved by Stockholders	13,119,208 (3)	$ 79.11	25,619,597 (4)

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	13,119,208		25,619,597
(1)The weighted-average exercise price is calculated without taking into account 3,117,150 shares of common stock subject to outstanding RSUs and PBRSUs (with PBRSUs taken into account at the targeted level of performance) that will become issuable as those units vest, without any cash consideration or other payment required for such shares.
(2)Excludes securities reflected in column 1 of the table (Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights).
(3)    This amount includes (a) 10,002,058 shares of common stock subject to outstanding stock options, (b) 2,840,578 shares of common stock subject to RSU awards, and (c) 276,572 shares subject to PBRSU awards (determined at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level based on relative total stockholder return over the performance period). This amount does not include 1,998 restricted stock awards (RSA) granted to nonemployee directors that were outstanding and unvested as of December 31, 2024; these RSAs are grants in lieu of cash retainers under the non-employee director “Deferral Election Program."
(4)    As of December 31, 2024, the following number of shares of common stock remain available for future issuance under equity compensation programs approved by our stockholders: (a) Long-Term Stock Program — 20,298,072; (b) 2020 Nonemployee Directors Stock Incentive Program – 2,166,610 (no new awards may be granted under the predecessor plan, the Nonemployee Directors Program); (c) U.S. ESPP – 2,494,155; and (d) the International ESPP – 660,760. The shares available under the Long-Term Stock Program may be used for any type of award authorized under the Long-Term Stock Program, including stock options, restricted stock, RSUs and PBRSUs. The shares available under the 2020 Nonemployee Directors Stock Incentive Program may be used for any type of award authorized under the 2020 Nonemployee Directors Stock Incentive Program, including stock options, stock issuances, restricted stock, RSUs and stock appreciation rights. The number of shares available under each of the U.S. ESPP and the International ESPP as of December 31, 2024 does not include the additional shares that will be available under the plan if stockholders approve the proposed amendment and restatement of the plan (Proposal 4 and Proposal 5, respectively).

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AUDIT MATTERS
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of PwC are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. In addition to the annual audit services, PwC performs certain non-audit services for us. Although we are not required to seek stockholder approval of the appointment of PwC, our Board believes that it is consistent with good corporate governance practices to ask stockholders to ratify the appointment. If the appointment is not ratified, our Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. In addition, even if stockholders ratify our Audit Committee’s appointment of PwC, our Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm in the future if it believes that such a change would be in the best interests of our Company and our stockholders.
PwC has been our independent registered public accounting firm since 1999, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously since that time, including for the 2024 fiscal year.
In considering whether to reappoint PwC, our Audit Committee evaluated PwC’s performance and considered factors, including, but not limited to, the following:
•    PwC’s qualifications and global capabilities, including its experience in the medical technology industry;
•    the results of our Company’s annual assessment of PwC’s performance;
•    PwC’s and the audit engagement team’s independence, including whether the provision of non-audit services provided by PwC, individually and in aggregate, to our Company during 2024 was compatible with their independence;
•    the quality, timeliness, and candor of PwC’s communications with our Audit Committee and management;
•    the appropriateness of PwC’s fees;
•    PwC’s tenure as our independent registered public accounting firm;
•    the controls and processes in place that help ensure PwC’s continued independence;
•    any Public Company Accounting Oversight Board’s firm inspection reports; and
•    the potential impact of appointing a new independent registered public accounting firm.
Our Audit Committee maintains oversight over PwC by holding regular private sessions with PwC, including at Audit Committee meetings, performing annual evaluations, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement. A new partner was designated effective February 2025.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Fees Paid to Principal Accountants.    During 2024 and 2023, PwC was retained to provide services in the following categories and amounts (in millions):

	2024	2023
Audit Fees	$8.3	$4.9
Audit-Related Fees	4.9	0.5
Tax Fees	2.4	4.1
All Other Fees (1)	—	—
(1)    There were $2,000 in “All Other Fees” in 2024 and $15,000 in 2023.
Audit Fees.   Amounts paid under “Audit Fees” include aggregate fees for the audit of our consolidated financial statements and the effectiveness of internal control over financial reporting, the three quarterly reviews of our Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.
Audit-Related Fees.   Amounts paid under “Audit-Related Fees” relates to audits of the historical financial statements associated with the divestiture of our Critical Care product group.
Tax Fees.   Amounts paid under “Tax Fees” in 2024 were for tax compliance ($1.3 million) and other tax services ($1.1 million), and in 2023 were for tax compliance ($1.1 million) and other tax services ($3.0 million).

All Other Fees.   There were $2,000 in “All Other Fees” in 2024 and $15,000 in 2023, which related to license fees.
Pre-Approval of Services.    Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by our Audit Committee.
Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless our Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee.
Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm, but it may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of our Audit Committee. One hundred percent (100%) of audit and non-audit services performed by PwC in 2024 and 2023 were approved by our Audit Committee.

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AUDIT COMMITTEE REPORT
The Audit Committee comprises the four directors named below, each of whom meets the enhanced independence standards for Audit Committee members as set forth in applicable rules of the NYSE and the SEC. The Board has designated each member of the Audit Committee as an “audit committee financial expert” under applicable rules of SEC. Additional information regarding the Audit Committee, its responsibilities and meetings are described above in the section entitled “Board of Directors Matters—Corporate Governance Policies and Practices—Committees of the Board.”
Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business practices. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2024. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s 2024 Annual Report on Form 10-K for filing with the SEC.
The Audit Committee:
Leslie S. Heisz (Chair)
David T. Feinberg, MD
Kieran T. Gallahue
Ramona Sequeira
This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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OTHER MATTERS AND BUSINESS
PROPOSAL 4 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES (THE “U.S. ESPP”) TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE U.S.
ESPP BY 4,200,000 SHARES

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATEMENT OF THE U.S. ESPP.

Increase in Aggregate Share Limit. The Company is requesting that stockholders approve an increase in the number of shares available for issuance under the U.S. ESPP by 4,200,000 shares. The Board approved an amendment and restatement of the U.S. ESPP on February 13, 2025, which reflects the share increase, subject to stockholder approval of this Proposal 4.

The U.S. ESPP is designed to allow the Company’s eligible employees and the eligible employees of the Company’s participating parent and subsidiaries (whether now existing or subsequently established) to purchase shares of common stock at periodic intervals through their accumulated payroll deductions. The Board believes that offering the U.S. ESPP is advisable because the Board believes employee stock ownership helps us to further align employees’ interests with those of the Company’s stockholders generally.

As of January 31, 2025, 2,494,155 shares remained available for purchase under the U.S. ESPP. The Board believes that the number of shares currently available under the U.S. ESPP does not give the Company sufficient authority or flexibility to adequately provide for future incentives. The additional 4,200,000 shares requested in this proposal represents 0.71% of the Company’s total issued and outstanding common stock as of December 31, 2024.

The following summary describes the principal features of the U.S. ESPP, as amended and restated through February 13, 2025. This summary, however, does not purport to be a complete description of all the provisions of the U.S. ESPP. A copy of the amended and restated U.S. ESPP is attached as Appendix B to this Proxy Statement.

Administration. The U.S. ESPP is administered by the Compensation Committee. Such committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the U.S. ESPP.

Share Reserve. The number of shares of common stock reserved for issuance over the term of the U.S. ESPP is currently limited to 39,600,000 shares. The authorized share reserve will increase to 43,800,000 shares if the share increase which is the subject of this Proposal 4 is approved at the Annual Meeting.

In the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization, or any partial or complete liquidation of the Company, equitable adjustments will be made to: (i) the maximum number and class of securities issuable under the U.S. ESPP, (ii) the number and class of securities and the market value and price per share in effect under each outstanding purchase right, and (iii) the maximum number of shares purchasable per participant with respect to any offering.

Offerings. Shares of the Company’s common stock will be offered under the U.S. ESPP through a series of successive offerings. Unless the Compensation Committee determines otherwise, a new offering will commence on the first day of each calendar quarter. Each offering commencing has a duration of one year unless otherwise determined by the Compensation Committee. Shares will be purchased on the last business day of each calendar quarter in an offering (or such other dates determined by the Compensation Committee).

At the time the participant joins an offering, he or she will be granted a purchase right to acquire shares of the Company’s common stock on each purchase date during that offering. All payroll deductions collected from the participant for the

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offering period will be automatically applied to the purchase of common stock on such purchase dates, subject to certain limitations summarized below in the section entitled “Special Limitations.”

Eligibility and Participation. Any individual who is employed on a basis under which he or she is scheduled to work for more than twenty hours per week in the Company’s employ or the employ of any of the Company’s participating parent or subsidiaries (including any corporation which subsequently becomes such a participating parent or subsidiary at any time during the term of the U.S. ESPP) will be eligible to participate in the U.S. ESPP.

Each individual who is an eligible employee on the start date of any offering may elect to participate in that offering, provided he or she does so during the enrollment period prescribed for that offering. As of January 31, 2025, approximately 7,987 employees of the Company and the Company's subsidiaries (including four of the Company’s Named Executive Officers employed with us on that date) were eligible to participate in the U.S. ESPP. No non-employee (whether non-employee officer, director, consultant or other non-employee advisor) is eligible to participate in the U.S. ESPP.

Payroll Deductions and Stock Purchases. Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of fifteen percent) of his or her base pay to be applied to the acquisition of common stock at quarterly intervals. Accordingly, on each such purchase date (generally the last business day of each calendar quarter), the payroll deductions of each participant accumulated for the offering ending on that purchase date will automatically be applied to the purchase of shares of common stock at the purchase price in effect for that purchase date. For purposes of the U.S. ESPP, the base pay of each participant will include his or her straight-time earnings plus commissions and payments in lieu of regular earnings (such as vacation, sick pay and holiday pay).

Purchase Price. The purchase price of the common stock acquired on each quarterly purchase date will be equal to eighty-five percent of the lower of the fair market value per share of common stock on the start date of the offering or the fair market value on the purchase date.

The fair market value per share of common stock on any particular date other than a purchase date under the U.S. ESPP will be deemed to be equal to the closing selling price per share on the last trading day prior to such date on the NYSE, and the fair market value per share of common stock on a purchase date will be deemed to be equal to the closing selling price per share on such date on the NYSE. On January 31, 2025, the fair market value of the Company’s common stock determined on such basis was $72.45 per share.

Special Limitations. The U.S. ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:
• Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year for which those purchase rights are outstanding;
• Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock equaling five percent (5%) or more of the total combined voting power or value of all classes of the Company’s outstanding stock, or the outstanding stock of any of the Company’s affiliates; and
• No participant may purchase more than 5,000 shares of common stock during any one offering.

Termination of Purchase Rights. The participant may withdraw from the U.S. ESPP at any time up to the last business day of the offering, and his or her accumulated payroll deductions for that offering period will be applied to the purchase of common stock on the next purchase date.

The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the offering in which such cessation of employment or loss of eligibility occurs will be applied to the purchase of common stock on the next purchase date.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability. No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

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Change in Control. Upon a change in control (as defined in the U.S. ESPP), all outstanding purchase rights will either be assumed by the successor entity and continued in effect or will be automatically exercised immediately prior to the effective date of such acquisition. In the event of such automatic exercise, the purchase price will be equal to eighty-five percent of the lower of the fair market value per share of common stock on the start date of the offering in which such acquisition occurs or the fair market value per share of common stock immediately prior to such acquisition.

Share Pro-Ration. Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the U.S. ESPP, then the Compensation Committee will make a pro-rata allocation of the available shares on a uniform and equitable basis, and the balance of payroll deductions of each participant will be refunded.

Amendment and Termination. The Board may amend or terminate the U.S. ESPP at any time. However, the Board may not, without stockholder approval, increase the number of shares issuable under the U.S. ESPP (except as permissible adjustments in the event of changes to the Company’s capitalization) or modify the requirements for eligibility to participate in the U.S. ESPP.

Federal Tax Consequences. Following is a general summary of the current federal income tax principles applicable to the U.S. ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The U.S. ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the U.S. ESPP are made on an after-tax basis. That is, a participant’s contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her purchase right under the U.S. ESPP. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the U.S. ESPP. The particular tax consequences of a sale of shares acquired under the U.S. ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the U.S. ESPP and ends on the later of (1) two years after the first day of the offering period in which the participant acquired the shares, and (2) one year after the purchase date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the first day of the offering period in which the participant acquired the shares exceeded the purchase price of the shares, and (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the date on which the participant acquired the shares and the purchase price paid for the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the purchase date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the purchase date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the purchase date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the purchase date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by the participant.

New Plan Benefits. No purchase rights will be granted, and no shares will be issued, on the basis of the share increase subject to this proposal unless such proposal is approved by the stockholders at the Annual Meeting.

Stock Purchases. The following table sets forth, as to the individuals and groups indicated, the total number of shares of common stock purchased under the U.S. ESPP for the period from January 1, 2022 to December 31, 2024, together

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with the weighted average price paid per share for those purchases. The Company’s directors are not eligible to participate in the U.S. ESPP. Our NEOs, other than Mr. Lemercier, are eligible to participate in the U.S. ESPP (except that Ms. Szyman’s eligibility ended when she ceased to be employed with Edwards). Mr. Lemercier was not eligible to participate in the U.S. ESPP, but was eligible to participate in the International ESPP (see “Proposal 5—International ESPP Transactions” below).
U.S. ESPP Transactions*

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price Per Share ($)

Bernard J. Zovighian Director and Chief Executive Officer	769	78.80
Scott B. Ullem Corporate Vice President, Chief Financial Officer	—	—
Donald E. Bobo, Jr. Corporate Vice President, Strategy & Corporate Development	769	79.28
Daveen Chopra Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies	—	—
Larry L. Wood Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart	769	78.97
Jean-Luc Lemercier Former Corporate Vice President, EMEACLA (Europe, Middle East, Africa, Canada and Latin America)	—	—
Catherine M. Szyman Former Corporate Vice President, Critical Care	856	71.34
All current executive officers as a group (8 persons)	$2,454	77.99
All nonemployee directors as a group (8 persons)	—	N/A
All employees, including current officers who are not executive officers, as a group (7,045 persons)	2,788,957	67.70

The following table sets forth, as to the individuals and groups indicated, the total number of shares of common stock purchased under the U.S. ESPP for all offering periods in which the individuals have participated from the initial implementation of the plan in 2001 through January 31, 2025, together with the weighted average price paid per share for those purchases.

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price Per Share ($)

Bernard J. Zovighian Director and Chief Executive Officer	5,545	37.62
Scott B. Ullem Corporate Vice President, Chief Financial Officer	—	—
Donald E. Bobo, Jr. Corporate Vice President, Strategy & Corporate Development	92,691	5.26
Daveen Chopra Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies	—	—
Larry L. Wood Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart	91,079	5.33
Jean-Luc Lemercier Former Corporate Vice President, EMEACLA (Europe, Middle East, Africa, Canada and Latin America)	—	—
Catherine M. Szyman Former Corporate Vice President, Critical Care	4,357	42.06
All current executive officers as a group (8 persons)	189,461	6.28
All nonemployee directors as a group (8 persons)	—	N/A
All employees, including current officers who are not executive officers, as a group (10,649 persons)	36 ,916,098	14.84

Specific Benefits under the U.S. ESPP. Participation in the U.S. ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the U.S. ESPP are not determinable. If the amendments to the U.S. ESPP had been in effect in 2024,

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we do not expect that the number of shares purchased by participants in the amended and restated version of the U.S. ESPP during 2024 would have been materially different than the number of shares actually purchased in 2024 under the current version of the U.S. ESPP. For the period from January 1, 2024 to December 31, 2024, the aggregate number of shares of common stock purchased under the U.S. ESPP was 1,023,333. Accordingly, based on the number of shares purchased in that period of time, we would estimate that the 6,694,155 shares available for issuance under the U.S. ESPP if stockholders approve this proposal would permit us to continue to offer the U.S. ESPP for at least 5 more years. However, because benefits under the U.S. ESPP may change based on any number of variables, including, without limitation, the fair market value of the Company’s common shares at various future dates, the number of our employees who elect to participate in the U.S. ESPP, and the amount employees elect to contribute, it is not possible to determine the benefits that will be received by employees, or the number of years we will be able to continue to offer the U.S. ESPP, if the amended and restated U.S. ESPP is approved by the stockholders.

The following paragraphs include additional information to help you assess the potential dilutive impact of the additional shares to be available under the U.S. ESPP if stockholders approve this Proposal 4. As of January 31, 2025, 2,494,155 shares of common stock remained available for issuance under the U.S. ESPP, which is 0.42% of the Company’s total issued and outstanding common stock as of that date.

“Burn rate” refers to the number of shares of the Company’s common stock purchased under the U.S. ESPP over a particular period of time. The total number of shares of the Company’s common stock purchased under our U.S. ESPP over the last three years, and to date for 2025, are as follows: 788,520 shares in 2022 (which was 0.13% of the diluted weighted-average number of shares of the Company’s common stock issued and outstanding in 2022), 980,414 shares in 2023 (which was 0.16% of the diluted weighted-average number of shares of the Company’s common stock issued and outstanding in 2023), and 1,023,333 shares in 2024 (which was 0.17% of the diluted weighted-average number of shares of the Company’s common stock issued and outstanding in 2024).

The diluted weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 624,207,821 shares issued and outstanding in 2022; 609,393,942 shares issued and outstanding in 2023; and 599,270,630 shares issued and outstanding in 2024. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2024 was 588,584,485 shares.

Board Recommendation. The Board believes that it is in the Company’s best interests to provide the Company’s employees with the opportunity to acquire an ownership interest in the Company through their participation in the U.S. ESPP and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

FOR THESE REASONS, THE BOARD UNANIMOUSLY URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL REGARDING THE AMENDMENT AND RESTATEMENT OF THE U.S. ESPP.

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PROPOSAL 5 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2001 EMPLOYEE STOCK PURCHASE PLAN FOR INTERNATIONAL EMPLOYEES (THE “INTERNATIONAL ESPP”) TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE INTERNATIONAL ESPP BY 1,460,000 SHARES

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATEMENT OF THE INTERNATIONAL ESPP.

Increase in Aggregate Share Limit. The Company is requesting that stockholders approve an increase in the number of shares available for issuance under the International ESPP by 1,460,000 shares. The Board approved an amendment and restatement of the International ESPP on February 13, 2025, which reflects the share increase, subject to stockholder approval of this Proposal 5.

The International ESPP is designed to allow eligible employees and representative directors of the Company’s participating subsidiaries (whether now existing or subsequently established) to purchase shares of common stock at periodic intervals through their accumulated payroll deductions. The Board believes that offering the International ESPP is advisable because the Board believes employee stock ownership helps us to further align employees’ interests with those of the Company’s stockholders generally.

As of January 31, 2025, 660,760 shares remained available for purchase under the International ESPP. The Board believes that the number of shares currently available under the International ESPP does not give the Company sufficient authority or flexibility to adequately provide for future incentives. The additional 1,460,000 shares requested in this proposal represents 0.25% of the Company’s total issued and outstanding common stock as of December 31, 2024.

The following summary describes the principal features of the International ESPP, as amended and restated through February 13, 2025. This summary, however, does not purport to be a complete description of all the provisions of the International ESPP. A copy of the amended and restated International ESPP is attached as Appendix C to this Proxy Statement.

Administration. The International ESPP is administered by the Compensation Committee. Such committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the International ESPP.

Share Reserve. The number of shares of common stock reserved for issuance over the term of the International ESPP is currently limited to 10,800,000 shares. The authorized share reserve will increase to 12,260,000 shares if the share increase which is the subject of this Proposal 5 is approved at the Annual Meeting.

In the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization, or any partial or complete liquidation of the Company, equitable adjustments will be made to: (i) the maximum number and class of securities issuable under the International ESPP, (ii) the number and class of securities and the market value and price per share in effect under each outstanding purchase right, and (iii) the maximum number of shares purchasable per participant with respect to any offering.

Offerings. Shares of the Company’s common stock will be offered under the International ESPP through a series of successive offerings. Unless the Compensation Committee determines otherwise, a new offering will commence on the first day of each calendar quarter. Each offering commencing has a duration of one year unless otherwise determined by the Compensation Committee. Shares will be purchased on the last business day of each calendar quarter in an offering (or such other dates determined by the Compensation Committee).

At the time the participant joins an offering, he or she will be granted a purchase right to acquire shares of the Company’s common stock on each purchase date during that offering. All payroll deductions collected from the participant for the offering period will be automatically applied to the purchase of common stock on such purchase dates, subject to certain limitations summarized below in the section entitled “Special Limitations.”

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Eligibility and Participation. Any individual who is (1) employed on a basis under which he or she is scheduled to work for more than twenty hours per week in the employ of a participating subsidiary of the Company (including any corporation which subsequently becomes such a participating subsidiary at any time during the term of the International ESPP), (2) a representative director of a participating subsidiary, or (3) a non-employee director of a participating subsidiary will be eligible to participate in the International ESPP, unless local laws prohibit or require participation.

Each individual who is an eligible participant on the start date of any offering may elect to participate in that offering, provided he or she does so during the enrollment period prescribed for that offering. As of January 31, 2025, approximately 8,591 employees of the Company's subsidiaries (excluding approximately 7,987 employees of the Company and the Company’s subsidiaries then eligible to participate in the U.S. ESPP, as employees eligible to participate in the U.S. ESPP are not made eligible to participate in the International ESPP). There are no current Named Executive Officers participating in the International ESPP. No non-employee (whether non-employee officer, director, consultant or other non-employee advisor) is eligible to participate in the International ESPP.

Payroll Deductions and Stock Purchases. Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of fifteen percent) of his or her base pay to be applied to the acquisition of common stock at quarterly intervals. If local law does not permit payroll deductions, the participant may contribute by other means permitted by the administrator, up to the plan’s contributions limits. On each purchase date (generally the last business day of each calendar quarter), the payroll deductions or contributions, as applicable, of each participant accumulated for the offering ending on that purchase date will automatically be applied to the purchase of shares of common stock at the purchase price in effect for that purchase date. For purposes of the International ESPP, the base pay of each participant will include his or her straight-time earnings (including compensation paid to a representative director or non-employee director of a participating subsidiary) plus commissions (where legally permissible) and payments in lieu of regular earnings and any legally mandated bonus or other pay.

Purchase Price. The purchase price of the common stock acquired on each quarterly purchase date will be equal to eighty-five percent of the lower of the fair market value per share of common stock on the start date of the offering or the fair market value on the purchase date.

The fair market value per share of common stock on any particular date other than a purchase date under the International ESPP will be deemed to be equal to the closing selling price per share on the last trading day prior to such date on the NYSE, and the fair market value per share of common stock on a purchase date will be deemed to be equal to the closing selling price per share on such date on the NYSE. On January 31, 2025, the fair market value of the Company’s common stock determined on such basis was $72.45 per share.

Special Limitations. The International ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:
• Purchase rights granted to a participant may not permit such individual to purchase more than U.S.$25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year for which those purchase rights are outstanding;
• Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock equaling five percent (5%) or more of the total combined voting power or value of all classes of the Company’s outstanding stock, or the outstanding stock of any of the Company’s affiliates; and
• No participant may purchase more than 5,000 shares of common stock during any one offering.

Termination of Purchase Rights. The participant may withdraw from the International ESPP at any time up to the last business day of the offering, and his or her accumulated payroll deductions or contributions, as applicable, for that offering period will be applied to the purchase of common stock on the next purchase date.

The participant’s purchase right will immediately terminate upon his or her cessation of service or loss of eligible employee status. Any payroll deductions which the participant may have made for the offering in which such cessation of service or loss of eligibility occurs will be promptly refunded to the participant in the currency in which it was paid.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

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Assignability. No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control. Upon a change in control (as defined in the International ESPP), all outstanding purchase rights will either be assumed by the successor entity and continued in effect or will be automatically exercised immediately prior to the effective date of such acquisition. In the event of such automatic exercise, the purchase price will be equal to eighty-five percent of the lower of the fair market value per share of common stock on the start date of the offering in which such acquisition occurs or the fair market value per share of common stock immediately prior to such acquisition.

Share Pro-Ration. Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the International ESPP, then the Compensation Committee will make a pro-rata allocation of the available shares on a uniform and equitable basis, and the balance of payroll deductions of each participant will be refunded.

Amendment and Termination. The Board may amend or terminate the International ESPP at any time. However, the Board may not, without stockholder approval, increase the number of shares issuable under the International ESPP (except as permissible adjustments in the event of changes to the Company’s capitalization) or modify the requirements for eligibility to participate in the International ESPP.

Federal Tax Consequences. The International ESPP is applicable to certain of our non-United States employees and is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the U.S. Internal Revenue Code. The income taxation consequences to the Company (including any participating parent or subsidiary corporations) and its employees with respect to participation in the International ESPP vary by country. In general, participants in the International ESPP are usually subject to taxation upon the purchase of shares during an offering period.

New Plan Benefits. No purchase rights will be granted, and no shares will be issued, on the basis of the share increase subject to this proposal unless such proposal is approved by the stockholders at the Annual Meeting.

Stock Purchases. The following table sets forth, as to the individuals and groups indicated, the total number of shares of common stock purchased under the International ESPP for the period from January 1, 2022 to December 31, 2024, together with the weighted average price paid per share for those purchases. The Company’s non-employee directors are not eligible to participate in the International ESPP.

International ESPP Transactions

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price Per Share ($)

Bernard J. Zovighian Director and Chief Executive Officer	—	—
Scott B. Ullem Corporate Vice President, Chief Financial Officer	—	—
Donald E. Bobo, Jr. Corporate Vice President, Strategy & Corporate Development	—	—
Daveen Chopra Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies	—	—
Larry L. Wood Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart	—	—
Jean-Luc Lemercier Former Corporate Vice President, EMEACLA (Europe, Middle East, Africa, Canada and Latin America)	769	79.10
Catherine M. Szyman Former Corporate Vice President, Critical Care	—	—
All current executive officers as a group (8 persons)	970	71.31
All nonemployee directors as a group (8 persons)	—	N/A
All employees, including current officers who are not executive officers, as a group (4,972 persons)	988,027.00	67.52

The following table sets forth, as to the individuals and groups indicated, the total number of shares of common stock purchased under the International ESPP for all offering periods in which the individuals have participated from the initial

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implementation of the plan in 2001 through January 31, 2025, together with the weighted average price paid per share for those purchases.

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price Per Share ($)

Bernard J. Zovighian Director and Chief Executive Officer	—	—
Scott B. Ullem Corporate Vice President, Chief Financial Officer	—	—
Donald E. Bobo, Jr. Corporate Vice President, Strategy & Corporate Development	—	—
Daveen Chopra Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies	—	—
Larry L. Wood Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart	—	—
Jean-Luc Lemercier Former Corporate Vice President, EMEACLA (Europe, Middle East, Africa, Canada and Latin America)	28,365	12.25
Catherine M. Szyman Former Corporate Vice President, Critical Care	—	—
All current executive officers as a group (8 persons)	1,105	74.35
All nonemployee directors as a group (8 persons)	—	N/A
All employees, including current officers who are not executive officers, as a group (7,178 persons)	10,108,211	17.91

Specific Benefits under the International ESPP. Participation in the International ESPP is voluntary and is dependent on each eligible employee or representative director’s election to participate and his or her determination as to the level of payroll deductions or contributions, as applicable. Accordingly, future purchases under the International ESPP are not determinable. If the amendments to the International ESPP had been in effect in 2024, we do not expect that the number of shares purchased by participants in the amended and restated version of the International ESPP during 2024 would have been materially different than the number of shares actually purchased in 2024 under the current version of the International ESPP. For the period from January 1, 2024 to December 31, 2024, the aggregate number of shares of common stock purchased under the International ESPP was 349,918. Accordingly, based on the number of shares purchased in that period of time, we would estimate that the 2,120,760 shares available for issuance under the International ESPP if stockholders approve this proposal would permit us to continue to offer the International ESPP for at least 5 more years. However, because benefits under the International ESPP may change based on any number of variables, including, without limitation, the fair market value of the Company’s common shares at various future dates, the number of our employees or representative directors who elect to participate in the International ESPP, and the amount participants elect to contribute, it is not possible to determine the benefits that will be received by employees or representative directors, or the number of years we will be able to continue to offer the International ESPP, if the amended and restated International ESPP is approved by the stockholders.

The following paragraphs include additional information to help you assess the potential dilutive impact of the additional shares to be available under the International ESPP if stockholders approve this Proposal 5. As of January 31, 2025, 660,760 shares of common stock remained available for issuance under the International ESPP, which is 0.11% of the Company’s total issued and outstanding common stock as of that date.

“Burn rate” refers to the number of shares of the Company’s common stock purchased under the International ESPP over a particular period of time. The total number of shares of the Company’s common stock purchased under our International ESPP over the last three years, and to date for 2025, are as follows: 293,273 shares in 2022 (which was 0.05% of the diluted weighted-average number of shares of the Company’s common stock issued and outstanding in 2022), 346,576 shares in 2023 (which was 0.06% of the diluted weighted-average number of shares of the Company’s common stock issued and outstanding in 2023), and 349,918 shares in 2024 (which was 0.06% of the diluted weighted-average number of shares of the Company’s common stock issued and outstanding in 2024).

The diluted weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 624,207,821 shares issued and outstanding in 2022; 609,393,942 shares issued and outstanding in 2023; and 599,270,630 shares issued and outstanding in 2024. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2024 was 588,584,485 shares.

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Board Recommendation. The Board believes that it is in the Company’s best interests to provide the employees and representative directors of the participating subsidiaries with the opportunity to acquire an ownership interest in the Company through their participation in the International ESPP and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

FOR THESE REASONS, THE BOARD UNANIMOUSLY URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL REGARDING THE AMENDMENT AND RESTATEMENT OF THE INTERNATIONAL ESPP.

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OTHER INFORMATION

Additional Information.    Our Bylaws, Corporate Governance Guidelines and charters of each of our Audit Committee and Compensation and Governance Committee are posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.” Our Global Business Practice Standards (applicable to all of our Company’s employees, executive officers and directors) are posted at www.edwards.com under “About Us—Corporate Compliance.” In addition, our Corporate Impact Report is posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Corporate Impact.” References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

Related Persons Transactions.    Under our Audit Committee charter, our Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by our Company or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” Our Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction. Mr. Bobo's son, Daniel Bobo, is employed by our Company in a non-executive position in a business unit not under Mr. Bobo's direction and his total compensation, including salary and bonus, for 2024 was approximately $172,102.
Indemnification of Directors and Officers.    Pursuant to our Certificate of Incorporation, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.
Deadline for Receipt of Stockholder Proposals and Director Nominations for the 2026 Annual Meeting
Proposals for Inclusion in the Proxy Materials.    In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2026 annual meeting, the written proposal must be received by the Corporate Secretary of our Company no later than November 26, 2025 and must comply with the requirements of the Rule 14a-8 under the Exchange Act. All communications to the Corporate Secretary of our Company should be made in writing and mailed to One Edwards Way, Irvine, California 92614.
Director Nominations for Inclusion in the Proxy Materials.    Our stockholders may suggest director nominees to our Compensation and Governance Committee by writing to our Corporate Secretary at One Edwards Way, Irvine, California 92614, or they may propose director nominees for election at an annual meeting in compliance with our advance notice Bylaw. Under our Company’s proxy access right, a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of our Board for inclusion in our proxy statement, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder to nominate a director for election to our Board for inclusion in our proxy statement for the 2026 annual meeting, written notice must be received by the Corporate Secretary of our Company at its principal executive offices at the address above no earlier than October 27, 2025, and no later than November 26, 2025. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements can be found in Section 10 of Article I of our Bylaws.
Proposals and Director Nominations Not Intended for Inclusion in the Proxy Materials.     In order for a stockholder to present a proposal or nominate a director for election to our Board at our 2026 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2026 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of our Company at its principal executive offices at the address above no earlier than January 8, 2026 and no later than February 7, 2026. However, if the date of the 2026 annual meeting is a date that is not within 25 days before or after May 8, 2026 (the anniversary date of the Annual Meeting), written notice must be received no later than the close of business on the 10th calendar day after the first to occur of the day on which notice of the 2026 annual meeting is mailed or public disclosure of the date of the 2026 annual meeting is made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 9 of Article I (with respect to stockholder proposals) and Section 2 of Article I (with respect to director nominations) of our Bylaws.

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Our Bylaws require that a stockholder must provide certain information concerning the proponent of the proposal, the nominee, and the proposal, as applicable. In accordance with our Bylaws, the foregoing deadline and informational requirements set forth in Section 2 of Article I of our Bylaws are also intended to apply to and satisfy the notice and information requirements set forth in Rule 14a-19 under the Exchange Act, including paragraph (b) thereunder, with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 annual meeting. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be eligible for presentation at the 2026 annual meeting.

Annual Report on Form 10-K.  Our Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of our 2024 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Edwards Lifesciences Corporation, Attention: Corporate Secretary, One Edwards Way, Irvine, California 92614.
Delivery of the Proxy Materials.  We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive the Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Computershare at P.O. Box 43006, Providence, RI 02940-3006, (800) 446-2617. If you are a beneficial stockholder, please contact your bank, broker or other nominee directly if you have questions, require additional copies of the Proxy Materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the Proxy Materials in the future.
By Order of the Board of Directors,

Linda J. Park
Senior Vice President, Associate General Counsel,
Corporate Secretary and Corporate Impact Lead

Table of Contents         Edwards Lifesciences Corporation I 2025 Proxy Statement 78

APPENDIX A
EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect our core operational activities, (b) are commonly adjusted within our industry to enhance comparability of our financial results with those of our peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). We use the term "adjusted" and “underlying" when referring to non-GAAP sales and sales growth information, respectively, which excludes currency exchange rate fluctuations. We use the term “adjusted” to also exclude certain litigation expenses, intellectual property agreements, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, restructuring expenses, separation costs, contract termination costs arising from acquisitions, gains on remeasurement of previously held interests upon acquisitions, and a charitable contribution to the Edwards Lifesciences Foundations.
Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting our business and facilitate comparability to historical periods.
Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of the non-GAAP historical financial measure used herein to the most comparable GAAP measure is provided in the table below.
Fluctuations in exchange rates impact the comparative results and sales growth rates of our underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Reconciliation of Sales” table below.
The items described below are adjustments to the GAAP financial results in the reconciliations that follow:
Certain Litigation Expenses, net - Our Company incurred net intellectual property litigation expenses of $40.4 million and $27.5 million in 2024 and 2023, respectively.
Amortization of Intangible Assets - Our Company recorded amortization expense related to developed technology and patents in the amount of $4.4 million and $1.4 million in 2024 and 2023, respectively.
Restructuring Expenses - The Company recorded a $32.9 million charge in 2024 primarily related to severance expenses associated with a global workforce realignment.

Charitable Foundation Contribution - The Company recorded a $30.0 million charge in Other Operating Expenses, net in 2024 for a charitable contribution to the Edwards Lifesciences Foundation.

Separation Costs - The Company recorded expenses of $19.0 million in 2024 related to consulting, legal, tax, and other professional advisory services related to the sale of the Critical Care product group.

Acquisition Contract Termination Costs - The Company recorded expenses of $9.1 million in 2024 related to the termination of certain contracts associated with the Company's recent acquisitions.

Gains on Remeasurement of Previously Held Interests Upon Acquisitions - The Company recorded a $55.1 million gain in 2024 to remeasure its previously held interests upon acquisition of the investees.
Intellectual Property Agreement - Our Company recorded a $176.0 million charge in 2023 related to an Intellectual Property Agreement with Medtronic plc. for a 15-year covenant not to sue.
Change in Fair Value of Contingent Consideration Liabilities - Our Company recorded income of $26.2 million in 2023 related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.
Edwards Lifesciences Corporation I 2025 Proxy Statement A-1

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	2024	2023
GAAP diluted earnings per share	$2.34	$2.01
Non-GAAP adjustments:
Intellectual property litigation expenses, net	0.05	0.03
Restructuring expenses	0.05	—
Charitable donation	0.04	—
Acquisition contract termination costs	0.02	—
Separation costs	0.02	—
Gain on remeasurement of previously held interest upon acquisition	(0.09)	—
Intellectual property agreement	—	0.22
Change in fair value of contingent consideration liabilities	—	(0.04)
Adjusted diluted earnings per share	$2.43	$2.22
Adjusted growth rate	9.5%

Reconciliation of Sales
(in millions, except percentage data)

					2023 Adjusted
Sales (YTD)	Full Year 2024	Full Year 2023	Change	GAAP Growth Rate*	FX Impact	Full Year 2023 Adjusted Sales	Underlying Growth Rate *
Total	$5,439.5	$5,010.0	$429.5	8.6%	$(17.2)	$4,992.8	8.9%
* Numbers may not calculate due to rounding.

Edwards Lifesciences Corporation I 2025 Proxy Statement A-2

APPENDIX B
AMENDMENT AND RESTATEMENT OF THE EDWARDS LIFESCIENCES’ 2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES

EDWARDS LIFESCIENCES CORPORATION
2001 Employee Stock Purchase Plan
For United States Employees
(As Amended and Restated February 13, 2025)

ARTICLE I -- PURPOSE

1.01. Purpose

The Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees is intended to provide a method whereby employees of Edwards Lifesciences Corporation (the “Company”) and its participating subsidiary companies authorized by the Committee (or an officer designated by the Committee pursuant to Section 9.02) to extend the benefits of the Plan to their Eligible Employees will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

The Plan was initially adopted by the Board on February 8, 2001, and subsequently approved by the stockholders on May 10, 2001. The Plan was subsequently amended and restated by the Board on February 20, 2003, September 13, 2005, February 15, 2007, July 9, 2009, November 10, 2009, February 21, 2013, February 23, 2017, May 7, 2020, November 18, 2020 February 18, 2021and February 13, 2025.

ARTICLE II -- DEFINITIONS

2.01. Base Pay

"Base Pay" shall mean regular straight-time earnings plus commissions and payments in lieu of regular earnings (such as vacation, sick pay and holiday pay). In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay by the number of regularly scheduled hours of work for such employee during such Offering.

2.02. Change in Control

“Change in Control” of the Company shall mean the occurrence of any one of the following events:
(a) Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.02(a), 2.02(c), or 2.02(d) of this Section 2.02) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the
Edwards Lifesciences Corporation I 2025 Proxy Statement B-1

surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(d) The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

2.03. Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.04. Committee

"Committee" shall mean the individuals appointed by the Board of Directors of the Company to administer the Plan as described in Article IX.

2.05. Company

“Company” shall mean Edwards Lifesciences Corporation.

2.06. Corporate Affiliate

“Corporate Affiliate” shall mean any parent or subsidiary corporation or limited liability company of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

2.07. Eligible Employee

"Eligible Employee" means, unless local laws prohibit such employee’s participation in the Plan, any regular employee of a Participating Company who is scheduled to work twenty (20) or more hours per week.

2.08. Enrollment Period

"Enrollment Period" shall mean with respect to any Offering, the period designated by the Committee prior to such Offering during which Eligible Employees may authorize payroll deductions through a Subscription. Unless the Committee determines otherwise, the Enrollment Period with respect to any Offering shall end on the twenty-fifth (25th) day of the month immediately preceding the Offering Commencement Date and any Subscription received after such date shall be deemed to be an enrollment in the next following Offering.

2.09. Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.10. Fair Market Value

The “Fair Market Value” of a share of Stock on a given day shall be determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, (a) for any date of determination except the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (b) for the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system on the Purchase Date, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.11. Offering

“Offering” shall mean the quarterly offering of the Company’s Stock, the duration of which shall not exceed twenty seven (27) months.

2.12. Offering Commencement Date

“Offering Commencement Date” shall mean June 1, 2001 and, unless determined otherwise by the Committee, the first day of each calendar quarter thereafter.

2.13. Offering End Date
Edwards Lifesciences Corporation I 2025 Proxy Statement B-2

“Offering End Date” shall mean the day preceding the first annual anniversary of the Offering Commencement Date, unless determined otherwise by the Committee prior to the Offering Commencement Date or such date as determined pursuant to Section 6.04.

2.14. Participant

“Participant” shall mean an Eligible Employee who has elected to participate in an Offering by entering a Subscription during the Enrollment Period for such Offering.

2.15. Participating Company

“Participating Company” shall mean the Company and each Corporate Affiliate as may be authorized from time to time by the Committee to extend the benefits of the Plan to their Eligible Employees and set forth in Appendix A to this Plan.

2.16. Plan

"Plan" shall mean the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees, as amended from time to time.

2.17. Purchase Date

“Purchase Date” shall mean with respect to any Offering, the last day of each calendar quarter (or such other dates determined by the Committee prior to the Offering Commencement Date or pursuant to Section 6.04) during the period beginning with the Offering Commencement Date for such Offering and ending with the Offering End Date; provided, however, if any such day is not a business day, the Purchase Date shall be the next preceding business date on which shares of Stock are traded.

2.18. Stock

“Stock” shall mean the common stock, par value $1.00, of the Company.

2.19. Subscription

“Subscription” shall mean an Eligible Employee’s authorization for payroll deductions made in the form and manner specified by the Committee (which may include enrollment by submitting forms, by internet access or other electronic means). Unless withdrawn earlier in accordance with Section 6.02, each Subscription shall be in effect for the duration of the Offering to which it applies. No more than one Subscription may be in effect for an Eligible Employee during any calendar quarter.

ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility

Any individual who is an Eligible Employee on an Offering Commencement Date shall be eligible to participate in the Offering commencing on such date, subject to the terms and conditions of the Plan.

3.02. Leave of Absence

For purposes of participation in the Plan, a Participant on a leave of absence shall be deemed to be an Eligible Employee for a period of up to ninety (90) days or, if longer, during the period the Participant’s right to reemployment is guaranteed by statute or contract. If the leave of absence is paid, deductions authorized under any Subscription in effect at the time the leave began will continue. If the leave of absence is unpaid, no deductions or contributions will be permitted during the leave. If such a Participant returns to active status within ninety (90) days or the guaranteed reemployment period, as applicable, payroll deductions under the Subscription in effect at the time the leave began will automatically begin again upon the Participant's return to active status, unless the Subscription has expired. If the Participant does not return to active status within ninety (90) days or the guaranteed reemployment period, as applicable, the Participant shall be treated as having terminated employment for all purposes of the Plan. If such terminated Participant later returns to active employment as an Eligible Employee or if a Participant returns to active employment as an Eligible Employee after the Subscription has expired, such individual will be treated as a new employee and will be eligible to participate in Offerings commencing after his or her reemployment date by filing a Subscription during the applicable Enrollment Period for such Offering.

3.03. Restrictions on Participation

Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase Stock:

(a) if, immediately after the grant, such employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of the
Edwards Lifesciences Corporation I 2025 Proxy Statement B-3

Company’s stock (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

(b) which permits the employee’s rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time such right to purchase Stock is granted) for each calendar year in which such right is outstanding (as computed to comply with Section 423(b)(8) of the Code).

Further, with respect to any Offering, in no event shall an employee be granted a right to purchase in excess of 5,000 shares of Stock, subject to adjustment pursuant to Section 10.03.

3.04. Commencement of Participation

An Eligible Employee may become a Participant in any Offering by entering a Subscription during the Enrollment Period for such Offering. Payroll deductions for such Offering shall commence on the applicable Offering Commencement Date and shall end on the applicable Offering End Date unless withdrawn by the Participant or sooner terminated in accordance with Article VII. Only one Subscription may be in effect with respect to any Participant at any one time.

3.05. Participation After Rehire

An Eligible Employee’s Subscription will automatically terminate on the date he or she is no longer an employee of any Participating Company. If the Eligible Employee terminates employment with a Subscription in effect with respect to an Offering and is rehired prior to the Offering End Date for that Offering, the Subscription will not be reinstated and the Eligible Employee will not be allowed to again make payroll deductions under such Offering. The Eligible Employee may elect to participate in Offerings commencing after his or her reemployment date by entering a Subscription during the applicable Enrollment Period for such Offering.

3.06. Transfers

An Eligible Employee’s transfer from one Participating Company under this Plan to another, as of the time of such transfer of employment, shall not terminate such Eligible Employee’s Subscription.

If an Eligible Employee transfers to a Corporate Affiliate that is not a Participating Company under this Plan at the time of such transfer of employment, the employee will be treated as a terminated Participant under this Plan. The employee may become eligible to participate in the Company’s stock purchase plan for international employees if the employee is transferred to a subsidiary or affiliate of the Company that is designated to participate in the stock purchase plan for international employees subject to the terms and conditions set forth in that plan.

ARTICLE IV -- OFFERINGS

4.01. Quarterly Offerings

The Plan commenced with an Offering beginning on June 1, 2001 and, unless determined otherwise by the Committee, will continue in operation with a new Offering commencing on the first day of each calendar quarter thereafter. Eligible Employees may not have in effect more than one Subscription at a time.

Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by internet access or other electronic means).

A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

4.02. Purchase Price

The purchase price per share of Stock under each Offering shall be the lower of:

(a) 85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

(b) 85% of the Fair Market Value of the Stock on the Purchase Date.

Such purchase price may only be paid with accumulated payroll deductions in accordance with Article V.

Edwards Lifesciences Corporation I 2025 Proxy Statement B-4

ARTICLE V -- PAYROLL DEDUCTIONS

5.01. Amount of Deduction
An Eligible Employee’s Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than 1% and no more than 12% (15%, effective January 1, 2021) of Base Pay on each payday that the Subscription is in effect.

5.02. Participant's Account

All payroll deductions made with respect to a Participant shall be credited to his or her recordkeeping account under the Plan. A Participant may not make any separate cash payment into such account. No interest will accrue or be paid on any amount withheld from a Participant’s pay under the Plan or credited to the Participant’s account. Except in the case that any purchase limits set forth under the Plan would be exceeded, all amounts in a Participant’s account will be used to purchase shares of Stock and no cash refunds shall be made from such account. Upon the purchase of shares of Stock on a Purchase Date, the Participant’s account shall be reduced by the aggregate purchase price of such shares. Shares of Stock issued may be whole shares and/or fractional shares. Any amounts that are withheld but unable to be applied to the purchase of Stock because of the limitations of Section 3.03 shall be returned to the Participant without interest and will not be used to purchase shares with respect to any other Offering under the Plan.

5.03. Changes in Payroll Deductions

During an Offering, a Participant may change his or her level of payroll deduction with respect to such Offering within the limits described in Section 5.01 in accordance with procedures established by the Committee (including, without limitation, rules relating to the frequency of such changes); provided, however, if the Participant reduces his or her payroll deductions to zero, it shall be deemed to be a withdrawal of the Subscription and the Participant may not thereafter participate in such Offering but must wait until the next Offering to resubscribe to the Plan. Any such discontinuance or change in level shall be effective as soon as administratively practicable.

ARTICLE VI -- EXERCISE OF RIGHTS TO PURCHASE STOCK

6.01. Automatic Exercise

A Participant’s right to purchase Stock with respect to any Offering will be automatically exercised on each Purchase Date for the Offering. The right to purchase Stock will be exercised by using the accumulated payroll deductions in the Participant’s account as of each such Purchase Date to purchase the number of shares of Stock that may be purchased at the purchase price on such date, determined in accordance with Section 4.02. The Participant’s account shall be reduced on each Purchase Date by the aggregate purchase price of the shares of Stock purchased on such Purchase Date.

6.02. Withdrawal From Offering

A Participant may not withdraw the accumulated payroll deductions in his or her account during an Offering. If the Participant withdraws his or her Subscription with respect to any Offering, the accumulated payroll deductions in the Participant’s account at the time the Subscription is withdrawn will be used to purchase shares of Stock at the next Purchase Date for the Offering to which the Subscription related, in accordance with Section 6.01.

6.03. Delivery of Stock

Stock purchases under the Plan will be held in an account in the Participant’s name in uncertificated form unless certification is requested by the Participant. Furthermore, Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.

6.04. Change in Control

If pursuant to a Change in Control rights to purchase Stock are not assumed or otherwise continued in full force and effect, then each right to purchase Stock under each Offering in effect at the time of the Change in Control shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Offering in which such Change in Control occurs to the purchase of shares of Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Stock on the start date of the applicable Offering or (ii) the Fair Market Value per share of Stock immediately prior to the effective date of such Change in Control.

ARTICLE VII -- WITHDRAWAL

7.01. Effect on Subsequent Participation

The Committee shall have the authority to decide the Participant’s eligibility to participate in any succeeding Offering if Participant withdraws from an Offering.

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7.02. Termination of Employment

Subject to the following provisions of this Section 7.02, upon termination of the Participant's employment for any reason that results in the Participant not qualifying as an Eligible Employee, any Subscription then in effect will be deemed to have been withdrawn and any payroll deductions credited to the Participant’s account will be used to purchase Stock on the next Purchase Date for the Offering with respect to which such deductions relate. Notwithstanding the foregoing, if the Participant has a Subscription in effect on the Participant’s termination of employment, payroll deductions (at the rate in effect on the termination date) shall continue to be made from Base Pay earned prior to termination of employment, if any, that is paid to the Participant after such termination of employment and before the earlier of (i) the three (3)-month anniversary of such termination of employment, or (ii) the Offering End Date of such Offering. Any such payroll deduction shall be used to purchase Stock on the next Purchase Date for the Offering after the deduction is made.

7.03. Effect of Hardship Rules

At the discretion of the Company, the Company may cancel or suspend a Participant from participating in the Plan if the Participant claims a hardship with respect to his/her participation in any applicable benefit program and pursuant to the applicable benefit program, the Participant cannot be permitted to continue to participate in the Plan. If cancellation or suspension is required, the Company will determine whether accumulated contributions should be refunded or may be held to purchase shares on the next Purchase Date and when the Participant will become eligible to participate in the Plan in the future.

ARTICLE VIII -- STOCK

8.01. Maximum Shares

The maximum number of shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.03, shall be forty-three million eight hundred thousand (43,800,000) shares. If the total number of shares for which rights to purchase Stock are exercised on any Purchase Date exceeds the maximum number of shares available for issuance, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

8.02. Participant's Interest in Rights to Purchase Stock

The Participant will have no interest in Stock covered by a right to purchase Stock under the Plan until such right has been exercised.

ARTICLE IX -- ADMINISTRATION

9.01. Appointment of Committee

The Company’s Board of Directors shall appoint a Committee to administer the Plan. No member of the Committee who is not an Eligible Employee shall be eligible to purchase Stock under the Plan.

9.02. Authority of Committee

Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to adopt sub-plans creating additional rules and restrictions for participation and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee shall also have full power and authority to determine whether, to what extent and under what circumstances any Eligible Employee’s participation in the Plan shall be cancelled or suspended as a result of 401(k) hardship rules or similar rules, as determined at the sole discretion of the Committee. The Committee's determination on the foregoing matters shall be conclusive. The Committee shall also have the authority to determine if and when the employees of Corporate Affiliates organized or acquired after the Effective Date shall be eligible for participation in the Plan. The Committee may delegate to an officer its authority under this Section 9.02 to determine if and when the employees of a Corporate Affiliate shall be eligible or ineligible for participation in the Plan.

9.03. Rules Governing the Administration of the Committee

The Company’s Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or
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determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

9.04. Statements

Each Participant shall be provided with a statement of his or her account showing the number of shares of Stock held and the amount of cash credited to such account. Such statements will be provided as soon as administratively feasible following the end of each calendar quarter.

ARTICLE X -- MISCELLANEOUS

10.01. Transferability

Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a right to purchase Stock or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. During a Participant’s lifetime, rights to purchase Stock that are held by such Participant shall be exercisable only by that Participant.

10.02. Use of Funds

All payroll deductions received or held by the Participating Company under this Plan may be used by the Participating Company for any corporate purpose and the Participating Company shall not be obligated to segregate such payroll deductions.

10.03. Adjustment Upon Changes in Capitalization

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding rights to purchase Stock, (c) the maximum number of shares of Stock that can be purchased by a Participant with respect to any Offering and (d) the appropriate market value and other price determinations applicable to rights to purchase Stock. The Committee shall make all determinations under this Section 10.03, and all such determinations shall be conclusive and binding.

10.04. Amendment and Termination

The Company’s Board of Directors shall have complete power and authority to terminate or amend the Plan at any time and for any reason; provided, however, that the Company’s Board of Directors shall not, without the approval of the stockholders of the Company in accordance with Section 423 of the Code, (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 10.03); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan; or (iii) permit members of the Committee who are not Eligible Employees to purchase stock under the Plan.

Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participant accounts will be applied to the purchase of Stock, unless determined otherwise by the Company’s Board of Directors. Upon termination of the Plan, the Company’s Board of Directors shall have authority to establish administrative procedures regarding the exercise of outstanding rights to purchase Stock or to determine that such rights shall not be exercised.

10.05. Effective Date

This Plan became effective as of June 1, 2001.

10.06. No Employment Rights

The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment with the Company or any Corporate Affiliate, and it shall not be deemed to interfere in any way with the right of the Company or any Corporate Affiliate employing such person to terminate, or otherwise modify, an employee's employment at any time.

10.07. Effect of Plan

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors,
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administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

10.08. Governing Law

The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

10.09. Tax Withholding

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s account balance as of a Purchase Date, before the exercise of the Participant’s right to purchase Stock is given effect on such date, the amount of any taxes which the Company reasonably determines it or any Corporate Affiliate may be required to withhold with respect to such exercise. In such event, the maximum number of Shares subject to the Participant’s purchase right (subject to the other limits set forth in this Plan) shall be purchased on the Purchase Date at the purchase price on such date with the balance of the Participant’s account (after reduction for the tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its or any Corporate Affiliate’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of a purchase right, or should the Company or any Corporate Affiliate reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of Shares acquired pursuant to the exercise of a purchase right prior to satisfaction of the holding period requirements of Section 423 of the Code or at any other time in respect of a Participant’s participation in this Plan, the Company or Corporate Affiliate, as the case may be, shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Corporate Affiliate reasonably determines that it or any affiliate is required to withhold with respect to such event or (ii) deduct from the Participant’s account or from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Corporate Affiliate reasonably determines that it or an affiliate is required to withhold with respect to such event.

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APPENDIX A
LIST OF PARTICIPATING COMPANIES

Following is a list of Participating Companies as of February 13, 2025:

Edwards Lifesciences Corporation
Edwards Lifesciences International Assignments Inc.
Edwards Lifesciences LLC
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APPENDIX C
AMENDMENT AND RESTATEMENT OF THE EDWARDS LIFESCIENCES’ 2001 EMPLOYEE STOCK PURCHASE PLAN FOR INTERNATIONAL EMPLOYEES

EDWARDS LIFESCIENCES CORPORATION
2001 Employee Stock Purchase Plan
For International Employees
(As Amended and Restated February 13, 2025)

ARTICLE I -- PURPOSE

1.01. Purpose

The Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for International Employees is intended to provide a method whereby certain employees of participating subsidiary companies of Edwards Lifesciences Corporation (the “Company”) authorized by the Committee (or an officer designated by the Committee pursuant to Section 9.02) to extend the benefits of the Plan to their Eligible Employees will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock.

The Plan was initially adopted by the Board on February 8, 2001, and subsequently amended and restated by the Board on February 20, 2003, September 13, 2005, July 9, 2009, November 10, 2009, February 20, 2014, May 7, 2020, November 18, 2020, February 18, 2021 and February 13, 2025.

ARTICLE II -- DEFINITIONS

2.01. Base Pay

“Base Pay” shall mean regular straight-time earnings (including compensation paid to a representative director or non-employee director of a Participating Company) plus commissions (where legally permissible and administratively feasible as determined by the Company in its sole discretion) and payments in lieu of regular earnings and any legally mandated bonus or other pay. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay by the number of regularly scheduled hours of work for such employee during such Offering.

2.02. Change in Control

“Change in Control” of the Company shall mean the occurrence of any one of the following events:
(a) Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.02(a), 2.02(c), or 2.02(d) of this Section 2.02) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person
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acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(d) The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

2.03. Code

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

2.04. Committee

“Committee” shall mean the individuals appointed by the Board or Directors of the Company to administer the Plan as described in Article IX.

2.05. Company

“Company” shall mean Edwards Lifesciences Corporation.

2.06. Corporate Affiliate

“Corporate Affiliate” shall mean any parent or subsidiary corporation or limited liability company of the Company (as determined in accordance with Code section 424) whether now existing or subsequently established.

2.07. Conversion Rate

“Conversion Rate” shall mean with respect to any non-United States currency, the rate established by the Company’s Corporate Treasury Department for purposes of converting such currency to United States dollars.

2.08. Eligible Employee

“Eligible Employee” means, unless local laws prohibit or require such employee’s participation in the Plan, any regular employee of a Participating Company who is scheduled to work twenty (20) or more hours per week or a representative director or non-employee director of a Participating Company. Eligible Employee shall also mean any other employee of a Participating Company to the extent that local law requires the Plan to be extended to such employee. The Committee shall designate the Corporate Affiliates that shall be eligible to participate in the Plan.

2.09. Enrollment Period

“Enrollment Period” shall mean with respect to any Offering, the period designated by the Committee prior to such Offering during which Eligible Employees may authorize payroll deductions (or, if payroll deductions are not permitted or advisable under local law, other means of contributions specified by the Committee) through a Subscription. Unless the Committee determines otherwise, the Enrollment Period with respect to any Offering shall end on the twenty-fifth (25th) day of the month immediately preceding the Offering Commencement Date and any Subscription received after such date shall be deemed to be an enrollment in the next following Offering.

2.10. Exchange Act
“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.11. Fair Market Value

The “Fair Market Value” of a share of Stock on a given day shall be determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, (a) for any date of determination except the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (b) for the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system on the Purchase Date, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.12. Offering

“Offering” shall mean the quarterly offering of the Company’s Stock, the duration of which shall not exceed twenty seven (27) months.

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2.13. Offering Commencement Date

“Offering Commencement Date” shall mean June 1, 2001 and, unless determined otherwise by the Committee, the first day of each calendar quarter thereafter.

2.14. Offering End Date

“Offering End Date” shall mean the day preceding the first annual anniversary of the Offering Commencement Date, unless determined otherwise by the Committee prior to the Offering Commencement Date or such date as determined pursuant to Section 6.04.

2.15. Participant

“Participant” shall mean an Eligible Employee who has elected to participate in an Offering by entering a Subscription during the Enrollment Period for such Offering.

2.16. Participating Company

“Participating Company” shall mean each Corporate Affiliate as may be authorized from time to time by the Committee to extend the benefits of the Plan to their Eligible Employees and set forth in Appendix A of this Plan. The Committee may determine that some Eligible Employees of a Participating Company shall not be offered participation in the Plan.

2.17. Plan

“Plan” shall mean the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for International Employees, as amended from time to time.

2.18. Purchase Date

“Purchase Date” shall mean with respect to any Offering, the last day of each calendar quarter (or such other dates determined by the Committee prior to the Offering Commencement Date or pursuant to Section 6.04) during the period beginning with the Offering Commencement Date for such Offering and ending with the Offering End Date; provided, however, if any such day is not a business day, the Purchase Date shall be the next preceding business date on which shares of Stock are traded.

2.19. Stock

“Stock” shall mean the common stock, par value US$1.00, of the Company.

2.20. Subscription

“Subscription” shall mean an Eligible Employee’s authorization for payroll deductions or contributions, as applicable, made in the form and manner specified by the Committee (which may include enrollment by submitting forms, by internet access or other electronic means). Unless withdrawn earlier in accordance with Section 6.02, each Subscription shall be in effect for the duration of the Offering to which it applies. No more than one Subscription may be in effect for an Eligible Employee during any calendar quarter.

ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility

Any individual who is an Eligible Employee on an Offering Commencement Date shall be eligible to participate in the Offering commencing on such date, subject to the terms and conditions of the Plan.

3.02. Leave of Absence

For purposes of participation in the Plan, a Participant on a leave of absence shall be deemed to be an Eligible Employee for a period of up to ninety (90) days or, if longer, during the period the Participant’s right to reinstatement as an employee or non-employee director of a Participating Company is guaranteed by statute or contract. If the leave of absence is paid, deductions authorized under any Subscription in effect at the time the leave began will continue. If the leave of absence is unpaid, no deductions or contributions will be permitted during the leave unless this provision is contrary to applicable local law. If such a Participant returns to active status within ninety (90) days or the guaranteed reemployment period, as applicable, payroll deductions or contributions, as applicable, under the Subscription in effect at the time the leave began will automatically begin again upon the Participant's return to active status, unless the Subscription has expired. If the Participant does not return to active status within ninety (90) days or the guaranteed reinstatement period, as applicable, the Participant shall be treated as having terminated service for all purposes of the Plan, unless otherwise required under local law. If such terminated Participant later returns to active service as an Eligible Employee or if a Participant returns to active service as an Eligible Employee after the Subscription has expired, such individual will be eligible to participate in
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Offerings commencing after his or her new service start date by filing a Subscription during the applicable Enrollment Period for such Offering.

3.03. Restrictions on Participation

Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase Stock: (a) if, immediately after the grant, such individual would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any individual); or (b) which permits the individual’s rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time such right to purchase Stock is granted) for each calendar year in which such right is outstanding. Further, the Committee may additionally limit the number of shares of Stock or contributions per Eligible Employee made available for purchase under the Plan by Eligible Employees in certain countries, locations or Participating Companies, if necessary or advisable to avoid securities law filings, achieve tax objectives or to meet or facilitate other Company compliance objectives in particular locations outside the U.S.

Further, with respect to any Offering, in no event shall an individual be granted a right to purchase in excess of 5,000 shares of Stock, subject to adjustment pursuant to Section 10.03.

3.04. Commencement of Participation

An Eligible Employee may become a Participant in any Offering by entering a Subscription during the Enrollment Period for such Offering. Payroll deductions or contributions, as applicable, for such Offering shall commence on the applicable Offering Commencement Date and shall end on the applicable Offering End Date unless withdrawn by the Participant or sooner terminated in accordance with Article VII. Only one Subscription may be in effect with respect to any Participant at any one time.

3.05. Participation After Rehire

An Eligible Employee’s Subscription will automatically terminate on the date he or she is no longer providing service to any Participating Company. If the Eligible Employee terminates service with a Subscription in effect with respect to an Offering and is reinstated prior to the Offering End Date for that Offering, the Subscription will not be reinstated and the Eligible Employee will not be allowed to again make payroll deductions or contributions, as applicable, under such Offering. The Eligible Employee may elect to participate in Offerings commencing after his or her reinstatement date by entering a Subscription during the applicable Enrollment Period for such Offering.

3.06. Transfers

An Eligible Employee’s transfer from one Participating Company under this Plan to another, as of the time of such transfer of service, shall not terminate such Eligible Employee’s Subscription.

If an Eligible Employee transfers to the Company or a Corporate Affiliate that is not a Participating Company under this Plan at the time of such transfer of service, the individual will be treated as a terminated Participant under this Plan. The individual may become eligible to participate in the Company’s stock purchase plan for United States employees if the individual is transferred to the Company or a subsidiary or affiliate of the Company that is designated to participate in the stock purchase plan for United States employees subject to the terms and conditions set forth in that plan.

ARTICLE IV -- OFFERINGS

4.01. Quarterly Offerings

The Plan commenced with an Offering beginning on June 1, 2001 and, unless determined otherwise by the Committee, will continue in operation with a new Offering commencing on the first day of each calendar quarter thereafter. Eligible Employees may not have in effect more than one Subscription at a time.

Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by internet access or other electronic means).

A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions or contributions, as applicable, will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

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4.02. Purchase Price

The purchase price per share of Stock under each Offering shall be the lower of:

(a) 85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

(b) 85% of the Fair Market Value of the Stock on the Purchase Date.

Such purchase price may only be paid with accumulated payroll deductions or contributions, as applicable, subject to and in accordance with Article V.

ARTICLE V -- PAYROLL DEDUCTIONS

5.01. Amount of Deduction

An Eligible Employee’s Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than 1% and no more than 12% (15%, effective January 1, 2021) of Base Pay on each payday that the Subscription is in effect, unless payroll deductions are not permitted or advisable under local laws, in which case, an Eligible Employee may contribute by such other means as specified by the Committee subject to the contribution limits specified in this section.

5.02. Participant's Account

All payroll deductions or contributions, as applicable, made with respect to a Participant shall be credited to his or her recordkeeping account under the Plan unless a separate bank account is required to be set up under applicable local law. A Participant may not make any separate cash payment into such account unless required under applicable local law. Unless required by local law, no interest will accrue or be paid on any amount withheld from a Participant’s pay under the Plan or credited to the Participant’s account. Except in the case that any purchase limits set forth under the Plan would be exceeded, all amounts in a Participant’s account will be used to purchase shares of Stock and no cash refunds shall be made from such account. Upon the purchase of shares of Stock on a Purchase Date, the Participant’s account shall be reduced by the aggregate purchase price of such shares. Shares of Stock issued may be whole shares and/or fractional shares. Any amounts that are withheld but unable to be applied to the purchase of Stock because of the limitations of Section 3.03 shall be returned to the Participant without interest and will not be used to purchase shares with respect to any other Offering under the Plan.

5.03. Changes in Payroll Deductions

During an Offering, a Participant may change his or her level of payroll deduction or contributions, as applicable with respect to such Offering within the limits described in Section 5.01 in accordance with procedures established by the Committee (including, without limitation, rules relating to the frequency of such changes); provided, however, if the Participant reduces his or her payroll deductions or contributions, as applicable, to zero, it shall be deemed to be a withdrawal of the Subscription and the Participant may not thereafter participate in such Offering but must wait until the next Offering to resubscribe to the Plan. Any such discontinuance or change in level shall be effective as soon as administratively practicable.

ARTICLE VI --EXERCISE OF RIGHTS TO PURCHASE STOCK

6.01. Automatic Exercise

A Participant’s right to purchase Stock with respect to any Offering will be automatically exercised on each Purchase Date for the Offering. The right to purchase Stock will be exercised by using the accumulated payroll deductions in the Participant’s account as of each such Purchase Date or contributions, as applicable, to purchase the number of shares of Stock that may be purchased at the purchase price on such date, determined in accordance with Section 4.02. If the Participant is paid in a non-United States currency, the Participant’s accumulated payroll deductions or contributions shall be converted into United States dollars using the Conversion Rate in effect on the Purchase Date. The Participant’s account shall be reduced on each Purchase Date by the aggregate purchase price of the shares of Stock purchased on such Purchase Date.

6.02. Withdrawal From Offering

A Participant may not withdraw the accumulated payroll deductions in his or her account during an Offering unless the Committee determines otherwise for local law reasons. If the Participant withdraws his or her Subscription with respect to any Offering, the accumulated payroll deductions or contributions, as applicable, in the Participant’s account at the time the Subscription is withdrawn will be used to purchase shares of Stock at the next Purchase Date for the Offering to which the Subscription related, in accordance with Section 6.01. Notwithstanding the foregoing, in the event a Participant withdraws his or her Subscription with respect to an Offering and terminates his or her service prior to the next Purchase Date for which the Participant’s accumulated payroll deductions or contributions would be used to purchase shares of Stock, then Participant’s accumulated payroll deductions or contributions shall be refunded to Participant in accordance with Section 7.02.
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6.03. Delivery of Stock

Stock purchases under the Plan will be held in an account in the Participant’s name in uncertificated form unless certification is requested by the Participant. Furthermore, Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.

6.04. Change in Control

If pursuant to a Change in Control rights to purchase Stock are not assumed or otherwise continued in full force and effect, then each right to purchase Stock under each Offering in effect at the time of the Change in Control shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions or contributions, as applicable, of each Participant for the Offering in which such Change in Control occurs to the purchase of shares of Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Stock on the start date of the applicable Offering or (ii) the Fair Market Value per share of Stock immediately prior to the effective date of such Change in Control.

ARTICLE VII --WITHDRAWAL

7.01. Effect on Subsequent Participation

The Committee shall have the authority to decide the Participant’s eligibility to participate in any succeeding Offering if Participant withdraws from an Offering.

7.02. Termination of Employment

Upon termination of the Participant's service with a Participating Company for any reason that results in the Participant not qualifying as an Eligible Employee, any Subscription then in effect will be deemed to have been withdrawn and any payroll deductions or contributions, as applicable, credited to the Participant’s account will be promptly refunded to such Participant in the currency in which such Participant is paid by his or her Participating Company.

7.03. Effect of Hardship Rules

At the discretion of the Company, the Company may cancel or suspend a Participant from participating in the Plan if the Participant claims a hardship with respect to his/her participation in any applicable benefit program and pursuant to the applicable benefit program, the Participant cannot be permitted to continue to participate in the Plan. If cancellation or suspension is required, the Company will determine whether accumulated contributions should be refunded or may be held to purchase shares on the next Purchase Date and when the Participant will become eligible to participate in the Plan in the future.

ARTICLE VIII --STOCK

8.01. Maximum Shares

The maximum number of shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.03, shall be twelve million two hundred sixty thousand (12,260,000) shares. If the total number of shares for which rights to purchase Stock are exercised on any Purchase Date exceeds the maximum number of shares available for issuance, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions or contributions, as applicable, credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

8.02. Participant's Interest in Rights to Purchase Stock

The Participant will have no interest in Stock covered by a right to purchase Stock under the Plan until such right has been exercised.

ARTICLE IX -- ADMINISTRATION

9.01. Appointment of Committee

The Company’s Board of Directors shall appoint a Committee to administer the Plan. No member of the Committee who is not an Eligible Employee shall be eligible to purchase Stock under the Plan.

9.02. Authority of Committee

Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to adopt sub-plans
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creating additional rules and restrictions for participation and to make all other determinations deemed necessary or advisable for administering the Plan. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules and regulations regarding the handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures, participation limits and handling of stock certificates which vary with local requirements. The Committee shall also have full power and authority to determine whether, to what extent and under what circumstances any Eligible Employee’s participation in the Plan shall be cancelled or suspended as a result of applicable hardship rules or similar rules, as determined at the sole discretion of the Committee. The Committee's determination on the foregoing matters shall be conclusive. The Committee shall also have the authority to determine if and when individuals working for Corporate Affiliates organized or acquired after the Effective Date shall be eligible for participation in the Plan. The Committee may delegate to an officer its authority under this Section 9.02 to determine if and when individuals working for a Corporate Affiliate shall be eligible or ineligible for participation in the Plan.

9.03. Rules Governing the Administration of the Committee

The Company’s Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

9.04. Statements

Each Participant shall be provided with a statement of his or her account showing the number of shares of Stock held and the amount of cash credited to such account. Such statements will be provided as soon as administratively feasible following the end of each calendar quarter.

ARTICLE X -- MISCELLANEOUS

10.01. Transferability

Neither payroll deductions or contributions credited to a Participant's account nor any rights with regard to the exercise of a right to purchase Stock or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. During a Participant’s lifetime, rights to purchase Stock that are held by such Participant shall be exercisable only by that Participant.

10.02. Use of Funds

All payroll deductions or contributions, as applicable, received or held by the Participating Company under this Plan may be used by the Participating Company for any corporate purpose and the Participating Company shall not be obligated to segregate such payroll deductions or contributions, as applicable; provided, however, such amounts shall be held in trust or otherwise segregated from the Participating Company’s general assets to the extent required under local law.

10.03. Adjustment Upon Changes in Capitalization

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding rights to purchase Stock, (c) the maximum number of shares of Stock that can be purchased by a Participant with respect to any Offering and (d) the appropriate market value and other price determinations applicable to rights to purchase Stock. The Committee shall make all determinations under this Section 10.03, and all such determinations shall be conclusive and binding.

10.04. Amendment and Termination

The Company’s Board of Directors shall have complete power and authority to terminate or amend the Plan at any time and for any reason. Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participant accounts will be applied to the purchase of Stock, unless determined otherwise by the Company’s Board of Directors. Upon termination of the Plan, the Company’s Board of Directors shall have authority to establish administrative procedures regarding the exercise of outstanding rights to purchase Stock or to determine that such rights shall not be exercised.

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10.05. Effective Date

This Plan became effective as of June 1, 2001.

10.06. No Employment Rights

The Plan does not, directly or indirectly, create in any employee or class of employees or directors any right with respect to continuation of employment or service with the Company or any Corporate Affiliate, and it shall not be deemed to interfere in any way with the right of the Company or any Corporate Affiliate retaining such person to terminate, or otherwise modify, an individual's employment or service position at any time.

10.07. Effect of Plan

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each individual participating in the Plan, including, without limitation, such individual's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such individual.

10.08. Governing Law

The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

10.09. Tax Withholding

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s account balance as of a Purchase Date, before the exercise of the Participant’s right to purchase Stock is given effect on such date, the amount of any taxes which the Company reasonably determines it or any Corporate Affiliate may be required to withhold with respect to such exercise. In such event, the maximum number of Shares subject to the Participant’s purchase right (subject to the other limits set forth in this Plan) shall be purchased on the Purchase Date at the purchase price on such date with the balance of the Participant’s account (after reduction for the tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its or any Corporate Affiliate’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of a purchase right, or should the Company or any Corporate Affiliate reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of Shares acquired pursuant to the exercise of a purchase right prior to satisfaction of the holding period requirements of Section 423 of the Code (if applicable) or at any other time in respect of a Participant’s participation in this Plan, the Company or Corporate Affiliate, as the case may be, shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Corporate Affiliate reasonably determines that it or any affiliate is required to withhold with respect to such event or (ii) deduct from the Participant’s account or from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Corporate Affiliate reasonably determines that it or an affiliate is required to withhold with respect to such event.

Edwards Lifesciences Corporation I 2025 Proxy Statement C-8

APPENDIX A

LIST OF PARTICIPATING COMPANIES

Following is a list of Participating Companies as of February 13, 2025:

Edwards Legal Entity	Country of Incorporation
Edwards Lifesciences Austria GmbH	Austria
Edwards Lifesciences Pty. Limited	Australia
Edwards Lifesciences Belgium BV	Belgium
Edwards Lifesciences Comercio de Produtos Medico-Cirurgicos Ltda.	Brazil
Edwards Lifesciences (Canada) Inc.	Canada
Edwards (Shanghai) Medical Products Co., Ltd.	China
Edwards Lifesciences Colombia S.A.S.	Columbia
Edwards Lifesciences Costa Rica, S.R.L.	Costa Rica
Edwards Lifesciences Technologies CR SRL	Costa Rica
Edwards Lifesciences Czech Republic s.r.o.	Czech Republic
Edwards Lifesciences A/S	Denmark
Edwards Lifesciences SAS	France
Edwards Lifesciences Services GmbH	Germany
Edwards Lifesciences Hellas, M.E.P.E.	Greece
Edwards Lifesciences Hong Kong Limited	Hong Kong
Edwards Lifesciences (India) Private Limited	India
Edwards Lifesciences Ireland, Limited	Ireland
Innovalve Biomedical Ltd.	Israel
Edwards Lifesciences Sales (Israel) Ltd	Israel
Edwards Lifesciences Innovation (Israel) Ltd.	Israel
Edwards Lifesciences Italia S.R.L.	Italy
Edwards Lifesciences (Japan) Limited	Japan
Edwards Lifesciences Korea Co., Ltd.	Korea
Edwards Lifesciences (Malaysia) Sdn. Bhd.	Malaysia
Edwards Lifesciences Asia Pacific Sdn. Bhd.	Malaysia
Edwards Lifesciences Mexico, S.A. de C.V.	Mexico
Edwards Lifesciences B.V.	The Netherlands
BMEYE B.V.	The Netherlands
Edwards Lifesciences (New Zealand) Limited	New Zealand
Edwards Lifesciences (Poland) Sp. z.o.o.	Poland
Edwards Lifesciences (Portugal) Comércio e Distribuicao de Dispositivos Medicos, Lda.	Portugal
Edwards Lifesciences (Puerto Rico) Corporation	Puerto Rico
Edwards Lifesciences Limited Saudi Arabia	Saudi Arabia
Edwards Lifesciences (Asia) Pte. Ltd.	Singapore
Edwards Lifesciences (Singapore) Pte. Ltd	Singapore
Edwards Lifesciences (Proprietary) Limited	South Africa
Edwards Lifesciences S.L.	Spain
Edwards Lifesciences Technology S.L.U.	Spain
Edwards Lifesciences Nordic AB	Sweden
Edwards Lifesciences AG*	Switzerland
Edwards Lifesciences Technology S.A.R.L.	Switzerland
Edwards Lifesciences (Taiwan) Corporation	Taiwan
Edwards Lifesciences (Thailand) Ltd.	Thailand
Edwards Lifesciences Limited	United Kingdom
* Any individuals employed by Edwards Lifesciences AG in Russia shall not be eligible to participate in the Plan.

Edwards Lifesciences Corporation I 2025 Proxy Statement C-A-1

ADDENDUM FOR PARTICIPANTS
IN JAPAN WORKING FOR
EDWARDS LIFESCIENCES LIMITED

Effective February 20, 2014

For purposes of Eligible Employees of Edwards Lifesciences Limited, the Company’s subsidiary in Japan, the following terms shall apply and replace any similar provisions in the Plan document. To the extent there is a conflict between the terms of the Plan document and this Addendum, this Addendum shall govern. Otherwise, the terms of the Plan document shall control.

2.12 Offering

“Offering” shall mean the annual offering on July 1 of each year of the Company’s Stock, the duration of which shall not exceed twenty seven (27) months.

2.13 Offering Commencement Date

“Offering Commencement Date” shall mean July 1 of each year, unless determined otherwise by the Committee.

4.01 Annual Offerings

The Plan shall consist of annual Offering commencing on July 1 of each calendar year. Eligible Employees may not have in effect more than one Subscription at a time.

Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by internet access or other electronic means).

A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions or contributions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

Edwards Lifesciences Corporation I 2025 Proxy Statement C-A-2

ADDENDUM FOR PARTICIPANTS
IN MALAYSIA WORKING FOR
EDWARDS LIFESCIENCES (MALAYSIA) SDN. BHD AND
EDWARDS LIFESCIENCES ASIA PACIFIC SDN. BHD.

Effective February 15, 2022

For purposes of Eligible Employees of Edwards Lifesciences (Malaysia) Sdn. Bhd. and Edwards Lifesciences Asia Pacific Sdn. Bhd., the Company's subsidiaries in Malaysia, the following terms shall apply and replace any similar provisions in the Plan document. To the extent there is a conflict between the terms of the Plan document and this Addendum, this Addendum shall govern. Otherwise, the terms of the Plan document shall control.

2.12 Offering

"Offering" shall mean the annual offering on October 1 of each year of the Company's Stock, the duration of which shall not exceed twenty seven (27) months.

2.13 Offering Commencement Date

"Offering Commencement Date" shall mean October 1 of each year, unless determined otherwise by the Committee.

4.01 Annual Offerings

The Plan shall consist of annual Offerings commencing on October 1 of each calendar year. Eligible Employees may not have in effect more than one Subscription at a time.

Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by internet access or other electronic means).

A Subscription that is in effect on an Offering End Date will automatically be deemed to a be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions or contributions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless change in advance by the Participant in accordance with Section 5.03.

Edwards Lifesciences Corporation I 2025 Proxy Statement C-A-3

ADDENDUM FOR PARTICIPANTS
IN SOUTH AFRICA WORKING FOR
EDWARDS LIFESCIENCES (PROPRIETARY) LIMITED

Effective February 15, 2022

For purposes of Eligible Employees of Edwards Lifesciences (Proprietary) Limited, the Company’s subsidiary in South Africa, the following terms shall apply and replace any similar provisions in the Plan document. To the extent there is a conflict between the terms of the Plan document and this Addendum, this Addendum shall govern. Otherwise, the terms of the Plan document shall control.

2.12 Offering

“Offering” shall mean the annual offering on July 1 of each year of the Company’s Stock, the duration of which shall not exceed twenty seven (27) months.

2.13 Offering Commencement Date
“Offering Commencement Date” shall mean July 1 of each year, unless determined otherwise by the Committee.

4.01 Annual Offerings

The Plan shall consist of annual Offering commencing on July 1 of each calendar year. Eligible Employees may not have in effect more than one Subscription at a time.

Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by internet access or other electronic means).

A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions or contributions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

Edwards Lifesciences Corporation I 2025 Proxy Statement C-A-4

ADDENDUM FOR PARTICIPANTS
IN SAUDI ARABIA WORKING FOR
EDWARDS LIFESCIENCES LIMITED SAUDI ARABIA

Effective March 13, 2023

For purposes of Eligible Employees of Edwards Lifesciences Limited Saudi Arabia, the Company’s subsidiary in Saudi Arabia, the following terms shall apply and replace any similar provisions in the Plan document. To the extent there is a conflict between the terms of the Plan document and this Addendum, this Addendum shall govern. Otherwise, the terms of the Plan document shall control.

2.12 Offering

“Offering” shall mean the annual offering on July 1 of each year of the Company’s Stock, the duration of which shall not exceed twenty seven (27) months.

2.13 Offering Commencement Date

“Offering Commencement Date” shall mean July 1 of each year, unless determined otherwise by the Committee.

4.01 Annual Offerings

The Plan shall consist of annual Offering commencing on July 1 of each calendar year. Eligible Employees may not have in effect more than one Subscription at a time.

Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by internet access or other electronic means).

A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions or contributions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

Edwards Lifesciences Corporation I 2025 Proxy Statement C-A-5

Edwards

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Go Green! To receive documents via e-mail, simply go to: www.proxypush.com/EW

Edwards Lifesciences Corporation

Annual Meeting of Stockholders

Thursday, May 8, 2025 10:00 AM, Pacific Time

Annual Meeting to be held via the Internet

Please visit www.proxydocs.com/EW for more details and to view the proxy materials

Internet:

www.proxypush.com/EW

- Cast your vote online
- **Have your Proxy Card/Voting Form ready**
- Follow the simple instructions to record your vote

Phone:

1-866-892-1604

- Use any touch-tone telephone
- **Have your Proxy Card/Voting Form ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card/Voting Form
- Fold and return your Proxy Card/Voting Form in the postage-paid envelope provided

You must register in advance of the meeting to attend, participate in, and vote at the meeting online at www.proxydocs.com/EW

This proxy is being solicited on behalf of the Board of Directors of Edwards Lifesciences Corporation

The undersigned hereby appoints Bernard J. Zovighian and Nicholas J. Valeriani (together, the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Edwards Lifesciences Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given with respect to said meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION.

This proxy will also serve to instruct the trustee of Edwards Lifesciences Corporations 401(k) Savings and Investment Plan and the Edwards Lifesciences Technology SARL Retirement Savings Plan (formerly known as the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan) (together, the "Plans") to vote in accordance with the instructions on the reverse side all shares held for the undersigned in the Plans. For shares held in the Plans, voting instructions submitted over the Internet, by telephone or by mail must be received by the Plan's trustee by 11:59 p.m. ET on May 5, 2025. The Plan's trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Edwards

Edwards Lifesciences Corporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL PROPOSALS BEING PRESENTED

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	AGAINST	ABSTAIN	
	1.01 Leslie C. Davis	☐	☐	☐	FOR
	1.02 David T. Feinberg, MD	☐	☐	☐	FOR
	1.03 Kieran T. Gallahue	☐	☐	☐	FOR
	1.04 Leslie S. Heisz	☐	☐	☐	FOR
	1.05 Paul A. LaViolette	☐	☐	☐	FOR
	1.06 Steven R. Loranger	☐	☐	☐	FOR
	1.07 Ramona Sequeira	☐	☐	☐	FOR
	1.08 Nicholas J. Valeriani	☐	☐	☐	FOR
	1.09 Bernard J. Zovighian	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐	FOR
3.	Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐	FOR
4.	Approval of the Amendment and Restatement of the Company's 2001 Employee Stock Purchase Plan for United States Employees (the "U.S. ESPP") to Increase the Total Number of Shares of Common Stock Available for Issuance under the U.S. ESPP by 4,200,000 Shares	☐	☐	☐	FOR
5.	Approval of the Amendment and Restatement of the Company's 2001 Employee Stock Purchase Plan for International Employees (the"International ESPP") to Increase the Total Number of Shares of Common Stock Available for Issuance under the International ESPP by 1,460,000 Shares	☐	☐	☐	FOR

You must register in advance of the meeting to attend the meeting online at www.proxydocs.com/EW
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy Card/Voting Instruction Form. You may hold Edwards shares in multiple accounts and therefore receive more than one Proxy Card or Voting Instruction Form and related materials. Please vote EACH Proxy Card and Voting Instruction Form that you receive.

Signature (and Title if applicable) Date

Signature (if held jointly) Date